As filed with the Securities and Exchange Commission on December 22, 2020

Registration Statement No. 333-251276

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Power REIT

(Exact name of registrant as specified in its governing instruments)

301 Winding Road

Old Bethpage, New York 11804

(212) 750-0371

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David H. Lesser

Chairman and Chief Executive Officer

Power REIT

301 Winding Road

Old Bethpage, New York 11804

(212) 750-0371

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Patrick J. Egan, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount of Shares to be Registered	Proposed Maximum Aggregate Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Non-transferable Rights to purchase (2)	—	$—	—	(3)	—

Common Shares, $0.01 par value per share, underlying Rights (2)	2,022,139	$27.73	$56,073,914		$6,117.67
Total	2,022,139	$27.73	$56,073,914		$6,117.67	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price paid per share of common stock as reported on the NYSE American, LLC on December 10, 2020, in accordance with Rule 457(c).
(2)	This registration statement registers (i) non-transferable subscription rights to purchase common shares $0.01 par value per share of Power REIT (the “Registrant”), which subscription rights are to be issued to holders of the Registrant’s common shares and holders of the Registrant’s options on a pro rata basis without consideration, and (ii) the shares of the Registrant’s common shares issuable upon the exercise of such non-transferable subscription rights.
(3)	The non-transferable Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Rights being offered hereby because the Rights are being registered in the same registration statement as the securities being offered upon exercise of the Rights.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2020

Power REIT

Rights to Purchase up to 2,022,139 Common Shares at $26.50 per share and the Common Shares issuable upon the exercise of those Rights

We are distributing, at no charge, to holders of our outstanding common shares, $0.01 par value per share (the “Common Shares”) and to certain holders of outstanding options to purchase our Common Shares, non-transferable subscription rights, which we refer to as the “Rights,” to purchase in the aggregate up to 2,022,139 of our Common Shares at a cash subscription price of $26.50 per whole share. We refer to the offering of our Common Shares through the Rights as the “Rights Offering.”

In the Rights Offering, you will receive one (1) Right for each one (1) of our Common Shares you held as of 5:00 p.m. Eastern Time, on December 28, 2020, the record date for the Rights Offering. If you hold options to purchase our Common Shares, you will also receive one (1) Right for each one (1) of our Common Share that you could purchase as of 5:00 p.m. ET on the record date by exercising your options. You will not need to exercise your options in order to receive Rights.

Each Right will entitle you to purchase one (1) of our Common Shares at a subscription price of $26.50 per whole share. The subscription price was determined by our Board of Trustees. We will not issue fractional shares in the Rights Offering. You will not receive any Rights in our Rights Offering unless you held, as of 5:00 p.m. ET on the record date, our Common Shares or options to purchase our Common Shares. Additionally, holders of Rights may over-subscribe for additional shares of our Common Shares, although we cannot assure you that we will fill any over-subscriptions.

You may exercise your Rights at any time beginning on the effective date of this prospectus and before the expiration of the Rights Offering, on January 22, 2021 at 5:00 p.m., Eastern Daylight Time, unless we extend the Rights Offering period, as determined at our sole discretion, for up to fourteen (14) calendar days. There is no minimum number of Rights that must be exercised in this Rights Offering, no minimum number that any Rights holder must exercise, and no minimum number of Rights that we will issue at the closing of this Rights Offering. We have the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed fourteen (14) days, although we do not presently intend to do so.

We reserve the right to cancel the Rights Offering for any reason at our sole discretion any time before the expiration date. If we cancel the Rights Offering, any and all subscription payments that have been received by us will be returned as soon as reasonably possible, without interest or penalty.

We will hold the funds we receive from subscribers in a segregated account until we complete or cancel the Rights Offering.

If you have any questions or comments regarding the Rights Offering you may contact us at (212) 750-0371 or via email: ir@pwreit.com.

We are directly offering the Rights and the shares of Common Shares issuable upon exercise of the Rights. We have not engaged the services of any underwriters or selling agents. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Shares issuable upon exercise of the Rights.

Our Common Shares are traded on the NYSE American under the ticker symbol PW. The Common Shares that we issue in connection with the Rights Offering will also trade on the NYSE American under the same ticker symbol. The Rights will not be listed for trading on the NYSE American market or any other stock exchange or market. On December 21, 2020, the last reported sale price for our Common Shares was $29.61 per share. As of the record date for the Rights Offering, our company had 1,916,139 shares of Common Shares issued and outstanding and options to purchase 106,000 of our Common Shares held by option holders who will receive Rights.

Neither our Board of Trustees nor our management has made any recommendations regarding the exercise of your Rights. You may not revoke or revise any exercises of Rights once made, unless we cancel or make a fundamental change to the terms and conditions of the Rights Offering, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the Rights Offering is extended by our Board of Trustees. You should carefully read this entire prospectus and all information that we incorporate by reference before you make any investment decision. See the section in this prospectus under the caption: “Incorporation of Certain Documents by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Common Shares involves risks, including those that are described in the “Risk Factors” section beginning on page 19 of this prospectus as well as the risk factors contained in the reports or information we file with the Securities and Exchange Commission (the “SEC”), and which are incorporated by reference herein.

BECAUSE WE ARE A REAL ESTATE INVESTMENT TRUST, THERE ARE RESTRICTIONS ON THE TOTAL AMOUNT OF OUR CAPITAL STOCK THAT YOU MAY OWN AND ON TRANSFERS OF OUR CAPITAL STOCK THAT MAY IMPLICATE THESE RESTRICTIONS. SEE “DESCRIPTION OF CAPITAL STOCK.”

The date of this prospectus is December __, 2020.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and any supplement hereto. We have not authorized anyone to provide you with information different from that which is contained in this prospectus or to make representations as to matters not stated in this prospectus or any supplement hereto. If anyone provides you with different or inconsistent language, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, any securities in any jurisdiction in which it is unlawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any purchase of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. To understand this offering fully, you should read this entire document carefully, as well as the “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors included in our subsequently filed Quarterly Reports on Form 10-Q and other filings with the SEC.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. To the extent there is any inconsistency between the summaries contained herein and the actual terms of these documents, the actual terms will govern. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context requires otherwise, in this prospectus, references to “we,” “us,” “our,” the “Trust,” and the “Company” mean Power REIT and its consolidated subsidiaries, including, without limitation, Pittsburgh & West Virginia Railroad, a Pennsylvania corporation, PW Salisbury Solar, LLC, a Massachusetts limited liability company, PW Tulare Solar, LLC, a California limited liability company, PW Regulus Solar, LLC, a California limited liability company, PW CanRe of CO Holdings, LLC, a Colorado limited liability company, PW CO CanRE JAB LLC, a Colorado limited liability company, PW PWV Holdings LLC, a Delaware limited liability company, PW CO CanRE Mav 5 LLC, a Colorado limited liability company, PW CO CanRE Mav 14, LLC, a Colorado limited liability company, PW CO CanRE Sherman 6, LLC, a Colorado limited liability company, PW ME CanRe SD LLC, a Maine limited liability company, PW CO CanRE Tam 7 LLC, a Colorado limited liability company, PW CO CanRE MF LLC, a Colorado limited liability company and PW CO CanRE Tam 19 LLC, a Colorado limited liability company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information in those documents is considered part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The SEC file number for the documents incorporated by reference in this prospectus is 001-36312. The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by our Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on July 17, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on April 27, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on July 29, 2020,as amended by our Amendment to Quarterly Report on Form 10-Q/A, filed with the SEC on July 30, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on October 28, 2020;

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●

our Current Reports on Form 8-K filed with the SEC on January 29, 2020, February 6, 2020, March 20, 2020, April 30, 2020, May 1, 2020, May 8, 2020, May 15, 2020, June 24, 2020, July 29, 2020, September 18, 2020, September 21, 2020, October 16, October 28, 2020, December 7, 2020 and December 18, 2020;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 29, 2020; and

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus or a related prospectus supplement is delivered, at no cost to the requester, a copy of any or all of the information we have incorporated by reference but not delivered with the prospectus or prospectus supplement, including any exhibits that are specifically incorporated by reference in that information. To receive any such copies, please write us at Power REIT, 301 Winding Road, Old Bethpage, New York 11804 or call us at (212) 750-0371. The documents may also be accessed through our website at http://www.pwreit.com. Other than the information specifically incorporated by reference above, the information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and our Current Reports on Form 8-K contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

●	The use of proceeds from this offering.

●	We focus on acquiring and owning a portfolio of transportation, energy infrastructure and Controlled Environment Agriculture (CEA) related assets located in the United States and are subject to risks inherent in concentrating investments in the transportation, energy and CEA industries.

●	The transportation, energy and CEA industries are heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

●

Our business activities related to our CEA assets and the activities of our CEA tenants that participate in the cannabis industry, while believed to be compliant with applicable U.S. state and local laws, are currently illegal under U.S. federal laws.

●

Our revenue is dependent upon the success and economic viability of our tenants, as well as our ability to collect rent from defaulting tenants, which has and may continue to adversely impact our results of operations, and replace them with new tenants, which we may not be able to do on a timely basis, or at all.

●	We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater than we anticipate, which may impact our results of operations.

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●	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions.

●	Our ability to source acquisitions at valuations favorable to us.

●	The performance of existing investments or new investments that we may make.

●	We may not be able to generate operating cash flows sufficient to fund all of the distributions we pay to our shareholders, and, as such, we may be forced to fund distributions from other sources, including borrowings, which may not be available on favorable terms, or at all.

●	Any distributions, especially those not covered by our cash flows from operations, may reduce the amount of capital available for other purposes, including investment in properties and other permitted investments and may negatively impact the value of our shareholders’ investment.

●	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.

●	We are subject to risks associated with changes in general economic, business and political conditions, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets.

●	We may fail to continue to qualify to be treated as a REIT for U.S. federal income tax purposes, which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our Common Shares and the cash available for distributions.

During 2020, a global COVID 19 pandemic emerged which has had broad financial impact on most industries and countries. To date, the Trust has not experienced any direct impact from the COVID 19 crisis. The Trust continues to monitor COVID 19 and the potential financial implications on its assets and business plans as well as on its tenants and their ability to pay rent. There can be no assurance what ultimate impact COVID 19 will have on Power REIT on a going forward basis.

We describe risks and uncertainties that could cause our actual results and events to differ materially in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in this prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making your investment decision.

Company Overview

We are an internally managed real estate investment trust (a “REIT”) that owns a portfolio of real estate assets related to transportation, energy infrastructure and Controlled Environment Agriculture (“CEA”) in the United States. In 2019, we expanded the focus of our real estate acquisitions to include CEA properties in the United States. CEA is an innovative method of growing plants that involves creating optimized growing environments for a given crop indoors. CEA in the form of a greenhouse uses approximately 70% less energy than indoor growing, 95% less water usage [than outdoor growing], and does not have any agricultural runoff of fertilizers or pesticides. We typically enter into long-term triple net leases where our tenants are responsible for all costs related to the property, including insurance, taxes and maintenance.

Our growth strategy focuses on identifying attractive real estate opportunities that exhibit attractive risk adjusted yields on investment relative to traditional real estate sectors. We are currently focused on making new acquisitions of real estate within the CEA sector related to cannabis cultivation. We believe there will be continued strong demand for cannabis related CEA in the form of greenhouses which we believe is the sustainable business model that can produce plants at a lower cost in an environmentally friendly way. We believe a convergence of changing public attitudes and increased cannabis legalization momentum in certain states creates an attractive opportunity to invest in cannabis related real estate. We expect that acquisition opportunities will continue to expand as additional states legalize.

We believe there is strong demand for capital from licensed cannabis cultivators that do not have access to traditional financing sources such as bank debt. Our construction financing and sale leaseback solutions provide attractive financing that allows cannabis operators to add additional growing capacity and/or invest in the growth of their business. Our tenants that are cannabis operators are able to achieve strong rent coverage based on the growing capacity of their facilities and the current wholesale price of cannabis. In addition, we believe our unique and flexible lease structure for cannabis operators, which typically includes a period of higher rent in the initial years of the lease and a reset to a lower rent for the remainder of the lease term provides strong protection to our investment basis while setting the tenant up for long-term success in the event cannabis prices decrease or federal legalization of cannabis is enacted.

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Our Current Portfolio of Properties

As of the date of this prospectus, our assets consist a total of approximately 112 miles of railroad infrastructure plus branch lines and related real estate, approximately 601 acres of fee simple land leased to seven utility scale solar power generating projects with an aggregate generating capacity of approximately 108 Megawatts (“MW”), and approximately 41 acres of land with 216,278 square feet of greenhouse/processing space for medical cannabis cultivation. We are actively seeking to grow our portfolio of real estate related to CEA for food and cannabis cultivation. Below is a chart that summarizes our currently owned properties. For more information on each of the below listed properties please see BUSINESS DESCRIPTION- Our Current Portfolio Of Properties below.

Property Type/Name	Location	Acres	Size[1]	Lease Start	Term (yrs)[2]	Rent ($)	Gross Book Value
Railroad Property
P&WV (Norfolk Southern)	PA/WV/OH		112 miles	Oct-64	99	$915,000	$9,150,000

Solar Farm Land
PWSS	Salisbury, MA	54	5.7	Dec-11	22	89,494	1,005,538
PWTS	Tulare County, CA	18	4.0	Mar-13	25	32,500	310,000
PWTS	Tulare County, CA	18	4.0	Mar-13	25	37,500	310,000
PWTS	Tulare County, CA	10	4.0	Mar-13	25	16,800	310,000
PWTS	Tulare County, CA	10	4.0	Mar-13	25	29,900	310,000
PWTS	Tulare County, CA	44	4.0	Mar-13	25	40,800	310,000
PWRS	Kern County, CA	447	82.0	Apr-14	20	803,117	9,183,548
	Solar Farm Land Total	601	107.7			$1,050,111	$11,739,086

CEA (Cannabis) Property[34]
JAB - Tam Lot 18	Crowley County, CO	2.11	12,996	Jul-19	20	201,810	1,075,000
JAB - Mav Lot 1	Crowley County, CO	5.20	16,416	Jul-19	20	294,046	1,594,582
Grassland - Mav Lot 14	Crowley County, CO	5.54	26,940	Feb-20	20	354,461	1,908,400
Chronic - Sherman Lot 6	Crowley County, CO	5.00	26,416	Feb-20	20	375,159	1,995,101
Original - Mav Lot 5	Crowley County, CO	5.20	15,000	Apr-20	20	256,743	1,358,664
Sweet Dirt 495	York County, ME	3.06	35,600	May-20	20	919,849	4,917,134
Sweet Dirt 505	York County, ME	3.58	12,638	Sep-20	20	373,055	1,964,723
Fifth Ace - Tam Lot 7	Crowley County, CO	4.32	18,000	Sep-20	20	261,963	1,364,585
Monte Fiore - Tam Lot 13	Crowley County, CO	2.37	9,384	Oct-20	20	87,964	425,000
Monte Fiore - Tam Lot 14	Crowley County, CO	2.09	24,360	Oct-20	20	490,700	2,637,300
Green Mile - Tam Lot 19	Crowley County, CO	2.11	18,528	Dec-20	20	252,061	1,311,116
	CEA Total	40.58	216,278			$3,867,811	$20,551,605
Grand Total						$5,832,922	$41,440,691

[1] Solar Farm Land size represents Megawatts and CEA property size represents square feet
[2] Not including renewal options
[3] Rent represents straight line net rent
[4] Gross Book Value represents total commitment
Note: Size, Rent and Gross Book Value assume completion of approved construction

Corporate Information

We were formed as part of a reorganization and reverse triangular merger of P&WV that closed on December 2, 2011. P&WV survived the reorganization as our wholly owned subsidiary.

We have elected to be treated for tax purposes as a REIT, which means that we are exempt from U.S. federal income tax if a sufficient portion of our annual income is distributed to our shareholders, and if certain other requirements are met. In order for us to maintain our REIT qualification, at least 90% of our ordinary taxable annual income must be distributed to shareholders. However, we currently have a net operating loss of $17 million, which may reduce or eliminate this requirement.

Most of our property assets are held by direct and indirect subsidiaries. The chart below shows the organizational chart of the Trust.

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POWER REIT ORGANIZATION CHART

Certain Restrictions on Size of Holdings and Transferability

In order to assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, our Declaration of Trust provides that no person or entity may own, directly or indirectly, more than 9.9% in economic value of the aggregate of the outstanding Common Shares of Power REIT. However, our charter authorizes our Board of Trustees to exempt from time to time the ownership limits applicable to certain named individuals or entities. This provision or other provisions in our Declaration of Trust or By-laws, or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code at any time during the taxable year, (2) transferring shares of our capital stock if such transfer would result in our stock being beneficially or constructively owned by fewer than 100 persons and (3) beneficially or constructively owning shares of our capital stock if such ownership would cause us otherwise to fail to qualify as a REIT.

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This provision or other provisions in our governing documents or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. See “Risk Factors” and “Description of Capital Stock.”

Distribution Policy

Distributions declared by us will be authorized by our Board of Trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including the capital requirements of our company and meeting the distribution requirements necessary to maintain our qualification as a REIT. We cannot assure that our intended distributions will be made or sustained or that our Board of Trustees will not change our distribution policy in the future. Under some circumstances, we may be required to fund distributions from working capital, liquidate assets at prices or times that we regard as unfavorable or borrow to provide funds for distributions, or we may make distributions in the form of a taxable stock dividend. However, we have no current intention to use the net proceeds from this offering to make distributions nor do we intend to make distributions using shares of our Common Shares. We do not intend to reduce the expected distribution per share if we issue the securities contemplated in this prospectus.

Summary Risk Factors

An investment in our securities involves significant risks. You should consider carefully the risks discussed under “Risk Factors” beginning on page 19 of this prospectus before purchasing our securities. Some of these risks include:

●	your ownership interest in our company may be diluted as a result of the rights offering;

●	you must act promptly and follow all instructions carefully if you wish to exercise your Rights to purchase shares;

●	completion of the Rights Offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the Rights Offering;

●	we reserve the right to cancel the Rights Offering at any time prior to the expiration of the offering period;

●	the subscription price for our shares does not necessarily represent the value of our Company or the value of our Common Shares, and our Common Shares may trade at prices below the subscription price;

●	we may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering that could adversely affect your investment.

●	the market price of our Common Shares may be subject to significant volatility before and after the completion of our Rights Offering which could result in an unrealized investment loss for you.;

●	the Rights Offering may cause the price of our Common Shares to decrease which could result in an investment loss for you.;

●	you may not revoke your subscription and the Common Shares that you purchase in the Rights Offering may be above the market price at the expiration date which could result in an immediate loss;

●	the U.S. federal income tax treatment of the receipt of subscription rights is somewhat uncertain and it may be treated as a taxable event to holders of shares of our stock and to holders of rights or options to acquire shares of our stock:

●	our ability to pay dividends is limited by the Maryland law;

●	we may not raise enough capital we believe is required to execute our business strategy which may require us to incur additional indebtedness and which may adversely affect our financial condition and cash flow and potentially limit our ability to pay dividends on our capital stock;

●	even if we are able to execute our business strategy, that strategy may not be successful;

●	we may be unable to maintain compliance with the NYSE American LLC listing requirements, which may result in the delisting of our securities, thereby creating an illiquid market in the Common Shares;

●	while we intend to use the proceeds from this offering, if any, for general corporate purposes, including the acquisition of income generating rental properties, we may not identify or be successful in acquiring profitable properties, or our Board of Trustees, who have discretion in how to disseminate the proceeds from this offering may use the proceeds in a way that you may not necessarily agree with;

●	our ability to compete in the market;

●	the Common Shares are subordinate to our existing Series A Preferred Stock and future debt and Preferred Stock, and the interest of holders of the Common Shares could be diluted by the issuance of additional Common Shares and by other transactions, and such transactions could adversely affect the trading price of the Common Shares;

●	the ownership limitations of our Common Shares may make it more difficult for a party to acquire us or discourage a party from seeking to acquire us;

●	our financial condition and results of operations could be negatively affected if we fail to grow, fail to manage our growth or investments effectively or due to construction and development delays;

●	our consistent need of additional capital to make new investments due to our distribution of our income to our shareholders and lenders. If additional funds are unavailable or not available on favorable terms, our ability to make new investments will be impaired;

●	we are dependent on Mr. David H. Lesser, our Chief Executive Officer and Chairman for our success, and on occasion our management team may own interests in our lessees or other counterparties, and may thereby have interests that conflict or appear to conflict with the Company’s interests;

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●	some losses related to our real property assets may not be covered by insurance or indemnified by our lessees, and so could adversely affect us;

●	we may fail to remain qualified as a REIT, which would reduce the cash available for distribution to our shareholders and may have other adverse consequences;

●	our focus on non-traditional real estate asset classes including CEA, alternative energy and transportation infrastructure sectors will subject us to more risks than if we were broadly diversified to include other asset classes and in other states;

●	we, our subsidiaries and/or our various tenants who operate alternative energy and CEA business are subject to complex regulatory regimes including local, state and federal agencies, including the growth and cultivation of cannabis, which may expose us to liability should we or our tenants violate such regulations;

●	our business activities, and the business activities of our cannabis tenants, while believed to be compliant with applicable U.S. state and local laws, may be currently considered illegal under U.S. federal law and laws, regulations and the policies with respect to the enforcement of such laws and regulations affecting the cannabis industry in the United States are constantly changing, and we cannot predict the impact that future regulations may have on us; and

●	due to our indirect connection with cannabis cultivation through our tenants, we and our cannabis tenants may have difficulty accessing the service of banks, which may make it difficult for us and for them to operate.

THE RIGHTS OFFERING

The following summarizes the material terms of this offering. For a more complete description of the terms of the Rights Offering to acquire our Common Shares, see “Description of Capital Stock” in this prospectus.

Issuer	Power REIT, a Maryland Real Estate Investment Trust

Securities Offered	We are distributing, at no charge, to holders of our outstanding Common Shares and to holders of outstanding options to purchase shares of our Common Shares, non-transferable subscription rights (which we refer to as the “Rights”) to purchase in the aggregate up to 2,022,139 shares of our Common Shares, $0.01 par value per share. You will receive one (1) Right for each one (1) share of our Common Shares you hold as of 5:00 p.m. ET on the record date. If you hold options to purchase our Common Shares, you will also receive one (1) Right for each one (1) of our Common Shares that you could purchase as of 5:00 p.m. ET on the record date. You will not need to exercise your options in order to receive Rights. Each Right will entitle you to purchase one of our Common Shares.

Rights Granted	As of the Record Date, we had 1,916,139 Common Shares outstanding. As of the record date, we had outstanding options to purchase 106,000 shares of our Common Shares for which the option holders will receive Rights. Accordingly, we will issue a total of 2,022,139 Rights.

Subscription Price

The subscription price is $26.50 per whole share, payable in cash. The subscription price was determined by our Board of Trustees based upon historical and current trading prices of our Common Shares, as well as current trends and conditions in capital markets. To be effective, any payment related to the exercise of a Right must be received by us before the expiration of the Rights Offering as described below.

After the date of this prospectus, our Common Shares may trade at prices below the subscription price. In that event, our Board of Trustees may change the subscription price of this Rights Offering or determine to cancel or otherwise alter the terms of the Rights Offering.

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Record Date	5:00 p.m., Eastern Time, on December 28, 2020.

Expiration of the Offering Period	5:00 p.m., Eastern Time, on January 22, 2021. We may extend, in our sole discretion, the expiration of the offering period for exercising your Rights for a period not to exceed fourteen (14) calendar days.

No Minimum Requirements	There is no minimum purchase requirement for closing this Rights Offering, and no minimum purchase requirement for any subscription rights holder.

Over-Subscription Privilege	Each holder of a Rights who elects to subscribe for the total amount of shares available to it may also subscribe for additional shares at the same subscription price per share. If an insufficient number of shares is available to fully satisfy the over-subscription privilege requests, the available shares will be distributed proportionately among rights holders who exercised their over-subscription privilege based on the number of shares each rights holder subscribed for under the basic subscription right and the number of rights held, subject to certain limitations related to REIT qualification. Power REIT will return any excess payments by mail without interest or deduction promptly after the expiration of the Rights Offering.

Use of Proceeds:	We intend to use the net proceeds from the Rights Offering to acquire real property assets, in particular real estate within the CEA sector, and to fund our subsidiaries. We may also use sale proceeds to retire all or a portion of any debt we incur, to redeem any outstanding preferred stock, or for working capital purposes, including the payment of distributions, interest and operating expenses, although there is currently no intent to issue securities primarily for this purpose. See “Use of Proceeds.”

No Fractional Shares	We will not issue any fractional shares in the Rights Offering. You may only exercise your Rights to purchase shares in whole numbers.

Non-transferability of Rights Except in Limited Circumstances	The Rights that we issue in the Rights Offering may not be sold, transferred or subject to any other disposition except in limited circumstances described in the next sentence. Power REIT will allow the transfer of Rights to affiliates of the owner. Please contact us at 212 750-0371 or ir@pwreit.com to coordinate such approval. All such assignments must be approved by Power REIT in its sole and absolute discretion and the holder of the Right must present to Power REIT satisfactory evidence of the affiliated party relationship. See the section in this prospectus under the caption: “The Rights Offering—Non-transferability of Rights Except in Limited Circumstances.”

No Board Recommendation	Our Board of Trustees is making no recommendation regarding your exercise of the Rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your Rights. See the section in this prospectus under the caption: “Risk Factors” for a discussion of some of the risks related to exercising your Rights and investing in our Common Shares.

No revocation	Except in the event we make a fundamental change to the terms and conditions of our Rights Offering, your exercise of Rights will be irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Shares falls below the subscription price of $26.50 per whole share. Your exercise of the Rights will also remain irrevocable if the authorized period for the Rights Offering is extended by our Board of Trustees. You should not exercise your Rights unless you are certain that you wish to purchase shares of our Common Shares at the subscription price of $26.50 per whole share.

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Extension	We reserve the right to extend the Rights Offering period for a period not to exceed fourteen (14) calendar days. If we decide to extend the Rights Offering period, we will issue a press release announcing the extension in advance of the expiration of the Rights Offering period. We may also extend the duration of the Rights Offering period if applicable law or regulations require us to do so. Our Board of Trustees has broad discretion regarding any and all determinations whether or not to extend the Rights Offering period. See the section in this prospectus under the caption: “The Rights Offering —Expiration Date, Extension, and Amendments.”

Cancellation	Our Board of Trustees may at its sole discretion cancel the Rights Offering at any time before the expiration of the Rights Offering period. If we cancel the Rights Offering, we will issue a press release notifying all of our securityholders of the cancellation. If we cancel the Rights Offering, we will promptly return all subscription payments, without interest or penalty, as soon as reasonably possible after the cancellation date. See the section in this prospectus under the caption: “The Rights Offering—Expiration Date, Extension, and Amendments.”

Amendment	Our Board of Trustees reserves the right to amend or modify the terms of the Rights Offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation in the Rights Offering. See the section in this prospectus under the caption: “The Rights Offering—Expiration Date, Extension, and Amendments.”

Fundamental Changes	If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, if you have subscribed to purchase shares in the Rights Offering and request a refund, we will issue the refund to you and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the Rights Offering period in connection with any post-effective amendment, we will allow holders of Rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment registration statement. In such event, we will issue a press release announcing the changes to the Rights Offering and the new expiration date. See the section in this prospectus under the caption: “The Rights Offering—Expiration Date, Extension, and Amendments.”

Procedures for Exercising Rights

To exercise your Rights, you must complete the Rights Subscription Agreement and deliver it to us before the expiration of the offering period. Your subscription must include full payment for the exercise of all of your Rights that you wish to exercise. For details regarding the procedure and requirements for exercising your Rights, see the section in this prospectus under the caption: “The Rights Offering—Method of Exercising Rights.”

You may deliver the subscription documents and payments by mail or overnight commercial carrier. If regular mail is used for this purpose, we recommend that you use registered mail, properly insured, with return receipt requested.

Minimum Subscription Requirement	We have not set any minimum subscription amount for a shareholder. You may exercise your Rights in the full amount of your allocation or in any partial amount that you determine. You may also choose not to exercise any of your Rights.

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No Obligation to Participate in the Rights Offering	You are under no obligation to exercise your Rights to subscribe for any shares in the Rights Offering. If you choose not to participate in the Rights Offering, you do not have to take any special action to decline to participate.

Procedures for Participating in the Over-Subscription Privilege	To participate in the Over-Subscription Privilege, you must complete the “Over-Subscription Section” of the Rights Subscription Agreement indicating the number of shares you would like to subscribe for in addition to the fully subscribed shares pursuant to your Rights. The Rights Subscription Agreement, along with the Control Letter and full payment for all shares being subscribed for must be delivered to us before the expiration of the offering period. Your subscription must include full payment for the exercise of all of your Rights and desired over-Subscription Privilege that you wish to exercise. For details regarding the procedure and requirements for exercising your Rights, see the section in this prospectus under the caption: “The Rights Offering—Method of Exercising Rights”

Over-Subscription Privilege Closing	The transactions contemplated by the Over-Subscription Privilege will close as soon as practical and substantially simultaneously with the completion of the Rights Offering.

Common Shares Outstanding as of the Record Date	1,916,139 of our Common Shares were outstanding as of the record date. In addition, as of the record date, we had outstanding options to purchase 106,000 shares of our Common Shares.

Common Shares Outstanding After Completion of the Rights Offering	Upon completion of the Rights Offering, we will have up to 3,938,278 of Common Shares issued and outstanding assuming all Rights are exercised and shares are issued pursuant to the Rights Offering.

Delivery of Shares	Any shares you elect to purchase in the Rights Offering will be recorded in book-entry as shares held by you with our Transfer Agent pursuant to instructions in the Rights Subscription Agreement. Thereafter, the shares should be available for delivery to you or your broker as soon as reasonably possible following the closing of the Rights Offering.

Market for Common Shares	Our Common Shares trade on NYSE American under the ticker symbol: PW.

U.S. Federal Income Tax Considerations	We expect that the distribution of Rights to U.S. holders of our Common Shares or of rights to acquire our Common Shares should be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder. However, there is a lack of authority addressing the application of the Code to distributions of Rights and your receipt of Rights may be treated as a taxable distribution. We urge you to consult with your own tax advisor regarding the facts and circumstances of your own tax situation. See, “Risk Factors—The receipt of Rights may be treated as a taxable distribution to you.” See also, “Material U.S. Federal Income Tax Considerations in this prospectus.”

Foreign Holders of Registered Common Share Certificates

We will not mail Rights certificates to you if your address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.

Foreign securityholders will receive written notice of the Rights Offering. We will hold the Rights to which those subscription certificates pertain for those securityholders’ accounts until instructions are received to exercise the Rights, subject to applicable law.

Risk Factors	If you are considering making an investment by exercising Rights in the Rights Offering, you should carefully read the risks and other information set forth in this prospectus in the section under the caption: “Risk Factors” beginning on page 19 of this prospectus. You should also carefully review the documents incorporated by reference into this prospectus, and the risks that we discuss in other sections of this prospectus.

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Questions	We answer some of the common questions that we anticipate securityholders may ask about the Rights Offering in the section below. See the section in this prospectus under the caption: “Questions and Answers About the Rights Offering.” You may also contact us if you have any questions at: 212 750-0371 or ir@pwreit.com.

Receipt of Funds	Power REIT will hold the funds we receive from subscribers in a separate account non-interest bearing until we complete or cancel the Rights Offering. If you wish to participate in the Rights Offering, you must submit all of your subscription documents to us in a timely manner and assure receipt of payment by us prior to the expiration of the Rights Offering.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of common questions that we expect to receive from securityholders and their representatives regarding our Rights Offering. The following questions and answers are inherently limited in scope and do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents that we incorporate by reference herein contain many details regarding the terms and conditions of our Rights Offering and provide additional information about us and our business, including potential risks related to subscribing for shares in our Rights Offering, our Common Shares and our business.

What is the Rights Offering?

The Rights Offering is our distribution, at no charge, to holders of our outstanding Common Shares and to certain holders of outstanding options, of non-transferable Rights to purchase additional Common Shares. The price for exercise of the Rights and subscription for the purchase of our Common Shares is $26.50 per whole share, which was set by our Board of Trustees. There is no charge to securityholders related to the distribution of the Rights. All references in this prospectus to the Rights Offering subscription price of $26.50 per share refer to the price per whole share.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to offer existing holders of our Common Shares the ability to participate in providing capital to the Trust on a non-dilutive basis. The proceeds are intended to be used primarily to finance acquisitions from a significant pipeline of candidates with any net proceeds not so utilized to be used for general working capital purposes. See the section of this prospectus under the caption: “Use of Proceeds.”

Who may participate in our Rights Offering?

Only securityholders of our Company as of 5:00 pm Eastern Daylight Time on the record date of December 28, 2020, may participate in the Rights Offering.

How many Rights will I receive and how many shares can I purchase?

We will grant you one (1) Right for each of our Common Shares you held as of 5:00 p.m. Eastern Daylight Time, on December 28, 2020, the Record Date for the Rights Offering. If you hold options to purchase Common Shares, you will also receive one (1) Right for each one (1) of our Common Shares that you could purchase as of 5:00 p.m. ET on the Record Date by exercising your options. You will not need to exercise your options in order to receive Rights. Each Right will entitle you to purchase one (1) of our Common Shares at a subscription price of $26.50 per whole share. At your own choosing, you may exercise some or all of your Rights. You may also elect not to exercise any Rights at all.

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How many option holders are receiving Rights?

As of the Record Date, we had outstanding options to purchase 106,000 of our Common Shares for which the option holders will receive Rights. Option holders will not need to exercise their options in order to receive Rights.

Will I be charged a sales commission or a fee if I exercise my subscription rights?

We will not charge a brokerage commission or a fee to subscription rights holders for exercising their subscription rights.

Am I required to subscribe in the Rights Offering?

No. If you do not exercise any Rights, the number of our Common Shares you own will not change. However, if you choose not to exercise your Rights, your ownership interest in us will be diluted to a greater extent compared to the ownership interests of holders who exercise their subscription rights. See “Risk Factors—Shareholders who do not fully exercise their rights will have their interests further diluted compared to shareholders who do exercise their rights.”

What is the Over-Subscription Privilege?

The Over-Subscription Privilege entitles you, if you fully exercise your Rights and subject to certain limitations related to REIT qualification, to subscribe for additional shares of our Common Shares at the same Rights Offering subscription price per share if any shares are not purchased by other holders of Rights as of the expiration date.

When do I need to exercise an over-subscription privilege?

You must indicate the amount of over-subscription privilege at the same time you exercise your Rights and include full payment along with all required documentation.

What if there are an insufficient number of Common Shares to satisfy the Over-Subscription Requests?

We will be able to satisfy your exercise of the Over-Subscription Privilege only to the extent other holders of Rights do not fully exercise their Rights. If sufficient Common Shares are available, we will honor the over-subscription requests in full.

If there are not enough Common Shares available to satisfy all subscriptions made under the over-subscription privilege, we will allocate the remaining Common Shares pro rata, among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our Common Shares that you and the others seeking over-subscription owned as of the Record Date. If there is a pro-rata allocation of the remaining Common Shares and you receive an allocation of a greater number of shares than you subscribed for under your over-subscription privilege or a number of shares in excess of the 9.9% ownership limit (the “Ownership Limit”), then we will allocate to you only the number of shares for which you subscribed or that would not be in excess of the Ownership Limit. We will allocate the remaining shares among all other holders exercising their Over-Subscription Privileges.

Power REIT reserves the right to determine how the pro-ration will be handled in its sole discretion. Only holders of Common Shares on the record date who exercise in full all Rights issued to them are entitled to participate in the over-subscription privilege.

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Return of excess payment for Over-Subscription Privilege

If you exercised your Over-Subscription Privilege and are allocated less than all of the shares of our Common Shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest or deduction, as soon as practicable after the expiration date of the Rights Offering.

Are there any limits on the number of shares I may purchase in the Rights Offering or own as a result of the Rights Offering?

Yes. A stockholder may not own more than 9.9% of our issued and outstanding Common Shares after giving effect to such stockholder’s purchase under the basic subscription privilege and the over-subscription privilege unless we waive the limitation and such ownership does not result in the loss of our REIT status.

Will fractional shares of Common Shares be issued upon exercise of the Rights?

No. We will not issue fractional shares of Common Shares.

What if I own my shares through a brokerage account or similar nominee account?

If you hold your shares in the name of a broker, dealer, bank or other nominee and you wish to participate in the Rights Offering and purchase our Common Shares, you should complete and return to your Rights Subscription Form along with payment in full for the number of Rights you are entitled to subscribe for or some lesser amount directly to us. DO NOT SEND THE RIGHTS SUBSCRIPTION AGREEMENT AND PAYMENT TO YOUR BROKER, DEALER, BANK OR OTHER NOMINEE UNLESS YOU ARE SIMPLY INSTRUCTING THEM TO FORWARD THEM TO US. You should receive the form from your broker, dealer, bank or other nominee with the other Rights Offering materials. We assume no responsibility in respect of the timely administration of your broker, dealer, bank or other nominee to perform its obligations on your behalf.

How was the subscription price determined?

The subscription price of $26.50 per share was determined by our Board of Trustees. In making its determination, the Board of Trustees considered many factors, including the historical and current trading prices of our Common Shares, as well as current trends and conditions in capital markets. The subscription price was not determined on the basis of any investment bank or third-party valuation that was commissioned by our company. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our Common Shares to be offered in the rights offering. We cannot give any assurance that our Common Shares will trade at or above the subscription price in any given time period. The Board of Trustees reserves the right, exercisable in its sole discretion, to change the subscription price of the Rights Offering or determine to cancel or otherwise alter the terms of the Rights Offering. See the section in this prospectus under the caption: “The Rights Offering—Expiration Date, Extension, and Amendments.”

May I transfer my Rights?

No. The Rights are not transferable by you except in limited circumstances. You may not sell, give away or otherwise transfer your Rights. However, Rights may be assigned to family members or family trusts or other affiliates of the holder. Please contact us at (212) 750-0371 or ir@pwreit.com to coordinate such approval. All such assignment must be approved by Power REIT in its sole and absolute discretion and the holder of the Right must present to Power REIT satisfactory evidence of the affiliated party relationship. The Rights are also subject to transfer by operation of law (such as testate or intestate succession). The sale of any of your Common Shares prior to the expiration of the Rights Offering period will not result in the transfer of any Rights.

Are there any limitations on the number of my Rights that I may exercise?

There are no restrictions on the number of your Rights that you may exercise. At your own choosing, you may exercise some or all of your Rights. You may also elect not to exercise any Rights at all.

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When can I exercise my Rights?

You may exercise your Rights at any time commencing on the effective date of this prospectus and ending at the expiration time and date of the Rights Offering period, at 5:00 p.m. Eastern Daylight Time on January 22, 2021. If you elect to exercise any Rights, we must receive all documents from you completely and properly completed, and your payment must fully clear, before the expiration of the offering period.

If your subscription exercise documentation is received by us after the expiration of the Rights Offering period, we may, in our sole discretion, make an accommodation to accept your subscription, but we shall not be under any obligation to do so.

See the section in this prospectus under the caption: “The Rights Offering” for further information regarding the requirements and procedures for exercising your Rights.

How do I exercise my Rights?

If you wish to participate in the Rights Offering, you must deliver all of the following to us before the expiration of the Rights Offering (and funds must clear) prior to 5:00 p.m., Eastern Daylight Time, on January 22, 2021:

1.	The properly completed and signed Rights Certificate/Rights Subscription Agreement.
2.	A copy of the Control Letter which includes your name, address, rights total and control number.
3.	Payment of the Subscription Price in full for each of our Common Shares subscribed for pursuant to the Rights including payment for any desired shares pursuant to the over-subscription privilege, payable to Power REIT, as indicated in the Prospectus.

Where do I deliver my forms and the payment for exercise of the Rights?

In order to exercise the Rights, the Rights Certificate, Rights Subscription Agreement, Control Letter and payment in full (payable to: Power REIT) must be sent to:

Power REIT

301 Winding Road

Old Bethpage, NY 11804

If you wish to wire your funds please contact us at (212) 750-0371 or ir@powerreit.com.

All deliveries to us should only be made by registered first class mail or by hand, express mail, courier or other expedited service. Please allow adequate time for delivery of your subscription to us.

We do not take any responsibility for completion of your subscription documents, Rights Subscription Agreements and payment to us. If you wish to exercise your Rights, please make sure that you properly complete all documents and that you provide responses to all requested information. If you have any questions or comments regarding completion of the materials, please contact the us at 212 750-0371 or ir@pwreit.com.

If the payment you remit does not cover the total purchase price for the number of Common Shares for which you are subscribing, or if the number of Common Shares for which you are subscribing is not properly specified, then the funds will be applied to the exercise of Rights only to the extent of the payment actually received by us.

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After I deliver my payment and Rights Subscription Agreement, may I cancel my exercise of Rights?

No. Except in the event we make a fundamental change to the terms and conditions of the Rights Offering, all exercises of Rights are irrevocable, even if you later change your mind. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Shares falls below the Rights Offering subscription price of $26.50 per share. Your exercise of the Rights will also remain irrevocable if the authorized period for the Rights Offering is extended by our Board of Trustees. See the section in this prospectus under the caption: “The Rights Offering—No Revocation or Change.”

What if I do not exercise my Rights?

If you do not exercise your Rights and we consummate the Rights Offering, your percentage ownership of our Common Shares will decrease and your voting and other equity rights will be diluted by the issuance of shares in the Rights Offering to subscribers. The more of your Rights you exercise, the less your voting and other equity rights will be diluted. If you do not exercise your Rights before the expiration of the Rights Offering period your Rights will automatically terminate.

Are there risks in exercising my Rights?

Yes. You must carefully consider all known risks of investment prior to the exercise of your Rights. The risks of investment loss apply to all subscribers. We cannot provide any assurance that the shares of our Common Shares sold at the Rights Offering subscription price of $26.50 per share will in the future maintain their value or increase in value. You should carefully read this entire prospectus and consider all of the risks described in the section of this prospectus under the caption: “Risk Factors.” You should also carefully review documents incorporated by reference into this prospectus. See the section in this prospectus under the caption: “Incorporation of Certain Documents by Reference.”

Are we requiring a minimum subscription to complete the Rights Offering?

No.

Are there any conditions to completing the Rights Offering?

No (other than this registration statement being declared effective by the SEC).

How are the shares of Common Shares delivered?

At the completion of the Rights Offering, we will issue the Common Shares in book-entry form at our Transfer Agent. We will not issue any share certificates. If you participate in the Rights Offering, you will receive a statement of ownership from our transfer agent, Corporate Issuer Solutions, Inc., reflecting the Common Shares that you have purchased in the Rights Offering after the closing of the Rights Offering.

Will my subscription payment be refunded to me if the Rights Offering is not completed?

Yes. We will hold all funds we receive in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by us will be promptly returned, without interest.

Will the subscription rights be listed on a stock exchange or national market?

The subscription rights will not be listed for trading on the NYSE American or any stock exchange or market. However, the Common Shares issued in the rights offering will be traded on the NYSE American under the symbol “PW.”

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If I live outside the United States does that affect my exercise of Rights?

For purposes of assuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus or the Rights certificates to securityholders whose addresses are outside the United States or who have an army post office or foreign post office address. If you live outside of the United States and wish to exercise your Rights, you must notify us on or before 5:00 p.m., Eastern Daylight Time, on January 19, 2021, which is three business days prior to the expiration date of the Rights Offering. See the section in this prospectus under the caption: “The Rights Offering—Foreign Shareholders.”

Will any fees or charges apply to me if I exercise my Rights?

If you wish to exercise your Rights, the only cost to you will be the payment of the subscription price for purchase of the Rights Offering shares. We will not charge any fees or commissions in connection with the issuance of the Rights to you or the exercise of your Rights for Rights Offering shares.

What are the U.S. federal income tax consequences of exercising Rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless, by way of example only, the Rights Offering is part of a “disproportionate distribution” within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe that the Rights Offering should not be treated as part of a disproportionate distribution, but that conclusion is unclear and is not binding on the IRS or the courts. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of our Common Shares. See, “Risk Factors—The receipt of Rights may be treated as a taxable distribution to you.” See also, “Material U.S. Federal Income Tax Considerations.”

Will our trustees, officers, or any significant shareholders participate in the Rights Offering?

Our trustees and officers who own our Common Shares as of the record date will be eligible to participate in the Rights Offering and the Over-Subscription Privilege. David H. Lesser (our Chairman and CEO) intends to assign his Rights to a newly formed entity that intends to participate in the Rights Offering and may participate in the Over-Subscription Privilege. We have not received any indication from any of our other Trustees, officers or other shareholders as to whether they plan to subscribe for our Common Shares in the Rights Offering

How many of our Common Shares will be outstanding after the Rights Offering?

As of the record date, we had 1,916,139 of our Common Shares issued and outstanding not including options to purchase a total of 106,000 shares. We are offering up to 2,022,139 Common Shares in the Rights Offering. If all holders of Rights subscribe for shares, we will have an aggregate of 3,938,278 Common Shares issued and outstanding following completion of the Rights Offering.

Can we extend, cancel or amend the Rights Offering?

Yes. We reserve the right to extend the Rights Offering period for a period not to exceed fourteen (14) calendar days. If we decide to extend the Rights Offering period, we will issue a press release announcing the extension in advance of the expiration of the then-effective Rights Offering period. We may also extend the duration of the Rights Offering period if applicable law or regulations require us to do so. Our Board of Trustees has broad discretion regarding any and all determinations whether or not to extend the Rights Offering period. The Board of Trustees may also cancel the Rights Offering at any time before the expiration of the Rights Offering for any reason. In addition, we may amend or modify the terms of the Rights Offering for any reason. See the section in this prospectus under the caption: “The Rights Offering—Expiration Date, Extension, and Amendments.”

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What happens if the Rights Offering is not fully subscribed by our securityholders?

If the Rights are not fully subscribed for, remaining shares will be available to holders of Rights who elected to participate in the Over-Subscription Privilege. The total number of Common Shares issued between the subscription for Rights and the Over-Subscription Privilege will dictate the total amount of capital raised and the number of Common Shares outstanding upon completion of the Rights Offering. Accordingly, we may raise less than the total amount of shares contemplated by the Rights Offering which will result in lower proceeds available to us.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact us at 212 750-0371 or ir@pwreit.com.

RISK FACTORS

An investment in our Common Shares involves a high degree of risk. In addition to other information in this prospectus, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as other information and data set forth in this prospectus and the documents incorporated by reference herein before making an investment decision with respect to participating in the Rights Offering. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects, which could cause you to lose all or a significant portion of your investment in the Common Shares.

Risks Relating to the Rights Offering

Your ownership interest in our company may be diluted as a result of the rights offering.

Common shareholders who do not fully exercise their respective subscription rights should expect that they will, at the completion of the Rights Offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their basic subscription rights.

You must act promptly and follow all instructions carefully if you wish to exercise your Rights to purchase shares.

If you wish to purchase Common Shares in our Rights Offering, you must promptly act to complete and properly deliver all applicable documentation and certificates, and assure that payment for your subscription is received by us prior to the expiration of the Rights Offering at 5:00 p.m., Eastern Daylight Time on January 22, 2021. The time available during which you may exercise your Rights is very limited. If you do not properly complete and sign your Rights Subscription Agreement, or if you deliver late or deficient payment, or if you do not properly follow the procedures applicable to the exercise of your Rights, we may at our discretion either reject your subscription in its entirety or accept only the portion of your subscription corresponding to the amount of payment actually received. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We have no obligation to contact you or any broker, dealer, bank or other nominee that holds your Common Shares on your behalf regarding any deficiencies or delays. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and if they follow the applicable procedures pertaining to exercise of your Rights. The risk of delivery of all documents and payments is borne solely by you or your nominee who holds your Common Shares and not by us.

Completion of the rights offering is not subject to us raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the rights offering.

Completion of the rights offering is not subject to us raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set. Investors should not rely on the success of the rights offering to address our need for funding. Therefore, if you exercise the basic subscription privilege or the over-subscription privilege, you may be investing in a company that continues to desire additional capital.

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We reserve the right to cancel the Rights Offering at any time prior to the expiration of the offering period.

We reserve the right, exercisable at our sole determination at any time prior to the expiration of the offering period, to cancel and terminate the Rights Offering. If we cancel and terminate the Rights Offering, we will not have any obligation to you other than to return payments for your subscription. The return of your payments in the event of cancellation of the Rights Offering will be made without charge of any interest, penalties or deductions. If we terminate the Rights Offering and you have not exercised any Rights, such Rights will expire worthless.

The subscription price for our shares does not necessarily represent the value of our Company or the value of our Common Shares, and our Common Shares may trade at prices below the subscription price.

Our Rights Offering subscription price was set by our Board of Trustees at $26.50 per share. The subscription price was determined by our Board of Trustees based upon historical and current trading prices of our Common Shares, as well as current trends and conditions in capital markets. The subscription price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the subscription price as an indication of the value of our company or any inherent value of our Common Shares. After the date of this prospectus, our Common Shares may trade at prices below the Rights Offering subscription price. We do not intend to change the Rights Offering subscription price in response to changes in the trading price of our Common Shares prior to the closing of the Rights Offering.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering that could adversely affect your investment.

Our Board of Trustees reserves the right to amend or modify the terms of the Rights Offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our securityholders in the Rights Offering. If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each securityholder subscribing to purchase shares in the Rights Offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the Rights Offering period in connection with any post-effective amendment, we will allow holders of Rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new expiration date. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your subscription payment, the amendment may nonetheless adversely affect your Rights and any prospective return on your investment.

The market price of our Common Shares may be subject to significant volatility before and after the completion of our Rights Offering which could result in an unrealized investment loss for you.

The market price of our Common Shares could be subject to significant volatility before and after the completion of our Rights Offering due to many factors that we cannot control. Some of these factors include, for example, competitive pressures, the unpredictably of orders from customers, industry trends and general economic conditions. If you elect to participate in the Rights Offering, your subscription price may be higher than the market price after the Rights Offering completion date. That could result in an immediate unrealized investment loss for you. We can provide no assurance or guarantees that you will be able to sell your Common Shares at a price equal to or greater than the Rights Offering subscription price.

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The Rights Offering may cause the price of our Common Shares to decrease which could result in an investment loss for you.

The Rights Offering may cause a decrease in the market price of our Common Shares. The decrease in the market price of the Common Shares may continue after the completion of the Rights Offering. Future prices of the shares of the Common Shares may adjust negatively depending on various factors, including future losses or speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets. Following the exercise of your Rights, you may not be able to sell your Common Shares at a price equal to or greater than the Rights Offering subscription price which could result in an investment loss for you.

Our management will retain broad discretion over the use of the proceeds from the Rights Offering; utilization of the proceeds may not increase the value of our company.

While we currently intend to use the net proceeds from the Rights Offering to acquire additional properties in our pipeline of candidates with any net proceeds not so utilized to be used for general working capital purposes, our management team will have broad discretion to allocate the proceeds from the Rights Offering as circumstances warrant. In addition, there is no assurance that utilization of the proceeds will increase the value of our company and/or your investment.

You may not revoke your subscription and the Common Shares that you purchase in the Rights Offering may be above the market price at the expiration date which could result in an immediate loss.

The subscription price for the exercise of your Rights has been set by the Board of Trustees on the record date for the Rights Offering. The market price of our Common Shares on the offering expiration date will not be known on the record date. After you exercise your Rights, you may not revoke your subscription unless the Rights Offering is fundamentally amended or cancelled by the Board of Trustees. If our Board of Trustees extends the expiration date of the Rights Offering without any fundamental amendment, you will not be able to revoke your subscription. Our Common Shares trade on the NYSE American under the ticker symbol PW, and the last reported sales price of our Common Shares on December 21, 2020 was $29.61 per share. If you exercise your Rights and the public trading market price of our Common Shares thereafter decreases below the Rights Offering subscription price of $26.50 per share, you will buy our Common Shares at a price above the trading market price. In such event, you would incur an immediate paper loss with respect to your investment.

You may be required to allocate a portion of your tax basis in our Common Shares to the Rights received in the Rights Offering.

If you determine that the value of the Rights equals or exceeds 15% of the fair market value of our Common Shares on the date we distribute the Rights to you, you will be required to allocate a portion of your tax basis in your Common Shares to the Rights we distribute to you in the Rights Offering. We will not undertake any appraisal regarding the fair market value of the Rights. See the section in the prospectus under the caption: “Material U.S. Federal Income Tax Considerations” for further information on the tax treatment of the Rights Offering.

You will not have any rights in the shares of Common Shares that you purchase until you actually receive such Common Shares.

You will not have any rights in the Common Shares that you purchase in the Rights Offering until such Common Shares are actually issued and received by you. We intend to issue the shares as soon as reasonably possible after the expiration of the Rights Offering, however, there may be a delay between the expiration date of the Rights Offering and the date the Common Shares are actually issued and delivered to you. You may not be able to resell the Common Shares that you purchase in the Rights Offering until you have actually received those shares and there may be delays associated with transferring your shares to a broker, custodian bank or other nominee who can facilitate a sale on your behalf.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified check used to pay for Common Shares to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your Rights, in whole or in part, and to pay for Common Shares by uncertified check and your check has not cleared prior to the expiration date of the Rights Offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Common Shares you wish to purchase.

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The U.S. federal income tax treatment of the receipt of subscription rights is somewhat uncertain and it may be treated as a taxable event to holders of shares of our stock and to holders of rights or options to acquire shares of our stock.

If, by way of example only, the Rights Offering is deemed to be part of a “disproportionate distribution” under section 305 of the Code, holders of our Common Shares, and holders of rights or options to acquire our Common Shares, may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of Rights in the Rights Offering depending, in part, on our current and accumulated earnings and profits, the fair market value of the Rights and, if applicable, our shareholders’ tax basis in our Common Shares. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that would have the effect of the receipt of cash or other property by some securityholders and an increase in the proportionate interest of other securityholders in the company’s assets or earnings and profits. Due to the lack of authority on the part of the IRS and the courts in regard to interpreting Code Section 305 with respect to distributions of Rights, it is not reasonably possible to quantify the degree of uncertainty and risk to the recipients of the Rights regarding potential adverse tax effects. Each holder of our Common Shares considering participating in our Rights Offering is urged to consult with his, her or its own tax advisor prior to making any investment determination in order to assess possible adverse tax consequences. Please see the section in this prospectus under the caption: “Material U.S. Federal Income Tax Considerations.”

The Rights are not transferable except in limited circumstances, and there are no means for you to obtain any value associated with the Rights other than to exercise your Rights.

The Rights are not transferrable except to an affiliate of yours. You may not sell, transfer, assign or give away your Rights except to an affiliate of yours. There is no market or other permissible means for you to obtain any value associated with the Rights other than to exercise your Rights. In order to realize any potential value from your Rights, you would have to exercise the Rights. You should not exercise the Rights without careful consideration of all risks discussed in this prospectus and in the documents contained herein by reference.

Listing on The NYSE American LLC does not guarantee an active and liquid market for our Common Shares, and the market price and trading volume of the Common Shares may fluctuate significantly.

The market will determine the trading price for the Common Shares and may be influenced by many factors, including:

●	our financial condition and performance;

●	the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

●	actual or anticipated quarterly fluctuations in our operating results and financial condition;

●	additional sales of equity securities, including, common shares, preferred stock or any other equity interests, or the perception that additional sales may occur;

●	the reputation of REITs and real estate investments generally and the attractiveness of REIT equity securities in comparison to other equity securities, and fixed income debt securities;

●	our reputation;

●	uncertainty and volatility in the equity and credit markets;

●	fluctuations in interest rates and exchange rates;

●	changes in revenue or earnings estimates, if any, or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

●	failure to meet analyst revenue or earnings estimates;

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●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	the extent of investment in our Common Shares by institutional investors;

●	the extent of short-selling of our Common Shares;

●	general financial and economic market conditions and, in particular, developments related to market conditions for REITs and other real estate related companies;

●	failure to maintain our REIT status;

●	changes in tax laws;

●	domestic and international economic factors unrelated to our performance; and

●	the occurrence of any of the other risk factors presented in this prospectus and the documents incorporated by reference in this prospectus under the captions “Risk Factors” and “Information Concerning Forward-Looking Statements.”

Our ability to pay dividends is limited by the Maryland law.

Our ability to pay dividends is limited by the laws of Maryland. Under applicable Maryland law, a Maryland real estate investment trust generally may not make a distribution if, after giving effect to the distribution, the entity would not be able to pay its debts as those debts come due in the usual course of business, or the entity’s total assets would be less than the sum of its total liabilities plus (unless the entity’s charter provides otherwise) the amount that would be needed if the entity were dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not be able to make a distribution on our Common Shares or Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they come due in the usual course of business or (in the case of our Common Shares) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of the Series A Preferred Stock, or (in the case of our Series A Preferred Stock), our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any outstanding securities with rights or preferences senior to those of the Series A Preferred Stock.

There is a 9.9% limit on the amount of our equity securities that any one person or entity may own.

In order to assist us in complying with limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code, among other purposes, our charter provides that no natural person or entity may, directly or indirectly, beneficially or constructively own more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate amount of our outstanding shares of all classes, including shares of our Series A Preferred Stock. If a person were found to own more than this amount, whether as a result of intentionally purchasing our securities, developments outside such person’s control or otherwise – for example, as a result of changes in our capital structure, the inheritance of securities, or otherwise – then, among other things, the transfers leading to the violation of the 9.9% limit would be void and the Board of Trustees would be authorized to take such actions as it deemed advisable to insure the undoing of the transfers. On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

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We intend to use the net proceeds from the Rights Offering to acquire real property assets, in particular real estate within the CEA sector, and for general corporate purposes, but there can be no assurance that we will complete any acquisitions. Management will have broad discretion as to the use of proceeds from this offering.

We intend to use the net proceeds from the Rights Offering for the purchases of additional properties and general corporate purposes. This offering is not conditioned upon us completing any acquisitions, and management will have broad discretion regarding the use of the net proceeds from this offering. There can be no assurance that using the net proceeds from the Rights Offering to complete acquisitions, or any alternative use of proceeds we may identify if we do not complete any acquisitions, will increase our profitability, market value or the cash available for payment of dividends and other distributions to our shareholders.

The future issuance or sale of additional shares of Common Shares could adversely affect the trading price of our Common Shares.

Future issuances or sales of substantial numbers of Common Shares in the public market or the perception that issuances or sales might occur, could adversely affect the per share trading price of our Common Shares. The per share trading price of our Common Shares may decline significantly upon the sale or offering of additional Common Shares.

We may incur additional indebtedness and/or Preferred Stock, which may adversely affect our financial condition and cash flow and potentially limit our ability to pay dividends on our Common Shares.

Our governing documents do not limit us from incurring additional indebtedness and other liabilities. On a consolidated basis as of September 30, 2020, we had approximately $24.5 million of debt, all of which is secured. We may incur additional indebtedness and become more highly leveraged, which may adversely affect our financial condition and cash flow and potentially limit our ability to pay dividends on our Common Shares.

Additionally, as a REIT, we are required to distribute 90% of our taxable net income to our shareholders. However, in 2017, we recorded a $16 million Net Operating Loss which reduces our taxable net income, thereby reducing the amount we are required to distribute to our shareholders as dividends, until such Net Operating Losses are exhausted.

If the Common Shares are delisted, the ability to transfer or sell Common Shares may be limited and the market value of the Common Shares will likely be materially adversely affected.

The Common Shares do not contain provisions that are intended to protect investors if the Common Shares are delisted from the NYSE American. If the Common Shares are delisted from the NYSE American, investors’ ability to transfer or sell Common Shares will be limited and the market value of the Common Shares will likely be materially adversely affected.

Risks Related to Our Properties and Operations

Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

Power REIT is pursuing a growth strategy focused on non-traditional asset classes that qualify as real estate for REIT purposes. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. We cannot assure you that we will be able to expand our market presence in our existing markets or successfully enter new markets or that any such expansion will not adversely affect our results of operations. Failure to manage potential transactions to successful conclusions, or failure more generally to manage our growth effectively, could have a material adverse effect on our business, future prospects, financial condition or results of operations and could adversely affect our ability to successfully implement our business strategy or pay dividends in the future.

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Even if we are able to execute our business strategy, that strategy may not be successful.

Even if we are able to expand our business as we intend, our investments may not be successful due to a variety of factors, including but not limited to asset under-performance, higher than forecast expenses, failure or delinquency on the part of our lessees, changes in market conditions or other factors, any of which may result in lower returns than expected and may adversely affect our financial condition, results of operations and ability to pay dividends.

We operate in a highly competitive market for investment opportunities and we may be unable to identify and complete acquisitions of real property assets.

We compete with public and private funds, commercial and investment banks, commercial financing companies and public and private REITs to make the types of investments that we plan to make. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. For example, some competitors may have a lower cost of funds and access to funding sources that are currently not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments and establish more effective relationships than us. Furthermore, many of our competitors are not subject to the restrictions that our REIT status imposes on us. These competitive conditions could adversely affect our ability to make investments in the infrastructure sector and could adversely affect our distributions to shareholders. Moreover, our ability to close transactions will be subject to our ability to access financing within stipulated contractual time frames, and there is no assurance that we will have access to such financing on terms that are favorable to us, if at all.

Because we may distribute a significant portion of our income to our shareholders or lenders, we will continue to need additional capital to make new investments. If additional funds are unavailable or not available on favorable terms, our ability to make new investments will be impaired.

Because we may distribute a significant portion of our income to our shareholders or lenders, our business may from time to time require substantial amounts of new capital if we are to achieve our growth plans. We may acquire additional capital from the issuance of securities senior to our Common Shares, including additional borrowings or other indebtedness, preferred stock (such as our Series A Preferred Stock) or the issuance of other securities. We may also acquire additional capital through the issuance of additional Common Shares. However, we may not be able to raise additional capital in the future, on favorable terms or at all. Unfavorable business, market or general economic conditions could increase our funding costs, limit our access to capital markets or result in a decision by lenders not to extend credit to us.

To the extent we issue debt securities, other instruments of indebtedness or additional preferred stock, or borrow additional money from banks or other financial institutions, we will be additionally exposed to risks associated with leverage, including increased risk of loss. If we issue additional preferred securities that rank senior to our Common Shares in our capital structure, the holders of such preferred securities may have separate voting rights and other rights, preferences or privileges, economic and otherwise, more favorable than those of our Common Shares, and the issuance of such preferred securities could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for common shareholders.

Any inability to access additional financing on terms that are favorable to us may adversely affect our ability to grow and our business generally.

Our investment portfolio is, and in the future may continue to be, concentrated in its exposure to a relatively limited number of investments, industries and lessees.

As of December 10, 2020, we owned fifteen property investments, through our ownership of our fifteen subsidiaries: P&WV, PW PWV Holdings, LLC, PWSS, PWTS, PWRS, PW JAB, PW CanRE of Colorado Holdings LLC, PW Mav 5, PW Mav 14, PW Sherm 6, PW SD, PW Tam 7, PW MF and PW Tam 19.

Historically, the Company’s revenue has been concentrated to a relatively limited number of investments, industries and lessees. As the Company grows, its portfolio may remain concentrated in a limited number of investments. Payments from NSC to P&WV under the Railroad Lease represented approximately 42% and 46% of Power REIT’s consolidated revenues for each of the twelve months ended December 31, 2019 and 2018, respectively. Payments from PWRS’s tenant represented approximately 37% and 41% of Power REIT’s consolidated revenues in each of the twelve months ended December 31, 2019 and 2018, respectively. During the nine months ended September 30, 2020, consolidated rental revenues from, NSC to P&WV, from our CEA tenants and from PWRS’s tenant represent 24%, 48% and 21%.

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We are exposed to risks inherent in this sort of investment concentration. Financial difficulty or poor business performance on the part of any single lessee or a default on any single lease will expose us to a greater risk of loss than would be the case if we were more diversified and holding numerous investments, and the underperformance or non-performance of any of its assets may severely adversely affect our financial condition and results from operations. Our lessees could seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of our lease agreements and could cause a reduction in our cash flows. Furthermore, we intend to concentrate our investment activities in the CEA sector, which will subject us to more risks than if we were diversified across many sectors. At times, the performance of the infrastructure sector may lag the performance of other sectors or the broader market as a whole.

Our Property portfolio has a high concentration of properties located in certain states.

Certain of our properties are located in areas that may experience catastrophic weather and other natural events from time to time, including hurricanes or other severe weather, flooding fires, snow or ice storms, windstorms or earthquakes. These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property. We could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

To the extent that significant changes in the climate occur, we may experience extreme weather and changes in precipitation and temperature and rising sea levels, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected.

In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties or to protect them from the consequence of climate change.

If our acquisitions or our overall business performance fail to meet expectations, the amount of cash available to us to pay dividends may decrease and we could default on our loans, which are secured by collateral in our properties and assets.

We may not be able to achieve operating results that will allow us to pay dividends at a specific level or to increase the amount of these dividends from time to time. Also, restrictions and provisions in any credit facilities we enter into or any debt securities we issue may limit our ability to pay dividends. We cannot assure you that you will receive dividends at a particular time, or at a particular level, or at all.

PWRS, one of our subsidiaries, entered into the 2015 PWRS Loan Agreement (as defined below) that is secured by all of PWRS’ interest in the land and intangibles. As of September 30, 2020, the balance of the 2015 PWRS Loan (as defined below) was approximately $8,178,000 (net of unamortized debt costs of approximately $308,000). PWSS, one of our subsidiaries, borrowed $750,000 from a regional bank which loan is secured by PWSS’ real estate assets and is secured by a parent guarantee from the Trust. The balance of the PWSS term loan as of September 30, 2020 is approximately $558,000 (net of approximately $7,500 of capitalized debt costs which are being amortized over the life of the financing). PWV, one of our subsidiaries, entered into a Loan Agreement in the amount of $15,500,000 that is secured by our equity interest in our subsidiary PWV which is pledged as collateral. The balance of the loan as of September 30, 2020 is $15,038,000 (net of approximately $305,000 of capitalized debt costs). If we should fail to generate sufficient revenue to pay our outstanding secured debt obligations, the lenders could foreclose on the security pledged. In addition, Maryland law prohibits the payment of dividends if we are unable to pay our debts as they come due.

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Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

Several of our CEA properties are under construction. We have acquired and are constructing properties upon which we will construct improvements. In connection with our development activities, we are subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups and our builder or partner’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. Performance also may be affected or delayed by conditions beyond our control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. If a builder or development partner fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance, but there can be no assurance any legal action would be successful. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

The issuance of securities with claims that are senior to those of our Common Shares, including our Series A Preferred Stock and our Series A Preferred Stock, may limit or prevent us from paying dividends on our Common Shares. There is no limitation on our ability to issue securities senior to our Common Shares or incur indebtedness.

Our Common Shares are equity interests that rank junior to our indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, and junior to our preferred securities that by their terms rank senior to our Common Shares in our capital structure, including our Series A Preferred Stock. As of September 30, 2020, we had outstanding debt in connection with our real estate acquisitions in the principal amount of $24.5 million and had issued approximately $3.5 million of our Series A Preferred Stock. This debt and these preferred securities rank senior to the Company’s Common Shares in our capital structure. We expect that in due course we may incur more debt, and issue additional preferred securities as we pursue our business strategy.

In the case of indebtedness, specified amounts of principal and interest are customarily payable on specified due dates. In the case of preferred securities, such as our Series A Preferred Stock, holders are provided with a senior claim to distributions, according to the specific terms of the securities. In contrast, however, in the case of Common Shares, dividends are payable only when, as and if declared by the Company’s Board of Trustees and depend on, among other things, the Company’s results of operations, financial condition, debt service requirements, obligations to pay distributions to holders of preferred securities, such as the Series A Preferred Stock, other cash needs and any other factors that the Board of Trustees may deem relevant or that they are required to consider as a matter of law. The incurrence by the Company of additional debt, and the issuance by the Company of additional preferred securities, may limit or eliminate the amounts available to the Company to pay dividends on our Series A Preferred Stock and Common Shares.

The ability of the Trust to service its obligations and pay dividends depends on the ability of its wholly owned subsidiaries to make distributions to it.

Because the Trust holds its assets through its wholly-owned subsidiaries, its ability to service its debt and other obligations, and to pay dividends on its preferred and Common Shares, is dependent upon the earnings of those subsidiaries and their ability to make distributions to the Trust. To the extent any of the Trust’s subsidiaries are ever unable, through operation of law or otherwise, to make distributions to the Trust, and as a result the Trust is unable to service its debt or other obligations or pay dividends, our business and the prices of our securities may be adversely affected. In addition, in such circumstances, the Trust may be forced to issue additional equity or debt, at unfavorable terms, in order to have the cash on hand with which to maintain its compliance with Internal Revenue Service rules that require the Trust to distribute 90% of its taxable income to its shareholders or lose its REIT status. Or, if such equity or debt funding is unavailable, the Trust may lose its REIT status.

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We are dependent upon Mr. David H. Lesser for our success. On occasion, his interests may conflict with ours.

We are dependent on the diligence, expertise and business relationships of our management team to implement our strategy of acquiring and benefitting from the ownership of infrastructure-related real property assets. Our current management team is comprised of David H Lesser who serves as CEO and Chairman and Susan Hollander who serves as Chief Accounting Officer. Were Mr. Lesser unable to function on behalf of the Company, the Company’s business and prospects would be adversely affected. Moreover, Mr. Lesser has other business interests to which he dedicates a portion of his time that are unrelated to Power REIT. Although Mr. Lesser is one of our major shareholders, on occasion, those other interests of his may conflict with his interests in Power REIT, and such conflicts may be unfavorable to us.

In addition, on occasion, Mr. Lesser may have financial interests that conflict, or appear to conflict, with the Company’s interests. For example, an affiliate of Mr. Lesser has provided bridge funding for two of the Company’s acquisitions. Although a majority of our disinterested trustees must approve, and in those instances did approve, Power REIT’s involvement in such transactions, in any such circumstance, there may be conflicts of interest between Power REIT on one hand, and Mr. Lesser and his affiliates and interests on the other hand, and such conflicts may be unfavorable to us.

From time to time, our management team may own interests in our lessees or other counterparties and may thereby have interests that conflict or appear to conflict with the Company’s interests.

On occasion, our management team may own interests in our lessees or other counterparties. Although our Declaration of Trust permits this type of business relationship and a majority of our disinterested trustees must approve any such transaction, in any such circumstance, there may be conflicts of interest between Power REIT on one hand, and the relevant member or members of our management team on the other hand, and these conflicts may be unfavorable to us.

Our lessees and many future lessees will likely be structured as special purpose vehicles, and therefore their ability to pay us is expected to be dependent solely on the revenues of a specific property, without additional credit support.

Most of our lessees will likely be structured as special purpose vehicles (“SPVs”), whose only source of cash flow will be from the operations of a single property. If the property fails to perform as projected, the SPV lessee might not have sufficient cash flow to make lease or interest payments to us. While we would expect the lenders or other parties connected to such SPVs to step in and continue to make payments to us, there can be no assurance that such parties would do so, rather than, for example, liquidating the facility. Further, if the property materially underperforms or if energy supply contracts or other contracts are cancelled, there may be little value in such SPV lessees, and our investments in real estate may become impaired.

Some losses related to our real property assets may not be covered by insurance or indemnified by our lessees, and so could adversely affect us.

Our new leases will generally require our lessees to carry insurance on our properties against risks customarily insured against by other companies engaged in similar businesses in the same geographic region, and to indemnify us against certain losses. However, there are some types of losses, including catastrophic acts of nature, acts of war or riots, for which we or our lessees cannot obtain insurance at an acceptable cost. If there is an uninsured loss or a loss in excess of insurance limits, we could lose the revenues generated by the affected property and the capital we have invested in the property, assuming our lessee fails to pay us the casualty value in excess of such insurance limit, if any, or to indemnify us for such loss. Nevertheless, in such a circumstance we might still remain obligated to repay any secured indebtedness or other obligations related to the property. Any of the foregoing could adversely affect our financial condition or results of operations.

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Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

We are subject to various federal, state and local laws and regulations that (a) regulate certain activities and operations that may have environmental or health and safety effects, such as the management, generation, release or disposal of regulated materials, substances or wastes, (b) impose liability for the costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (c) regulate workplace safety. Compliance with these laws and regulations could increase our operational costs. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact our results of operations, financial position and cash flows. Under various federal, state and local environmental laws (including those of foreign jurisdictions), a current or previous owner or operator of currently or formerly owned, leased or operated real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project.

Accordingly, we may incur significant costs to defend against claims of liability, to comply with environmental regulatory requirements, to remediate any contaminated property, or to pay personal injury claims.

Moreover, environmental laws also may impose liens on property or other restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our lessees from operating such properties. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations or the discovery of currently unknown conditions or non-compliances may impose material liability under environmental laws.

Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

We and our lessees are subject to a wide range of legislative, regulatory, accounting and tax rules. The costs and efforts of compliance with these laws, or of defending against actions brought to enforce them, could adversely affect us, either directly if we are subject to such laws or actions, or indirectly if our lessees are subject to them.

In addition, if there are changes to the laws, regulations or administrative decisions and actions that affect us, we may have to incur significant expenses in order to comply, or we may have to restrict or change our operations. For example, changes to the accounting treatment of leases by both lessors and lessees under accounting principles generally accepted in the United States (“GAAP”) could change the presentation of information in our financial statements and as a result affect the perception of our business and our growth plans. Changes to Internal Revenue Service interpretations of “real assets” or changes to the REIT portion of the Internal Revenue Code could affect our plans, operations, financial condition and share price.

We have invested, and expect to continue to invest, in real property assets, which are subject to laws and regulations relating to the protection of the environment and human health and safety. These laws and regulations generally govern wastewater discharges, noise levels, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liabilities on tenants, owners or operators for the costs to investigate and remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, could adversely affect our ability to sell, rent or pledge an affected property as collateral for future borrowings. We intend to take commercially reasonable steps when we can to protect ourselves from the risks of environmental law liability; however, we will not obtain independent third-party environmental assessments for every property we acquire. In addition, any such assessments that we do obtain may not reveal all environmental liabilities, or whether a prior owner of a property created a material environmental condition not known to us. In addition, there are various local, state and federal fire, health, safety and similar regulations with which we or our lessees may be required to comply, and that may subject us or them to liability in the form of fines or damages. In all events, our lessees’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties or activities of unrelated third parties could all affect our properties in ways that lead to costs being imposed on us.

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Any material expenditures, fines, damages or forced changes to our business or strategy resulting from any of the above could adversely affect our financial condition and results of operations.

Changes in interest rates may negatively affect the value of our assets, our access to debt financing and the trading price of our securities.

The value of our investments in certain assets may decline if long-term interest rates increase. If interest rates were to rise from their current historically low levels, it may affect the perceived or actual values of our assets and dividends, and consequently the prices of our securities may decline.

Furthermore, to the extent the Company has borrowed funds, a rise in interest rates may result in re-financing risk when those borrowings become due, and the Company may be required to pay higher interest rates or issue additional equity to refinance its borrowings, which could adversely affect the Company’s financial condition and results of operations.

Our quarterly results may fluctuate.

We could experience fluctuations in our quarterly operating results due to a number of factors, including variations in the returns on our current and future investments, the interest rates payable on our debt, the level of our expenses, the levels and timing of the recognition of our realized and unrealized gains and losses, the degree to which we encounter competition in our markets and other business, market and general economic conditions. Consequently, our results of operations for any current or historical period should not be relied upon as being indicative of performance in any future period.

We may not be able to sell our real property assets when we desire. In particular, in order to maintain our status as a REIT, we may be forced to borrow funds or sell assets during unfavorable market conditions.

Investments in real property are relatively illiquid compared to other investments. Accordingly, we may not be able to sell real property assets when we desire or at prices acceptable to us. This could substantially reduce the funds available for satisfying our obligations, including any debt or preferred stock obligations, and for distributions to our common shareholders.

As a REIT, we must distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, such as net operating losses, to our shareholders. To the extent that we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws. In addition to applicable federal taxation, we may be subject to state taxation.

From time to time, we may have taxable income greater than our cash flow available for distribution to our shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we did not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds in order to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and avoid income and excise taxes in a particular year. Any of these outcomes could increase our operating costs and diminish our available cash flows or ability to grow.

We may fail to remain qualified as a REIT, which would reduce the cash available for distribution to our shareholders and may have other adverse consequences.

Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations and court decisions might all change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

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If, with respect to any taxable year, we were to fail to maintain our qualification as a REIT, we would not be able to deduct distributions to our shareholders in computing our taxable income and would have to pay federal corporate income tax (including any applicable alternative minimum tax) on our taxable income. If we had to pay federal income tax, the amount of money available to distribute to our shareholders would be reduced for the year or years involved. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost and thus our cash available for distribution to our shareholders would be reduced in each of those years, unless we were entitled to relief under relevant statutory provisions. Failure to qualify as a REIT could result in additional expenses or additional adverse consequences, which may include the forced liquidation of some or all of our investments.

Although we currently intend to operate in a manner designed to allow us to continue to qualify as a REIT, future economic, market, legal, tax or other considerations might cause us to lose our REIT status, which could have a material adverse effect on our business, prospects, financial condition and results of operations, and could adversely affect our ability to successfully implement our business strategy and pay dividends.

If an investment that was initially believed to be a real property asset is later deemed not to have been a real property asset at the time of investment, we could lose our status as a REIT or be precluded from investing according to our current business plan.

Power REIT must meet income and asset tests to qualify as a REIT. If an investment that was originally believed to be a real asset is later deemed not to have been a real asset at the time of investment, our status as a REIT could be jeopardized or we could be precluded from investing according to our current business plan, either of which would have a material adverse effect on our business, financial condition and results of operations. Further, we may not seek a private letter ruling from the Internal Revenue Service with respect to some or all of our infrastructure investments. The lack of such private letter rulings may increase the risk that an investment believed to be a real asset could later be deemed not to be a real asset. In the event that an investment is deemed to not be a real asset, we may be required to dispose of such investment, which could have a material adverse effect on us, because even if we were successful in finding a buyer, we might have difficulty finding a buyer on favorable terms or in a sufficient time frame.

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on the price of our securities.

A company such as ours would be considered an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), if, among other things, it owned investment securities (including minority ownership interests in subsidiaries or other entities) that have an aggregate value exceeding 40% of the value of its total assets on an unconsolidated basis, or it failed to qualify under the exemption from investment company status available to companies primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

We do not believe that we are, or are likely to become, an investment company under the 1940 Act. Nevertheless, if we were deemed to be an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our operations and the price of our Common Shares.

Net leases may not result in fair market lease rates over time.

We expect a portion of our future income to come from net leases, whereby the lessee is responsible for all the costs, insurance and taxes of a property, including maintenance. Net leases typically have longer lease terms and, thus, there is an increased risk that if market rental rates increase in future years, the rates under our net leases will be less than fair market rental rates during those years. As a result, our income and distributions could be lower than they would otherwise be if we did not enter into net leases. When appropriate, we will seek to include a clause in each lease that provides increases in rent over the term of the lease, but there can be no assurance that we will be successful in securing such a clause. Some of our investments may include “percentage of gross revenue” lease payments, which may result in positive or negative outcomes depending on the performance of the acquired asset.

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If a sale-leaseback transaction is recharacterized in a lessee’s bankruptcy proceeding, our financial condition could be adversely affected.

In certain cases, we intend to enter into sale-leaseback transactions, whereby we would purchase a property and then simultaneously lease the same property back to the seller. In the event of the bankruptcy of a lessee company, a transaction structured as a sale-leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the lessee company. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the lessee company for the amounts owed under the lease, with the claim arguably secured by the property, and the lessee company/debtor might have the ability to restructure the terms, interest rate and amortization schedule of its outstanding balance. If new terms were confirmed by the bankruptcy court, we could be bound by them, and prevented from foreclosing on the property. If the sale-leaseback were recharacterized as a joint venture, we and the lessee company could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee company relating to the property. Either of these outcomes could adversely affect our financial condition and results of operations.

Provisions of the Maryland General Corporation Law and our Declaration of Trust and Bylaws could deter takeover attempts and have an adverse impact on the price of our Common Shares.

The Maryland General Corporation Law and our Declaration of Trust and Bylaws contain provisions that may have the effect of discouraging, delaying or making difficult a change in control of Power REIT. The business combination provisions of Maryland law (if our Board of Trustees decides to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provisions in our Bylaws are rescinded), the limitations on removal of Trustees, the restrictions on the acquisition of our Common Shares, the power to issue additional shares and the advance notice provisions of our Bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of the Common Shares or might otherwise be in their best interests.

In order to assist us in complying with limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, among other purposes, our charter provides that no natural person or entity may, directly or indirectly, beneficially or constructively own more than 9.9% (in value or number of shares, whichever is more restrictive) of the aggregate amount of our outstanding shares of all classes. In addition, our Board of Trustees may, without shareholder action, authorize the issuance of shares of stock in one or more classes or series, including preferred stock. Our Board of Trustees may, without shareholder action, amend our charter to increase the number of shares of stock of any class or series that we have authority to issue. The existence of these provisions, among others, may have a negative impact on the price of our Common Shares and may discourage third party bids for ownership of our Company. These provisions may prevent any premiums being offered to holders of Common Shares.

Risks Related to Our Investment Strategy

Our focus on non-traditional real estate asset classes including Controlled Environment Agriculture, alternative energy and transportation infrastructure sectors will subject us to more risks than if we were broadly diversified to include other asset classes.

Because we specifically focus on non-traditional real estate assets, investments in our securities may present more risks than if we were broadly diversified over numerous sectors of the economy. For example, a downturn in the U.S. energy or transportation infrastructure sectors would have a larger impact on us than on a company that does not concentrate in one sector of the economy. Factors that may adversely affect our investments include, but are not limited to, changes in supply and demand for infrastructure consumption, prices of national and global commodities, government regulation, world and regional events and general economic conditions.

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Renewable energy resources are complex, and our investments in them rely on long-term projections of resource and equipment availability and capital and operating costs; if our or our lessees’ projections are incorrect, we may suffer losses.

Although the projection of renewable energy resource availability has been analyzed for decades across different geographies, technologies and topologies, long-term projections of renewable resource availability at a particular site, the availability of generating equipment and the operating costs of harvesting such renewable energy are subject to various uncertainties and in many cases must rely on estimates at best. If any such projections are materially incorrect, our lessees could suffer financial losses, which could adversely affect our investments. In addition, investments based on a percentage of gross revenue could under-perform our investment projections, leading to adverse effects on our financial condition and results of operations.

Infrastructure assets may be subject to the risk of fluctuations in commodity prices and in the supply of and demand for infrastructure consumption.

The operations and financial performance of companies in the infrastructure sector may be directly or indirectly affected by commodity prices and fluctuations in infrastructure supply and demand. Commodity prices and infrastructure demand fluctuate for several reasons, including changes in market and economic conditions, the impact of weather on demand or supply, levels of domestic production and imported commodities, energy conservation, domestic and foreign governmental regulation and taxation and the availability of local, intrastate and interstate transportation systems. Fluctuations in commodity prices may increase costs for consumers of energy-related infrastructure assets and therefore reduce demand for such infrastructure. Further, extreme price fluctuation upwards or downwards could lead to the development of alternatives to existing energy-related infrastructure and could impair the value of our investments.

Volatility in commodity prices or in the supply of and demand for infrastructure assets may make it more difficult for companies in the infrastructure sector to raise capital to the extent the market perceives that their performance may be tied directly or indirectly to commodity prices. Historically, commodity prices have been cyclical and have exhibited significant volatility. Should infrastructure companies experience variations in supply and demand, the resulting decline in operating or financial performance could adversely affect the value or quality of our assets.

Infrastructure investments are subject to obsolescence risks.

Infrastructure assets are subject to obsolescence risks that could occur as a result of changing supply and demand, new types of construction, changing demographics, changing weather patterns and new technologies. In any such event, there might be few alternative uses for our investments, and our investments might drop in value.

Renewable energy investments may be adversely affected by variations in weather patterns.

Renewable energy investments may be adversely affected by variations in weather patterns, including shifting wind or solar resources and including variations brought about by climate changes, which would cause earnings volatility for our lessees or borrowers and which could affect their ability to make lease or other contractual payments to us. Lease payments that are structured as a percentage of gross revenue typically fluctuate from period to period. Although we believe these fluctuations tend to average out over time, to the extent that our projections are incorrect because weather patterns change significantly, our financial condition and results of operations could be adversely affected.

If the development of renewable energy projects slows, we may have a harder time sourcing investments.

Renewable energy projects are dependent on a variety of factors, including government Renewable Portfolio Standards (RPS), equipment costs and federal and state incentives. Changes in some or all of these factors could result in reduced construction of renewable projects and may make it harder for us to source investments that are attractive to us, and this could have an adverse affect on our business. Volatility in project development and construction may result in uneven growth and may make it hard to predict with certainty our growth trends or patterns, which could make our securities less appealing to investors.

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Investments in renewable energy may be dependent on equipment or manufacturers that have limited operating histories or financial or other challenges.

Although most wind, solar and other renewable energy projects use technologies that are well understood by the market, many technologies are undergoing rapid changes and improvements and many have not been tested in operating environments for the expected durations of our investments. Some manufacturers are new or relatively new and may not have the financial ability to support their extended warranties. As a result, if the future performance of equipment that is a basis for a lessee’s revenues is lower than projected, such a lessee may have difficulty making its lease payments to us and our business could suffer.

Risks Related to Regulation

Our business activities, and the business activities of our cannabis tenants, while believed to be compliant with applicable U.S. state and local laws, are currently illegal under U.S. federal law.

While certain states in the U.S. have legalized “medical cannabis,” “adult-use cannabis” or both, medical and adult-use cannabis remains illegal under federal law. The U.S. Controlled Substances Act (the “CSA”) classifies “marijuana” as a Schedule I drug. Under U.S. federal law, a drug or other substance is placed on Schedule I if:

●	“[t]he drug or other substance has a high potential for abuse”;
●	“[t]he drug or other substance has no accepted medical use in the United States”; and
●	“[t]here is a lack of safety for the use of the drug or other substance under medical supervision.”

As such, cannabis-related business activities, including, without limitation, the cultivation, manufacture, importation, possession, use or distribution of cannabis, remains illegal under U.S. federal law. Although we believe our cannabis-related activities are compliant with the laws and regulations of the states in which the properties are located, strict compliance with state and local rules and regulations with respect to cannabis neither absolves us of liability under U.S. federal law, nor provides a defense to any proceeding that may be brought against us under U.S. federal law. Furthermore, we cannot give any assurance that our cannabis tenants, and any future cannabis tenants, are currently operating, and will continue to operate, in strict compliance with state and local rules and regulations in which they operate. Any proceeding that may be brought against us could have a material adverse effect on our business, financial condition and results of operations.

Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements, arising from either civil or criminal proceedings brought by either the U.S. federal government or private citizens, including, but not limited to, property seizures, disgorgement of profits, cessation of business activities or divestiture. Such fines, penalties, administrative sanctions, convictions or settlements could have a material adverse effect on us, including, but not limited to:

●	our reputation and our ability to conduct business and/or maintain our current business relationships;
●	the listing of our securities on The NYSE American; and
●	the market price of our Common Shares.

We cannot assure you that our Common Shares or Series A Preferred Stock will remain listed on The NYSE American.

Our Common Shares and our Series A Preferred Stock are currently listed on The NYSE American and we will apply for approval to have the additional Common Shares being sold pursuant to the Rights Offering listed on The NYSE American. To our knowledge, The NYSE American has not approved for listing any other U.S.-based REITs engaged in cannabis-related activities, other than Innovative Industrial Properties, Inc. (NYSE:IIPR), a cannabis-focused real estate investment trust listed in late 2016 just prior to the nomination of former Attorney General Sessions. Although we currently meet the maintenance listing standards of The NYSE American, we cannot assure you that we will continue to meet those standards, or that The NYSE American will not seek to delist our Common Shares or Series A Preferred Stock as a result of our entry into lease agreements with licensed U.S. cannabis cultivators. If our Common Shares are delisted from The NYSE American or our Series A Preferred Stock is not listed on The NYSE American, then our Common Shares and our Series A Preferred Stock will trade, if at all, only on the over-the-counter market, such as the OTCQB or OTCQX trading platforms, and then only if one or more registered broker-dealer market makers comply with quotation requirements. Any potential delisting of our Common Shares from The NYSE American could, among other things, depress our share price, substantially limit liquidity of our Common Shares and materially adversely affect our ability to raise capital on terms acceptable to us, or at all.

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The U.S. federal government’s approach towards cannabis laws may be subject to change or may not proceed as previously outlined.

In an effort to provide guidance to U.S. federal law enforcement, under former President Barak Obama, the U.S. Department of Justice (the “DOJ”), released a memorandum on August 29, 2013 entitled “Guidance Regarding Marijuana Enforcement” from former Deputy Attorney General James Cole (the “Cole Memorandum”). The Cole Memorandum sought to limit the use of the U.S. federal government’s prosecutorial resources by providing United States attorneys (“U.S. Attorneys”) with certain priorities (the “Cole Priorities”) on which to focus their attention in states that have established cannabis programs with regulatory enforcement systems. U.S. Attorneys were required to adhere to the Cole Priorities until the rescission of the Cole Memorandum in January 2018.

While the rescission of the Cole Memorandum did not create a change in U.S. federal law, as the Cole Memorandum was policy guidance and not law, the revocation removed the DOJ’s guidance to U.S. Attorneys that state-regulated cannabis industries substantively in compliance with the Cole Memorandum’s guidelines should not be a prosecutorial priority. Accordingly, the rescission added to the uncertainty of U.S. federal enforcement of the CSA in states where cannabis use is regulated. Pursuant to his rescission of the Cole Memorandum, former Attorney General Jeffrey B. Sessions also issued a one-page memorandum known as the “Sessions Memorandum.” According to the Sessions Memorandum, the Cole Memorandum was “unnecessary” due to existing general enforcement guidance adopted in the 1980s, as set forth in the U.S. Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are also based on the U.S. federal government’s limited resources, and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” To date, U.S. Attorney General William Barr has not issued statements or guidance in his official capacity since becoming Attorney General with respect to the medical or adult-use of cannabis, although in his confirmation hearings he indicated that he believed that rescinding the Cole Memorandum was a mistake.

The United States House of Representatives passed an amendment to the Commerce, Justice, Science, and Related Agencies Appropriations Bill (currently known as the “Joyce Amendment” and formerly known as the “Rohrabacher-Blumenauer Amendment”), which funds the DOJ. Under the Joyce Amendment, the DOJ is prohibited from using federal funds to prevent states “from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.” In particular, the Joyce Amendment only prohibits the use of federal funds to prosecute individuals and businesses operating cannabis companies in compliance with state laws regulating the medical use of cannabis and does not apply to adult-use cannabis operations. The Joyce Amendment must be renewed each federal fiscal year and was subsequently renewed by the U.S. Congress (“Congress”) through September 30, 2019. There can be no assurance that Congress will further renew the Joyce Amendment for the 2020 fiscal year.

The U.S. federal government’s approach towards cannabis and cannabis-related activities remains uncertain. If the Joyce Amendment is not renewed in the future, and/or until the U.S. federal government amends the laws and its enforcement policies with respect to cannabis, there is a risk that the DOJ and other U.S. federal agencies may utilize U.S. federal funds to enforce the CSA in states with a medical and adult-use cannabis program, which could have a material adverse effect on our current and future cannabis tenants.

Furthermore, while we have acquired and may acquire additional cannabis facilities with the intent to lease those facilities for the cultivation and processing of medical-use cannabis facilities, our lease agreements do not prohibit our cannabis tenants from cultivating and processing cannabis for adult use, provided that such tenant complies with all applicable state and local rules and regulations. Certain of our tenants may opt to cultivate adult-use cannabis in our medical-use cannabis facilities, which may in turn subject our cannabis tenant, us and our properties to federal enforcement actions.

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Laws, regulations and the policies with respect to the enforcement of such laws and regulations affecting the cannabis industry in the United States are constantly changing, and we cannot predict the impact that future regulations may have on us.

Medical and adult-use cannabis laws and regulations in the United States are complex, broad in scope, and subject to evolving interpretations. As a result, compliance with such laws and regulations could require us to incur substantial costs or alter certain aspects of our business. Violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and may have a material adverse effect on certain aspects of our planned operations. Further, regulations may be enacted in the future that will be directly applicable to certain aspects of our cannabis-related activities. We cannot predict the nature of any future laws, regulations, interpretations or applications, especially in the United States, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Currently, there are 33 states plus the District of Columbia and certain U.S. territories that have laws and/or regulations that recognize, in one form or another, consumer use of cannabis in connection with medical treatment. Of those, 11 states plus the District of Columbia and certain U.S. territories have laws and/or regulations that permit the adult-use of cannabis. As cannabis is classified as a Schedule I substance under the CSA, U.S. federal laws and regulations prohibit a range of activities regarding cannabis. Unless and until Congress amends the CSA with respect to cannabis (the timing and scope of which is not assured and hard to predict), there is a risk that governmental authorities in the United States may enforce current U.S. federal law, and we may, through our business activities, be deemed to be operating in direct violation of U.S. federal law. Accordingly, active enforcement of the current U.S. federal regulatory position on cannabis could have a material adverse effect on us. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated policy remains uncertain, and any regulations prohibiting the use of cannabis, or prohibiting cannabis-related activities, could have an adverse effect on our business, financial condition and results of operations.

In addition, relevant state or local rules and regulations may be amended or repealed, or new rules and regulations may be enacted in the future to eliminate prohibiting the cultivation, processing and dispensing of cannabis. If our cannabis tenants, or any future cannabis tenants, are forced to cease operations, we would be required to replace such tenant with one that is not engaged in the cannabis industry, who may pay significantly lower rents. Any changes in state or local laws that reduce or eliminate the ability to cultivate and produce cannabis would likely result in a high vacancy rate for the kinds of properties that we seek to acquire, which would depress our lease rates and property values. In addition, we would realize an economic loss on any and all improvements made to properties that were to be used in connection with cannabis cultivation and processing.

We may be subject to anti-money laundering laws and regulations in the United States.

Financial transactions involving proceeds generated by cannabis-related activities can form the basis for prosecution under the U.S. money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

The Financial Crimes Enforcement Network (“FinCEN”), a bureau within the U.S. Department of the Treasury primarily charged with administering and enforcing the Bank Secrecy Act, previously issued a memorandum providing instructions to banks seeking to provide services to cannabis-related businesses (the “FinCEN Memorandum”). The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of U.S. federal money laundering laws, and explicitly refers to the Cole Priorities. As discussed above, the Cole Memorandum was rescinded in January 2018 and the decision to prosecute was left to the discretion of each U.S. Attorney in each district. As a result, it is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memorandum and whether Attorney General Barr will reinstate the Cole Priorities, adopt a different enforcement policy or take no action at all. Treasury Secretary Steven Mnuchin did state, following rescission of the Cole Memorandum, that the FinCEN Memorandum remains in place. If any of our investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments in the United States were found to be in violation of anti-money laundering laws or otherwise, such transactions may be viewed as proceeds of crime, including under one or more of the statutes discussed above. Any property, real or personal, and its proceeds, involved in or traceable to such a crime is subject to seizure by and forfeiture to governmental authorities. Any such seizure, forfeiture or other action by law enforcement regarding our assets could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions, and could have a material adverse effect on our business, financial condition and results of operations.

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Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.

Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions and governmental inquiries. Litigation, complaints, enforcement actions and governmental inquiries could consume considerable amounts of our financial and other resources, which could have a material adverse effect on our sales, revenue, profitability, and growth prospects.

Litigation, complaints, enforcement actions and governmental inquiries could result from cannabis-related activities in violation of federal law, including, but not limited to, the Racketeer Influenced Corrupt Organizations Act (“RICO”). RICO is a U.S. federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity, to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise that is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Recently, a number of RICO lawsuits have been brought by neighbors of state-licensed cannabis farms, who allege they are bothered by noise and odor associated with cannabis production, which has also led to decreased property values. By alleging that the smell of cannabis interferes with the enjoyment of their property and drives down their property value, plaintiffs in these cases have effectively elevated common law nuisance claims into federal RICO lawsuits. These lawsuits have named not only the cannabis operator, but also supply chain partners and vendors that do not directly handle or otherwise “touch” cannabis. To our knowledge, none of these cases has been entirely dismissed at the pleadings stage, and we cannot be certain how the courts will rule on cannabis-related RICO lawsuits in the future. If a property owner were to assert such a claim against us, we may be required to devote significant resources and costs to defending ourselves against such a claim, and if a property owner were to be successful on such a claim, our cannabis tenants may be unable to continue to operate business in its current form at the property, which could materially adversely impact such tenant’s business and the value of our property, our business and, financial condition and results of operations.

Further, although we are not currently subject to any litigation, from time to time in the normal course of our business operations, we, or any of our subsidiaries, may become subject to litigation, complaints, enforcement actions and governmental inquiries that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation, complaints, actions or inquiries may be significant and may require a diversion of our resources. There also may be adverse publicity associated with such litigation, complaints, actions or inquiries that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could have a material adverse effect on our business, financial condition and results of operations.

We and our cannabis tenants may have difficulty accessing the service of banks, which may make it difficult for us and for them to operate.

Financial transactions involving proceeds generated by cannabis-related activities can form the basis for prosecution under the U.S. federal anti-money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. As noted above, guidance issued by FinCEN clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Furthermore, since the rescission by U.S. Attorney General Jefferson B. Sessions on January 4, 2018 of the Cole Memorandum, U.S. federal prosecutors have had greater discretion when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. As a result, given these risks and their own related disclosure requirements, despite the guidance provided in the FinCEN Memorandum, most banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing or maintaining banking relationships.

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While we do not presently have challenges with our banking relationships, should we have an inability to maintain our current bank accounts, or the inability of our cannabis tenants to maintain their current banking relationships, it would be difficult for us to operate our business, may increase our operating costs, could pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

SHARE OWNERSHIP BY TRUSTEES, OFFICERS AND CERTAIN SHAREHOLDERS [UPDATE]

The following table sets forth certain information regarding the beneficial ownership and voting power of our Common Shares as of December 10, 2020, by: (i) each person who owns more than 5% of our shares and who has filed a Schedule 13D with the SEC that is publicly available to the Trust and others at www.sec.gov, (ii) each of our trustees and executive officers and (iii) all of our trustees and executive officers as a group. Unless otherwise indicated, the business address of each person listed is c/o Power REIT, 301 Winding Road, Old Bethpage, New York 11804. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

Percentage of ownership is based on 1,916,139 shares of our Common Shares outstanding and 144,636 Series A Preferred Stock outstanding as of December 10, 2020.

Name of Shareholder	Number of Common Shares	% of Outstanding Common Shares(4)
Trustees and Officers
David H. Lesser, Trustee, Chairman and Chief Executive Officer (1) (2)	508,217	26.52%
Virgil E. Wenger, Trustee	6,700	0.35%
William S. Susman, Trustee	7,100	0.37%
Patrick R. Haynes, III, Trustee	8,637	0.45%
Paula Poskon, Trustee	700	0.04%
Susan Hollander, Chief Accounting Officer	400	0.02%
All trustees and executive officers as a group (1) - (3)	531,754	27.75%
5% or more Shareholders
Renaissance Technologies LLC and affiliates(4)	96,558	5.03%

(1) Mr. Lesser has beneficial ownership of 508,217 shares (including restricted stock and option equity grants (vested and unvested) under the Trust’s 2012 Equity Incentive Plan). A non-qualified stock option to acquire 100,000 Common Shares (“Option”) was awarded on August 13, 2012, pursuant to the Trust’s 2012 Plan. The Option vested in three equal annual installments beginning with the first anniversary of the respective grants. The Options have a 10-year term and a strike price equal to the closing price of the stock on August 13, 2012.

(2) In addition to the shareholdings disclosed above, the MEL Generation Skipping Trust, a trust set up for the children of David H. Lesser, (the “MEL Trust”) owns 36,825 Common Shares of the Trust. MEL Trust also owns 9,600 of Power REIT 7.75% Preferred Stock Series A. Mr. Lesser disclaims any beneficial, pecuniary or residual interest in the shares owned by the MEL Trust, does not serve as trustee of the MEL Trust and does not have the power to revoke the MEL Trust.

(3) The number of shares reported, and the denominator used to calculate the “% of Outstanding Shares” includes restricted stock grants. Each restricted stock grant confers voting and dividend privileges during its vesting period.

(4) Information was obtained from a Schedule 13G filed by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corp (“RTHC”) with the SEC on February 12, 2020. Renaissance Technologies Holdings Corp. holds a majority of the equity of Renaissance Technologies LLC and is therefore deemed to beneficially own the shares held by Renaissance Technologies LLC. T RTC and RTHC have sole voting power with respect to 83,658 Common Shares and sole disposition power with respect to 96,160 Common Shares and shares voting and disposition power with respect to 398 Common Shares. The principal business address of RTC and RTHC is 800 Third Avenue, New York, New York 10022. James S. Rowen is the Chief Operating Officer of RTC and the Vice President of RTHC.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering assuming a Rights Offering price of  $26.50 per Common Share and after deducting other estimated offering expenses payable by us will be up to approximately $53 million assuming all Rights are exercised. There can be no assurance as to how many Rights will be exercised.

We intend to use the net proceeds from the Rights Offering to acquire real property infrastructure assets and to fund our subsidiaries. We may also use sale proceeds to retire all or a portion of any debt we incur, to redeem any outstanding preferred stock, or for working capital purposes, including the payment of distributions, interest and operating expenses, although there is currently no intent to issue securities primarily for this purpose.

We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of acquired businesses and the attractiveness of any additional acquisitions or investments. See “Risk Factors – We intend to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties, but there can be no assurance that we will complete any acquisitions. Management will have broad discretion as to the use of proceeds from this offering.”

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those expressed or implied in forward-looking statements for many reasons, including the risks described in “Risk Factors” and elsewhere in this prospectus. You should read the following discussion together with the “Information Concerning Forward-Looking Statements” and the consolidated financial statements and related notes included elsewhere in this prospectus.

Company Overview

We are an internally managed real estate investment trust (“REIT”) that owns a portfolio of real estate assets related to transportation, energy infrastructure and Controlled Environment Agriculture (“CEA”) in the United States. In 2019, we expanded the focus of our real estate acquisitions to include CEA properties in the United States. CEA is an innovative method of growing plants that involves creating optimized growing environments for a given crop indoors. CEA in the form of a greenhouse uses approximately 70% less energy than indoor growing and 95% less water usage than outdoor growing and does not have any agricultural runoff of fertilizers or pesticides. We typically enter into long-term triple net leases where our tenants are responsible for all costs related to the property, including insurance, taxes and maintenance.

Our growth strategy focuses on identifying attractive real estate opportunities that exhibit attractive risk adjusted yields on investment relative to traditional real estate sectors. We are currently focused on making new acquisitions of real estate within the CEA sector related to cannabis cultivation. We believe there will be continued strong demand for cannabis related CEA in the form of greenhouses which we believe is the sustainable business model that can produce plants at a lower cost in an environmentally friendly way. We believe a convergence of changing public attitudes and increased cannabis legalization momentum in certain states creates an attractive opportunity to invest in cannabis related real estate. We expect that acquisition opportunities will continue to expand as additional states legalize.

We believe there is strong demand for capital from licensed cannabis cultivators that do not have access to traditional financing sources such as bank debt. Our construction financing and sale leaseback solutions provide attractive financing that allows cannabis operators to add additional growing capacity and/or invest in the growth of their business. Our tenants that are cannabis operators are able to achieve strong rent coverage based on the growing capacity of their facilities and the current wholesale price of cannabis. In addition, we believe our unique and flexible lease structure for cannabis operators, which typically includes a period of higher rent in the initial years of the lease and a reset to a lower rent for the remainder of the lease term provides strong protection to our investment basis while setting the tenant up for long-term success in the event cannabis prices decrease or federal legalization of cannabis is enacted.

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Our Current Portfolio of Properties

As of the date of this prospectus, our assets consist a total of approximately 112 miles of railroad infrastructure plus branch lines and related real estate, approximately 601 acres of fee simple land leased to a number of utility scale solar power generating projects with an aggregate generating capacity of approximately 108 Megawatts (“MW”), and approximately 41 acres of land with 216,278 square feet of greenhouse/processing space for medical cannabis cultivation. We are actively seeking to grow our portfolio of real estate related to CEA for food and cannabis cultivation.

Below is a chart that summarizes our currently owned properties:

Property Type/Name	Location	Acres	Size[1]	Lease Start	Term (yrs)[2]	Rent ($)	Gross Book Value
Railroad Property
P&WV (Norfolk Southern)	PA/WV/OH		112 miles	Oct-64	99	$915,000	$9,150,000

Solar Farm Land
PWSS	Salisbury, MA	54	5.7	Dec-11	22	89,494	1,005,538
PWTS	Tulare County, CA	18	4.0	Mar-13	25	32,500	310,000
PWTS	Tulare County, CA	18	4.0	Mar-13	25	37,500	310,000
PWTS	Tulare County, CA	10	4.0	Mar-13	25	16,800	310,000
PWTS	Tulare County, CA	10	4.0	Mar-13	25	29,900	310,000
PWTS	Tulare County, CA	44	4.0	Mar-13	25	40,800	310,000
PWRS	Kern County, CA	447	82.0	Apr-14	20	803,117	9,183,548
	Solar Farm Land Total	601	107.7			$1,050,111	$11,739,086

CEA (Cannabis) Property[34]
JAB - Tam Lot 18	Crowley County, CO	2.11	12,996	Jul-19	20	201,810	1,075,000
JAB - Mav Lot 1	Crowley County, CO	5.20	16,416	Jul-19	20	294,046	1,594,582
Grassland - Mav Lot 14	Crowley County, CO	5.54	26,940	Feb-20	20	354,461	1,908,400
Chronic - Sherman Lot 6	Crowley County, CO	5.00	26,416	Feb-20	20	375,159	1,995,101
Original - Mav Lot 5	Crowley County, CO	5.20	15,000	Apr-20	20	256,743	1,358,664
Sweet Dirt 495	York County, ME	3.06	35,600	May-20	20	919,849	4,917,134
Sweet Dirt 505	York County, ME	3.58	12,638	Sep-20	20	373,055	1,964,723
Fifth Ace - Tam Lot 7	Crowley County, CO	4.32	18,000	Sep-20	20	261,963	1,364,585
Monte Fiore - Tam Lot 13	Crowley County, CO	2.37	9,384	Oct-20	20	87,964	425,000
Monte Fiore - Tam Lot 14	Crowley County, CO	2.09	24,360	Oct-20	20	490,700	2,637,300
Green Mile - Tam Lot 19	Crowley County, CO	2.11	18,528	Dec-20	20	252,061	1,311,116
	CEA Total	40.58	216,278			$3,867,811	$20,551,605
Grand Total						$5,832,922	$41,440,691

[1] Solar Farm Land size represents Megawatts and CEA property size represents square feet

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[2] Not including renewal options
[3] Rent represents straight line net rent
[4] Gross Book Value represents total commitment
Note: Size, Rent and Gross Book Value assume completion of approved construction

Results of Operations

Three Months Ended September 30, 2020 and 2019

Revenue during the three months ended September 30, 2020 and 2019 was $1,115,586 and $563,871 respectively. Revenue during the three months ended September 30, 2020 consisted of revenue from lease income from direct financing lease of $228,750, rental income of $882,625 and miscellaneous income of $4,211. The increase in total revenue was primarily related to a $548,093 increase in rental income from newly acquired properties. Expenses for the three months ended September 30, 2020 increased by $249,344 as compared to total expenses for the three months ended September 30, 2019 primarily due to an increase in general and administrative expenses of $51,724 due to an increase in NYSE listing fees and an increase in stock compensation, and an increase in interest expense of $175,141 as a result of the previously disclosed financing that closed in November 2019. Net income attributable to Common Shares during the three months ended September 30, 2020 and 2019 was approximately $506,006 and $203,635, respectively. Net income increased by $302,371 primarily due to the increase in rental income which was offset by an increase in general and administrative expenses and an increase in interest expense.

For the three months ended September 30, 2020 and 2019, we paid a cash dividend to our holders of Series A Preferred Stock of $70,058.

Nine Months Ended September 30, 2020 and 2019

Revenue during the nine months ended September 30, 2020 and 2019 was $2,878,096 and $1,554,075 respectively. Revenue during the nine months ended September 30, 2020 consisted of revenue from lease income from direct financing lease of $686,250, rental income of $2,121,268 and miscellaneous income of $70,578. The increase in total revenue was primarily related to a $1,261,681 increase in rental income from newly acquired properties. Expenses for the nine months ended September 30, 2020 increased by $700,513 as compared to total expenses for the nine months ended September 30, 2019 primarily due to an increase in general and administrative expenses of $87,176 due to an increase in audit, NYSE listing and stock compensation fees, an increase in depreciation expense of $78,318 due to the newly acquired properties and an increase in interest expense of $531,053 as a result of the previously disclosed financing that closed in November2019. Net income attributable to Common Shares during the first nine months of 2020 and 2019 was approximately $1,097,730 and $474,222, respectively. The difference between our 2020 and 2019 results were principally attributable to the following: a $1,261,681 increase in of rental income from newly acquired properties, a $62,340 increase in miscellaneous income due to more interest income, offset by a $78,318 increase in depreciation expense, a $87,176 increase in general and administrative expenses and a $531,053 increase in interest expense.

For the nine months ended September 30, 2020 and 2019, we paid a cash dividend to our holders of Series A Preferred Stock of $210,174.

Funds From Operations – Non-GAAP Financial Measures

We assess and measure our overall operating results based upon an industry performance measure referred to as Core Funds From Operations (“Core FFO”) which management believes is a useful indicator of our operating performance. Core FFO is a non-GAAP financial measure. Core FFO should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Core FFO is not defined by GAAP. The following is a definition of this measure, an explanation as to why we present it and, at the end of this section, a reconciliation of Core FFO to the most directly comparable GAAP financial measure. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by our asset portfolio and inappropriately affect the comparability of the Company’s period-over-period performance. These items include non-recurring expenses, such as one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including stock-based compensation expense, amortization and certain up-front financing costs. Therefore, management uses Core FFO and defines it as net income excluding such items. We believe that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing us to other REITs that disclose similarly Core FFO figures, and when analyzing changes in our performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result, our Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

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A reconciliation of our Core FFO to net income for the three and nine months ended September 30, 2019 and 2018 is included in the table below (in thousands):

CORE FUNDS FROM OPERATIONS (FFO)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net Income	$576,064	$273,693	$1,307,904	$684,396
Stock-Based Compensation	66,161	47,127	189,452	158,208
Interest Expense - Amortization of Debt Costs	8,527	6,297	25,582	18,892
Amortization of Intangible Asset	59,285	59,285	177,854	177,855
Depreciation on Land Improvements	39,767	17,711	96,029	17,711
Core FFO Available to Preferred and Common Shares	749,804	404,113	1,796,821	1,057,062

Preferred Stock Dividends	(70,058)	(70,058)	(210,174)	(210,174)

Core FFO Available to Common Shares	$679,746	$334,055	$1,586,647	$846,888

Weighted Average Shares Outstanding (basic)	1,915,200	1,872,939	1,909,151	1,871,093

Core FFO per Common Share	0.35	0.18	0.83	0.45

Results of Operations for the Year ended December 31, 2019 as compared to the year ended December 31, 2018

Our total revenue for the fiscal years 2019 and 2018 was approximately $2,181,000 and $1,975,000 respectively. Net income attributed to Common Shares for the fiscal year 2019 was approximately $947,000 compared to $839,000 for 2018. The difference between our 2019 and 2018 consolidated results was principally attributable to the following: an increase in rental income of $182,000, an increase in general and administrative costs of $10,000, an increase in depreciation expense of approximately $39,000, and an increase in interest expense of approximately $49,000.

Our cash outlays, other than dividend payments on our Series A Preferred Stock, are for general and administrative (“G&A”) expenses, which consist principally of insurance, legal and other professional fees, consultant fees, NYSE American listing fees, shareholder service company fees and auditing costs. We further expect that the remainder of our G&A expenses will continue to increase in 2020 and beyond as it further implements its business plan.

For the fiscal years ended 2019, P&WV and PWRS contributed approximately 42% and 37% of consolidated revenue compared to 2018 where P&WV and PWRS contributed approximately 46% and 41% of consolidated revenue. If we are successful in pursuing our business plan and acquisition strategies, the contribution to its consolidated revenues related to CEA related real estate is expected to increase over time as a percentage of our total consolidated revenue.

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Funds From Operations – Non-GAAP Financial Measures

CORE FUNDS FROM OPERATIONS (FFO)

	2019	2018

Core FFO Available to Common Shares	$1,173,958	$1,043,633

Core FFO per Common Share	0.63	0.56

Weighted Average Shares Outstanding (basic)	1,871,554	1,848,739

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	2019	2018
Net Income Attributable to Common Shares	$666,662	$558,579
Stock-Based Compensation	205,335	222,721
Interest Expense - Amortization of Debt Costs	26,062	25,191
Amortization of Intangible Asset	237,142	237,142
Depreciation on Land Improvements	38,757	-
Core FFO Available to Common Shares	$1,173,958	$1,043,633

Liquidity and Capital Resources

To meet our working capital and longer-term capital needs, we rely on cash provided by our operating activities, proceeds received from the issuance of equity securities and proceeds received from borrowings, which are typically secured by liens on acquired assets.

Cash Flows

Our cash and cash equivalents totaled approximately $7,639,392 as of September 30, 2020, a decrease of $8,203,112 from December 31, 2019. During the nine months ended September 30, 2020, the primary use of cash was for working capital requirements and investment activities that included $2,746,019 paid for land and cultivation facilities and $6,686,138 paid for construction in progress for cultivation facilities. Net cash used in financing activities or the nine months ended September 30, 2020 included $542,980 of payments on long-term debt and $210,174 for dividend payments to the holders of our Series A Preferred Stock.

With the cash available in early November 2020, we believe these resources will be sufficient to fund our operations and commitments. Our cash outlays, other than acquisitions, property improvements, dividend payments and interest expense, are for general and administrative (“G&A”) expenses, which consist principally of legal and other professional fees, consultant fees, NYSE American listing fees, insurance, shareholder service company fees and auditing costs.

To meet our working capital and longer-term capital needs, we intend to rely on cash provided by our operating activities, proceeds received from the issuance of equity securities and proceeds received from borrowings, which are may be secured by liens on assets. Based on our leases in place and rental income as of September 30, 2020, we anticipate generating $5,642,709 in cash rent over the next twelve months. At September 30, 2020, we owed debt in the principal amount of $24,465,046, of which $631,082 is due in the next twelve months. We anticipate that our cash from operations will be sufficient to support our operations; however additional acquisition of real estate may require us to seek to raise additional financing. There can be no assurance that financing will be available when needed on favorable terms.

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During the year ended December 31, 2019, the Company’s net cash generated by operating activities was approximately $1,372,000. During the year ended December 31, 2018, the Company’s net cash generated by operating activities was approximately $1,266,000.

During the year ended December 31, 2019, the Company’s net cash used in investing activities was $1,799,000. The Company, through two wholly owned subsidiaries, acquired two greenhouse and processing facilities properties in Colorado.

During the year ended December 31, 2019, the Company’s net cash obtained by financing activities was approximately $14,498,000, comprised principally of principal payments on long term debt of approximately $409,000, loan acquired for $15,500,000 and dividends on the Preferred Stock of approximately $280,000. During the year ended December 31, 2018, the Company’s net cash used by financing activities was approximately $642,000, comprised principally of principal payments on long term debt of approximately $361,000 and dividends on the Preferred Stock of approximately $280,000.

Preferred Stock

During 2014, the Company expanded its equity financing activities by offering a series of preferred stock to the public. The Series A Preferred Stock ranks, as to dividend rights and rights upon liquidation, dissolution or winding up, senior to the Company’s Common Shares. Voting rights for holders of Series A Preferred Stock exist only with respect to amendments to the Company’s charter that materially and adversely affect the terms of the Series A Preferred Stock, the authorization or issuance of equity securities that are senior to the Series A Preferred Stock and, if the Company fails to pay dividends on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), the election of two additional trustees to our Board of Trustees. No Series A Preferred Stock was issued during 2019. The Company had previously closed on the sale of approximately $3,492,000 of its Series A $25.00 Par Value Preferred Stock pursuant to a public offering prospectus supplement dated January 23, 2014.

Borrowings

In July 2013, PWSS borrowed $750,000 from a regional bank (the “PWSS Term Loan”). The PWSS Term Loan carries a fixed interest rate of 5.0% for a term of 10 years and amortizes based on a 20-year principal amortization schedule. The loan is secured by PWSS’ real estate assets and a parent guarantee from the Company. The balance of the PWSS Term Loan as of September 30, 2020 and December 31, 2019 is approximately $558,000 (net of approximately $7,500 of capitalized debt costs which are being amortized over the life of the financing) and $579,000 (net of approximately $9,500 of capitalized debt costs which are being amortized over the life of the financing), respectively.

On November 6, 2015, PWRS entered into a loan agreement (the “2015 PWRS Loan Agreement”) with a certain lender for $10,150,000 (the “2015 PWRS Loan”). The 2015 PWRS Loan is secured by an assignment of land and intangibles owned by PWRS. PWRS issued a note to the benefit of the lender dated November 6, 2015 with a maturity date of October 14, 2034 and a 4.34% interest rate.

As of September 30, 2020, and December 31, 2019, the balance of the PWRS Bonds was approximately $8,178,000 (net of unamortized debt costs of approximately $308,000) and $8,538,000 (net of unamortized debt costs of approximately $325,000), respectively

On November 25, 2019, Power REIT, through a newly formed subsidiary, PW PWV Holdings LLC (“PW PWV”), entered into a loan agreement (the “PW PWV Loan Agreement”) with a certain lender for $15,500,000 (the “PW PWV Loan”). The PW PWV Loan is secured by pledge of PW PWV’s equity interest in P&WV, its interest in the Railroad Lease and a security interest in a deposit account (the “Deposit Account”) pursuant to a Deposit Account Control Agreement dated November 25, 2019 into which the P&WV rental proceeds is deposited. Pursuant to the Deposit Account Control Agreement, P&WV has instructed its bank to transfer all monies deposited in the Deposit Account to the escrow agent as a dividend/distribution payment pursuant to the terms of the PW PWV Loan Agreement. The proceeds from the PW PWV Loan are intended to provide capital for acquisition of additional properties on an accretive basis. The PW PWV Loan is evidenced by a note issued by PW PWV to the benefit of the lender for $15,500,000, with a fixed interest rate of 4.62% and fully amortizes over the life of the financing which matures in 2054 (35 years). The balance of the loan as of September 30, 2020 and December 31, 2019 is $15,038,000 (net of approximately $305,000 of capitalized debt costs) and 15,168,000 (net of approximately $311,000 of capitalized debt costs).

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On December 31, 2012, as part of the Salisbury land acquisition, PWSS assumed existing municipal financing (“Municipal Debt”). The Municipal Debt has approximately 11 years remaining. The Municipal Debt has a simple interest rate of 5.0% that is paid annually, with the next payment due February 1, 2021. The balance of the Municipal Debt as of September 30, 2020 and December 31, 2019 is approximately $70,000 and $77,000 respectively.

In the case of each of the bridge financings from HBP described above, the independent members of the Company’s Board of Trustees approved the borrowings in advance.

The approximate amount of principal payments remaining on Power REIT’s long-term debt as of September 30, 2020 is as follows:

Total Debt
2020	54,879
2021	635,502
2022	675,374
2023	1,168,408
2024	715,777
Thereafter	21,215,106
Long term debt	24,465,046

Critical Accounting Policies

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant judgments and estimates to develop certain amounts reflected and disclosed. In many cases, there are alternative policies or estimation techniques that could be used. We regularly review the application of our accounting policies and evaluate the appropriateness of the estimates that are required to be made in order to prepare our consolidated financial statements. Typically, estimates may require adjustments from time to time based on, among other things, changing circumstances and new or better information.

The accounting policies that we consider to be our “critical accounting policies” are those that we believe are either the most judgmental or involve the selection or application of alternative accounting policies, and that in each case are material to our consolidated financial statements. We believe that our revenue recognition policies meet these criteria. These policies are as follows:

●	Railroad Lease. The Railroad Lease is treated as a direct financing lease, and income to P&WV under the Railroad Lease is recognized as earned based on an implicit rate of 10% over the life of the lease, which is assumed to be perpetual for the purposes of revenue recognition and recording the leased assets on the balance sheet.

●	Operating lease with rent escalation. Lease revenue from land that is subject to an operating lease with rent escalation provisions is recorded on a straight-line basis when the amount of escalation in lease payments is known at the time we enter into the lease agreement, or known at the time we assume an existing lease agreement as part of a land acquisition (e.g., an annual fixed percentage escalation).

●	Operating lease without rent escalation. Lease revenue from land that is subject to an operating lease without rent escalation provisions is recorded on a straight-line basis.

For further information, see Power REIT’s financial statements which are incorporated by reference.

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BUSINESS DESCRIPTION

Company Overview

We are an internally managed real estate investment trust (a “REIT”) that owns a portfolio of real estate assets related to transportation, energy infrastructure and Controlled Environment Agriculture (“CEA”) in the United States. In 2019, we expanded the focus of our real estate acquisitions to include CEA properties in the United States. In the context of greenhouses, CEA is an innovative method of growing plants that involves creating optimized growing environments for a given crop indoors. CEA in the form of a greenhouse uses approximately 70% less energy than indoor growing, 95% less water usage than outdoor growing, and does not have any agricultural runoff of fertilizers or pesticides. We typically enter into long-term triple net leases where our tenants are responsible for all costs related to the property, including insurance, taxes and maintenance.

Our growth strategy focuses on identifying attractive real estate opportunities that exhibit attractive risk adjusted yields on investment relative to traditional real estate sectors. We are currently focused on making new acquisitions of real estate within the CEA sector related to cannabis cultivation. We believe there will be continued strong demand for cannabis related CEA in the form of greenhouses which we believe is the sustainable business model that can produce plants at a lower cost in an environmentally friendly way. We believe a convergence of changing public attitudes and increased legalization momentum in certain states creates an attractive opportunity to invest in cannabis related real estate. We expect that acquisition opportunities will continue to expand as additional states legalize.

We believe there is strong demand for capital from licensed cannabis cultivators that do not have access to traditional financing sources such as bank debt. Our construction financing and sale leaseback solutions provide attractive financing that allows cannabis operators to add additional growing capacity and/or invest in the growth of their business. Our tenants that are cannabis operators are able to achieve strong rent coverage based on the growing capacity of their facilities and the current wholesale price of cannabis. In addition, we believe our unique and flexible lease structure for cannabis operators, which typically includes a period of higher rent in the initial years of the lease and a reset to a lower rent for the remainder of the lease term provides strong protection to our investment basis while setting the tenant up for long-term success in the event cannabis prices decrease or federal legalization of cannabis is enacted.

Our Current Portfolio of Properties

As of the date of this prospectus, our assets consist a total of approximately 112 miles of railroad infrastructure plus branch lines and related real estate, approximately 601 acres of fee simple land leased to a number of utility scale solar power generating projects with an aggregate generating capacity of approximately 108 Megawatts (“MW”), and approximately 41 acres of land with 216,278 square feet of greenhouse/processing space for medical cannabis cultivation. We are actively seeking to grow our portfolio of real estate related to CEA for food and cannabis cultivation.

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Below is a chart that summarizes our currently owned properties:

Property Type/Name	Location	Acres	Size[1]	Lease Start	Term (yrs)[2]	Rent ($)	Gross Book Value
Railroad Property
P&WV (Norfolk Southern)	PA/WV/OH		112 miles	Oct-64	99	$915,000	$9,150,000

Solar Farm Land
PWSS	Salisbury, MA	54	5.7	Dec-11	22	89,494	1,005,538
PWTS	Tulare County, CA	18	4.0	Mar-13	25	32,500	310,000
PWTS	Tulare County, CA	18	4.0	Mar-13	25	37,500	310,000
PWTS	Tulare County, CA	10	4.0	Mar-13	25	16,800	310,000
PWTS	Tulare County, CA	10	4.0	Mar-13	25	29,900	310,000
PWTS	Tulare County, CA	44	4.0	Mar-13	25	40,800	310,000
PWRS	Kern County, CA	447	82.0	Apr-14	20	803,117	9,183,548
	Solar Farm Land Total	601	107.7			$1,050,111	$11,739,086

CEA (Cannabis) Property[34]
JAB - Tam Lot 18	Crowley County, CO	2.11	12,996	Jul-19	20	201,810	1,075,000
JAB - Mav Lot 1	Crowley County, CO	5.20	16,416	Jul-19	20	294,046	1,594,582
Grassland - Mav Lot 14	Crowley County, CO	5.54	26,940	Feb-20	20	354,461	1,908,400
Chronic - Sherman Lot 6	Crowley County, CO	5.00	26,416	Feb-20	20	375,159	1,995,101
Original - Mav Lot 5	Crowley County, CO	5.20	15,000	Apr-20	20	256,743	1,358,664
Sweet Dirt 495	York County, ME	3.06	35,600	May-20	20	919,849	4,917,134
Sweet Dirt 505	York County, ME	3.58	12,638	Sep-20	20	373,055	1,964,723
Fifth Ace - Tam Lot 7	Crowley County, CO	4.32	18,000	Sep-20	20	261,963	1,364,585
Monte Fiore - Tam Lot 13	Crowley County, CO	2.37	9,384	Oct-20	20	87,964	425,000
Monte Fiore - Tam Lot 14	Crowley County, CO	2.09	24,360	Oct-20	20	490,700	2,637,300
Green Mile - Tam Lot 19	Crowley County, CO	2.11	18,528	Dec-20	20	252,061	1,311,116
	CEA Total	40.58	216,278			$3,867,811	$20,551,605
Grand Total						$5,832,922	$41,440,691

[1] Solar Farm Land size represents Megawatts and CEA property size represents square feet
[2] Not including renewal options
[3] Rent represents straight line net rent
[4] Gross Book Value represents total commitment
Note: Size, Rent and Gross Book Value assume completion of approved construction

Railway Properties

Pittsburgh & West Virginia Railroad (“P&WV”) is a business trust organized under the laws of Pennsylvania for the purpose of owning railroad assets that are currently leased to Norfolk Southern Railway (“NSC”) pursuant to a 99-year lease that became effective in 1964 and is subject to an unlimited number of 99-year renewal periods under the same terms and conditions, including annual rent payments, at the option of NSC (the “Railroad Lease”). Norfolk Southern Corporation has an investment grade rating of Baa1 by Moody’s Investor Services. P&WV’s assets consist of a railroad line of approximately 112 miles in length plus branch lines, extending through Connellsville, Washington and Allegheny Counties in the Commonwealth of Pennsylvania, through Brooke County in the State of West Virginia and through Jefferson and Harrison Counties in the State of Ohio, to Pittsburgh Junction in Harrison County, Ohio. There are also branch lines that total approximately 20 miles in length located in Washington and Allegheny Counties in Pennsylvania and Brooke County in West Virginia. NSC pays P&WV base cash rent of $915,000 per year, payable in quarterly installments.

Solar Properties

PW Salisbury Solar, LLC (“PWSS”) is a Massachusetts limited liability company and a wholly owned subsidiary of the Trust, that owns approximately 54 acres of land located in Salisbury, Massachusetts that is leased to a 5.7 Megawatts (MW) utility scale solar farm. Pursuant to the lease agreement, PWSS’ tenant is required to pay PWSS rent of $80,800 cash for the year December 1, 2012 to November 30, 2013, with a 1.0% escalation in each corresponding year thereafter. Rent is payable quarterly in advance and is recorded by Power REIT for accounting purposes on a straight-line basis. At the end of the 22-year lease period, which commenced on December 1, 2011 (prior to being assumed by PWSS), the tenant has certain renewal options, with terms to be mutually agreed upon.

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PW Tulare Solar, LLC (“PWTS”) is a California limited liability company and a wholly owned subsidiary of the Trust, that owns approximately 100 acres of land leased to five (5) utility scale solar farms, with an aggregate generating capacity of approximately 20MW, located near Fresno, California. The solar farm tenants pay PWTS an aggregate annual rent of $157,500 cash following an abatement period, payable annually in advance, and without escalation during the 25-year term of the leases. The tenants have up to 2 renewal options, the first of which is for 5 years, and the second of which is for 4 years and 11 months. At the end of the 25-year terms, which commenced in March 2013 (prior to being assumed by PWTS), the tenants have certain renewal options, with terms to be mutually agreed upon.

PW Regulus Solar, LLC (“PWRS”) is a California limited liability company and a wholly owned subsidiary of the Trust, that owns approximately 447 acres of land leased to a utility scale solar farm with an aggregate generating capacity of approximately 82 Megawatts in Kern County, California near Bakersfield. PWRS’s lease was structured to provide it with initial quarterly rental payments until the solar farm achieved commercial operation which occurred on November 11, 2014. During the primary term of the lease which extends for 20 years from achieving commercial operations, PWRS receives an initial annual rent of approximately $735,000 per annum which grows at 1% per annum. The lease is a “triple net” lease with all expenses to be paid by the tenant. At the end of the primary term of the lease, the tenants have three options to renew the lease for 5-year terms in the first two options, and 4 years and 11 months in the third renewal option. With each such extension option are required to be undertaken by tenant under certain circumstances. Rent during the renewal option periods is to be calculated as the greater of a minimum stated rental amount or a percentage of the total project-level gross revenue. The acquisition price, not including transaction and closing costs, was approximately $9.2 million. For each of the twelve months ended December 31, 2019 and 2018, PWRS recorded rental income of $803,116.

CEA Properties

In July 2019, PW CO CanRE JAB, LLC (“PW JAB”), one of our indirect subsidiaries, acquired two properties (the “JAB Properties”) in southern Colorado that have approximately 7.3 acres with 18,612 square feet of greenhouse cultivation and processing space. At the time of the acquisition, PW JAB entered into two cross-collateralized and cross-defaulted triple-net leases with JAB Industries Ltd. (doing business as Wildflower Farms) (the “JAB Tenant”) for the JAB Properties. The leases provide that the JAB Tenant is responsible for paying all expenses related to the JAB Properties, including maintenance expenses, insurance and taxes. The term of each of the leases is 20 years and provides two options to extend for additional five-year periods. The leases also have financial guarantees from affiliates of the JAB Tenant. The JAB Tenant intends to operate the JAB Properties as licensed medical cannabis cultivation and processing facilities. The rent for each of the leases is structured whereby after a six-month free-rent period, the rental payments provide the PW JAB a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.5% return on invested capital, which will increase at a 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The JAB Tenant is an affiliate of a company that owns and operates two indoor cannabis cultivation facilities and five dispensary locations in the State of Colorado along with several other cannabis related projects under development. The leases require the JAB Tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations. The leases prohibit the retail sale of the JAB Tenant’s cannabis and cannabis-infused products from the JAB Properties. The straight-line annual rent of approximately $331,000 represents an estimated yield of over 18%.

On November 1, 2019, PW JAB, entered into an agreement with the JAB Tenant to expand the greenhouse at the 5.2-acre property from approximately 5,616 rentable square feet of greenhouse to approximately 16,416 square feet. Our investment in the expansion is a payment of $900,000 and the lease amendment is structured to provide rent on similar economics to the original leases and provides additional straight-line annual rent of approximately $165,000, representing an estimated yield of over 18%. The completion of this expansion occurred in July 2020.

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On February 2, 2020, PW CO CanRe Mav 14, LLC (“PW Mav 14”), one of our indirect subsidiaries, acquired 5.54 acres of land in Colorado (the “Mav 14 Property”) with an existing greenhouse and processing facility totaling 9,300 square-feet for the cultivation of cannabis for $850,000. Concurrent with the closing, PW Mav 14 entered into a triple-net lease (the “Mav 14 Lease”) with its current tenant (the “Mav 14 Tenant”) who is responsible for paying all expenses related to the Mav 14 Property including maintenance expenses, insurances and taxes. As part of the transaction, PW Mav 14 agreed to fund the construction of 15,120 square feet of greenhouse space for $1,058,400 and the Mav 14 Tenant has agreed to fund the construction of approximately 2,520 additional square feet of head-house/processing space on the Mav 14 Property. Accordingly, the Trust’s total capital commitment is $1,908,400. The term of the Mav 14 Lease is 20 years and provides two options to extend for additional five-year periods. The Mav 14 Lease also has financial guarantees from affiliates of the Mav 14 Tenant. The Mav 14 Tenant intends to operate as a licensed medical cannabis cultivation and processing facility. The rent for the Mav 14 Lease is structured whereby after a six-month deferred-rent period, the rental payments provide PW Mav 14 a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.5% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The Mav 14 Lease requires the Mav 14 Tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations. The Mav 14 Lease prohibits the retail sale of cannabis and cannabis-infused products from the Mav 14 Property. The straight-line annual rent of approximately $354,000 represents an estimated yield of over 18%. The construction on the project is substantially completed and the project is currently operational.

On January 31, 2020, PW CO CanRe Sherman 6, LLC (“PW Sherm 6”), one of our indirect subsidiaries, closed on the acquisition of 5.0 acres of vacant land in Colorado (the “Sherman 6 Property”) for $150,000. As part of the transaction, PW Sherm 6 agreed to fund the immediate construction of 15,120 square feet of greenhouse space and 8,776 square feet of head-house/processing space on the Sherman 6 Property for $1,693,800. Accordingly, Power REIT’s total capital commitment is $1,843,800. On February 1, 2020, PW Sherm 6 entered into a triple-net lease (the “Initial Sherman Lease”) with its tenant (the “Sherman 6 Tenant”) such that the Sherman 6 Tenant is responsible for paying all expenses related to the Sherman 6 Property including maintenance expenses, insurances and taxes. The term of the Initial Sherman Lease is 20 years and provides two options to extend for additional five-year periods. The Initial Sherman Lease also has financial guarantees from affiliates of the tenants. The tenant intends to operate as a licensed cannabis cultivation and processing facility. The rent for the Initial Sherman Lease is structured whereby after a nine-month deferred-rent period, the rental payments provide PW Sherm 6 a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.9% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The Initial Sherman Lease requires the tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations. The Initial Sherman Lease prohibits the retail sale of the tenant’s cannabis and cannabis-infused products from the Sherman 6 Property. The additional straight-line annual rent of approximately $346,000 represents an estimated yield of over 18%. The construction on the project is substantially completed and the project is currently operational.

On August 25, 2020, PW Sherm 6 entered into an agreement (as amended, the “Sherman Lease”) for the expansion of the Sherman 6 Property with the Sherman 6 Tenant. The expansion consists of approximately 2,520 square feet of additional greenhouse/headhouse space. The Sherman 6 Tenant is responsible for implementing the expansion and PW Sherm 6 will fund the cost of such expansion up to a total of $151,301, with any additional amounts funded by the Sherman 6 Tenant. Once completed, Power REIT’s total investment in the Sherman 6 Property will be $1,995,101. As part of the agreement, PW Sherm 6 and the Sherman 6 Tenant have amended the Lease whereby after a nine month period, the additional rental payments provide PW Sherm 6 with a full return of its original invested capital over the next three years and thereafter, provide a 12.9% return increasing 3% rate per annum. The additional straight-line rent of approximately $29,000 represents an estimated yield of over 18%.

On March 19, 2020, PW CO CanRe Mav 5, LLC (“PW Mav 5”), one of our indirect subsidiaries purchased a 5.2 acre of vacant land in Colorado for $150,000 (the “Mav 5 Property”). As part of the acquisition, the Trust agreed to fund the immediate construction of 5,040 square feet of greenhouse space and 4,920 square feet of head-house/processing space for $868,125. Accordingly, Power REIT’s total capital commitment is $1,018,125. Concurrent with the closing, PW Mav 5 entered into a triple-net lease (the “Mav 5 Lease”) with its current tenant (the “Mav 5 Tenant”) who is responsible for paying all expenses related to the property including maintenance expenses, insurances and taxes. The term of the Mav 5 Lease is 20 years and provides two options to extend for additional five-year periods. The Mav 5 Lease also has financial guarantees from affiliates of the Mav 5 Tenant. The Mav 5 Tenant intends to operate as a licensed cannabis cultivation and processing facility. The rent for the Mav 5 Lease is structured whereby after a six-month deferred-rent period, the rental payments provide PW MAV 5 a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.5% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The lease requires the tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations. The Mav 5 Lease prohibits the retail sale of cannabis and cannabis-infused products from the Mav 5 Property. The straight-line annual rent of approximately $193,000 represents an estimated yield of over 18%.

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On May 1, 2020, PW Mav 5, entered into an agreement for a 5,040 square-foot greenhouse expansion. Our investment in the expansion is $340,539 and a lease amendment, entered into on May 1, 2020 is structured to provide rent on similar economics to the original Mav 5 Lease and provides additional straight-line annual rent of approximately $63,000, representing an estimated yield of over 18%. The construction on the project is substantially completed and the project is currently operational.

On May 15, 2020, PW ME CanRe SD, LLC (“PW SD”), one of our indirect subsidiaries, acquired a 3.06-acre property in York County, Maine for $1,000,000 (the “495 Property”). The SD Property includes a 32,800 square-foot greenhouse and 2,800 square foot processing/distribution building that are both under active construction. Simultaneous with the acquisition, PW SD entered into a lease (the “SD Lease”) with an operator (“Sweet Dirt”). As part of the acquisition, PW SD reimbursed Sweet Dirt for $950,000 of the approximately $1.5 million Sweet Dirt has incurred related to the construction and agreed to fund up to approximately $2.97 million of costs to complete the construction. Accordingly, our total investment in the 495 Property will be approximately $4.92 million which translates to approximately $138 per square foot for a state-of-the-art Controlled Environment Agriculture Greenhouse (“CEAG”). The rent for the Sweet Dirt Lease is structured whereby after a six-month deferred-rent period, the monthly rental payments over the next three years will provide us with a full return on invested capital. Thereafter, rent is structured to provide a 12.9% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level, we have agreed to decrease the rent to an amount equal to a 9% return on the original invested capital amount with increases at a 3% rate per annum based on a starting date of the start of year seven. SD Lease is structured to provide straight-line annual rent of approximately $920,000, representing an estimated yield of over 18.5% with the tenant responsible for all operating expenses. Upon completion of the construction, which is targeted for November 2020, the CEAG is expected to be the largest cannabis greenhouse cultivation facility in the state of Maine. The SD Lease requires Sweet Dirt to maintain a medical cannabis license and operate in accordance with all Maine and local regulations with respect to its operations. In addition, we received an option to acquire an adjacent 3.58 vacant parcel (the “505 Property”) that is owned by Sweet Dirt for $400,000 which provides us the option to finance additional cultivation and processing space for Sweet Dirt.

On September 18, 2020, PW SD completed the acquisition of the 505 Property in York County, Maine by exercising its option received at the time of the 495 Property acquisition. The 505 Property is a 3.58-acre property purchased for $400,000 plus $2,110 in closing costs and is adjacent to the 495 Property. Concurrently with the closing of the acquisition of the 505 Property, PW SD and Sweet Dirt entered into an amendment to the SD Lease whereby after a nine-month deferred-rent period, the rental payments provide PW SD a full return on invested capital over the next three years. Thereafter, rent is structured to provide a 13.2% return based on invested capital with annual rent increases of 3% per annum. At any time after year six, if cannabis is legalized at the federal level in the United States, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The amended SD Lease provides for a straight-line annual rent of approximately $373,055, representing an estimated yield of over18.5% with the tenant responsible for all operating expenses. As part of the transaction, the Trust agreed to fund the construction of an additional 9,900 square feet of processing space and renovate an existing 2,738 square foot building for approximately $1.56 million. Accordingly, the Trust’s total investment in the 505 Property will be approximately $1.96 million.

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On September 18, 2020, PW CO CanRE Tam 7, LLC (“Tam 7”), one of our indirect subsidiaries, acquired a 4.32-acre property in Crowley County, Colorado for $150,000 (the “Tam 7 Property”). As part of the transaction, Tam 7 agreed to fund the immediate construction of 18,000 square feet of greenhouse and processing space on the Tam 7 Property for approximately $1.22 million. Accordingly, the Trust’s total capital commitment will be $1,364,585. Concurrent with the closing, Tam 7 entered into a triple-net lease (the “Tam 7 Lease”) with its current tenant (the “Tam 7 Tenant”) who responsible for paying all expenses related to the Tam 7 Property including maintenance expenses, insurances and taxes. The term of the Tam 7 Lease is 20 years and provides two options to extend for additional five-year periods. The Tam 7 Lease also has financial guarantees from affiliates of the Tam 7 Tenant. The Tam 7 Tenant intends to operate as a licensed cannabis cultivation and processing facility. The rent for the Tam 7 Lease is structured whereby after a six-month deferred-rent period, the rental payments provide Tam 7 a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.9% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level in the United States, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The Tam 7 Lease requires the Tam 7 Tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations and prohibits the retail sale of cannabis and cannabis-infused products from the property. The additional straight-line annual rent of $261,963 represents an estimated yield of over 19% on invested capital. The project is currently under construction and should be completed by May 2021.

On October 2, 2020, PW CO CanRE MF, LLC (“PW MF”), one of our indirect subsidiaries, acquired two properties in Crowley County, Colorado approved for cannabis cultivation for $150,000 (the “PW MF Properties”). One parcel is 2.37 acres, and the other parcel is 2.09 acres. As part of the transaction, the PW MF agreed to fund the immediate construction of 33,744 square feet of greenhouse and processing space on the PW MF Properties for $2,912,300. Accordingly, the Trust’s total capital commitment will be approximately $3,062,000. On October 15, 2020, PW MF entered into a triple-net lease (the “PSP Lease”) with PSP Management LLC (“PSP”) who is responsible for paying all expenses related to the PW MF Properties including maintenance expenses, insurances and taxes. The term of the lease is 20 years and provides two options to extend for additional twenty-year periods. The PSP Lease also has financial guarantees from affiliates of PSP. PSP intends to operate as a licensed cannabis cultivation and processing facility. The rent for the PSP Lease is structured whereby after deferred-rent period, the rental payments provide PW MF a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 13.3% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level in the United States, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The PSP Lease requires the tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations. The PSP Lease prohibits the retail sale of the tenant’s cannabis and cannabis-infused products from the PW MF Properties. The additional straight-line annual rent of approximately $578,664 represents an estimated yield of approximately 18.9%. The project is currently under construction and should be completed by August 2021.

On December 4, 2020, PW CO CanRE Tam 19, LLC (“PW Tam 19”), one of our indirect subsidiaries, acquired a 2.11 parcel of land in Crowley County, Colorado approved for cannabis cultivation for $75,000 (the “PW Tam 19 Property”). As part of the transaction, PW Tam 19 agreed to fund the immediate construction of 18,528 square feet of greenhouse and processing space on the PW Tam 19 Property for $1,236,116. Accordingly, the Trust’s total capital commitment will be approximately $1,311,000. Concurrent with the closing, PW Tam 19 entered into a triple-net lease (the “Tam19 Lease”) with Green Mile Cultivation, LLC (“Tam 19 Tenant”) who is responsible for paying all expenses related to PW Tam 19 Property including maintenance expenses, insurances and taxes. The term of the lease is 20 years and provides two options to extend for additional five-year periods. The Tam 19 Lease has financial guarantees from affiliates of Tam 19 Tenant. The Tam 19 Tenant intends to operate as a licensed cannabis cultivation and processing facility. The rent for the Tam 19 Lease is structured whereby after deferred-rent period, the rental payments provide PW Tam 19 a full return on invested capital over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.9% return based on invested capital with annual rent increases of 3% rate per annum. At any time after year six, if cannabis is legalized at the federal level in the United States, the rent will be adjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven. The Tam 19 Lease requires the tenant to maintain a medical cannabis license and operate in accordance with all Colorado and local regulations with respect to its operations. The Tam 19 Lease prohibits the retail sale of the tenant’s cannabis and cannabis-infused products from the PW Tam 19 Property. The additional straight-line annual rent of approximately $252,000 represents an estimated yield of approximately 18.5%. The project is currently under construction and should be completed by August 2021.

Corporate Information

We were formed as part of a reorganization and reverse triangular merger of P&WV that closed on December 2, 2011. P&WV survived the reorganization as our wholly owned subsidiary.

We have elected to be treated for tax purposes as a REIT, which means that we are exempt from U.S. federal income tax if a sufficient portion of our annual income is distributed to our shareholders, and if certain other requirements are met. In order for us to maintain our REIT qualification, at least 90% of our ordinary taxable annual income must be distributed to shareholders. However, we currently have a net operating loss of approximately $17 million, which may reduce or eliminate this requirement until exhausted.

Most of our property assets are held by direct and indirect subsidiaries. The chart below shows the organizational chart of the Trust.

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POWER REIT ORGANIZATION CHART

Certain Restrictions on Size of Holdings and Transferability

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, our Declaration of Trust provides that no person or entity may own, directly or indirectly, more than 9.9% in economic value of the aggregate of the outstanding Common Shares of Power REIT. However, our charter authorizes our Board of Trustees to exempt from time to time the ownership limits applicable to certain named individuals or entities. This provision or other provisions in our Declaration of Trust or By-laws, or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code at any time during the taxable year, (2) transferring shares of our capital stock if such transfer would result in our stock being beneficially or constructively owned by fewer than 100 persons and (3) beneficially or constructively owning shares of our capital stock if such ownership would cause us otherwise to fail to qualify as a REIT.

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This provision or other provisions in our governing documents or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. See “Risk Factors” and “Description of Capital Stock.”

Distribution Policy

Distributions declared by us will be authorized by our Board of Trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including the capital requirements of our company and meeting the distribution requirements necessary to maintain our qualification as a REIT. We cannot assure that our intended distributions will be made or sustained or that our Board of Trustees will not change our distribution policy in the future. Under some circumstances, we may be required to fund distributions from working capital, liquidate assets at prices or times that we regard as unfavorable or borrow to provide funds for distributions, or we may make distributions in the form of a taxable stock dividend. However, we have no current intention to use the net proceeds from this offering to make distributions nor do we intend to make distributions using shares of our Common Shares. We do not intend to reduce the expected distribution per share if we issue the securities contemplated in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is a summary of the detailed provisions of our Declaration of Trust and By-laws governing the terms of our securities. These statements do not purport to be complete, or to give full effect to the provisions of applicable statutory and common law, and are subject to, and qualified in their entirety by reference to, the terms of our Declaration of Trust and By-Laws.

Pursuant to our Declaration of Trust, we are currently authorized to issue 100,000,000 Common Shares of beneficial interest, $0.001 par value, or such other class of shares as may be determined by the Board of Trustees. Our Board of Trustees, without any action by our shareholders, may amend our Declaration of Trust from time to time to issue securities of any type, class or series and increase or decrease the aggregate number of authorized Common Shares or other securities of any type, including without limitation any class or series of securities. Other than our Common Shares, we do not currently have any other class of stock issued and outstanding.

Pursuant to our Declaration of Trust, the Board of Trustees may authorize, without approval of any shareholder, the issuance from time to time of shares of any class or series or securities or rights convertible into shares of any class or series for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share dividend or share split).

Except as may be provided by the Board of Trustees in setting the terms of any particular securities that we may issue, no holder of shares of our stock or other securities has any preemptive right to purchase or subscribe for any additional shares of our stock or other securities.

Power to Reclassify Shares of Our Stock

Our Board of Trustee may classify any unissued shares of preferred stock, and reclassify any unissued shares of Common Shares or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our Common Shares with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board is required by the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

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Power to Increase Authorized Stock and Issue Additional Shares of Our Common Shares and Preferred Stock

We believe that the power of our Board to amend our charter from time to time to increase the aggregate number of authorized shares of stock and the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares Common Shares or preferred stock and to classify or reclassify unissued our Common Shares or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of Common Shares, will be available for issuance without further action by our shareholders, unless shareholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our Common Shares and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value of the aggregate of our outstanding shares of stock or more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.” On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% in value of the aggregate of our outstanding shares of stock or 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Common Shares

General

As of December 22, 2020, 1,916,139 of our Common Shares were issued and outstanding. The outstanding shares are, and the Common Shares offered hereby upon delivery and payment will be, fully paid and non-assessable.

Voting Rights

Each holder of Common Shares is entitled to one vote for each share registered in such holder’s name on our books on all matters submitted to a vote of shareholders. The holders of our Common Shares do not have cumulative voting rights. As a result, the holders of Common Shares entitled to exercise more than 50% of the voting rights in an election of trustees can elect 100% of the trustees to be elected if they choose to do so. In such event, the holders of the remaining Common Shares voting for the election of trustees will not be able to elect any persons to our Board of Trustees. The Company’s quorum requirements for the election of trustees and for other general matters submitted to a vote of shareholders, is 33% unless otherwise specified by statute or in our Governing Documents. Our trustees are elected to serve for one-year terms and are re-elected annually at the annual shareholders’ meeting.

Dividend Rights

Holders of Common Shares are entitled to such dividends as our Board of Trustees may declare out of funds legally available therefore. Debt agreements or preferred stock agreements that we enter into may contain restrictions on certain payments by us, including dividends.

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Liquidation Rights and Other Preferences

Subject to the prior rights of creditors and any preferred stock outstanding, the holders of the Common Shares are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. There are no preemptive or conversion rights or redemption or sinking fund provisions in respect of the Common Shares.

Maryland Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our Declaration of Trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Shares is Broadridge Corporate Issuer Solutions, Inc.

Certain Restrictions on Size of Holdings and Transferability

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, our Declaration of Trust provides that no person or entity may own, directly or indirectly, more than 9.9% in economic value of the aggregate of the outstanding Common Shares of Power REIT. However, our charter authorizes our Board of Trustees to exempt from time to time the ownership limits applicable to certain named individuals or entities. This provision or other provisions in our Declaration of Trust or By-laws, or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. On April 28, 2014, our Board of Trustees granted an exemption to Hudson Bay Partners, LP, on behalf of itself, and its affiliates, including David H. Lesser from the 9.9% ownership limit.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code at any time during the taxable year, (2) transferring shares of our capital stock if such transfer would result in our stock being beneficially or constructively owned by fewer than 100 persons and (3) beneficially or constructively owning shares of our capital stock if such ownership would cause us otherwise to fail to qualify as a REIT.

Preferred Stock

General

Our Board of Trustees has the power under our charter to classify and reclassify any unissued Common Shares into one or more classes or series of preferred stock, set the terms of each such class or series and authorize us to issue the newly classified or reclassified shares. Each such class or series of preferred stock will have such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by the Board of Trustees.

The Board of Trustees has reclassified and designated 175,000 shares of our Common Shares of beneficial interest as Series A Preferred Stock, and as of December 22, 2020, the authorized capital stock of the Company consists of 100,000,000 shares, classified as 99,825,000 shares of Common Shares, par value $0.001 per share and 175,000 shares of Series A Preferred Stock, par value $0.001 with a total of 144,636 shares of our Series A Preferred Stock issued and outstanding.

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Additional shares of preferred stock may be issued in one or more series from time to time by our Board of Trustees, and the Board of Trustees is expressly authorized to fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of each series. Subject to the determination of our Board of Trustees, any shares of preferred stock that may be issued in the future would generally have preferences over our Common Shares with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of Power REIT.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws setting forth the terms of a class or series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of Common Shares. Although our Board of Trustees does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the Common Shares or otherwise be in the best interest of the holders thereof.

Below is a general description of preferred stock that we may issue followed by a description of our outstanding Series A Preferred Stock

Terms

Subject to the limitations prescribed by our charter, our Board of Trustees is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Our Board of Trustees may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

Terms of any offered series of preferred stock may include:

●	the designation of the class or series of preferred stock;

●	the number of shares of preferred stock of the class or series, the liquidation preference of the shares of preferred stock and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the class or series of preferred stock;

●	the date from which dividends on the class or series of preferred stock shall accumulate, if applicable;

●	the procedures for any auction and remarketing, if any, for the class or series of preferred stock;

●	the provision for a sinking fund, if any, for the class or series of preferred stock;

●	the provisions for redemption, if applicable, of the class or series of preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the class or series of preferred stock may or will be convertible into our Common Shares or other securities, including the conversion price or manner of calculation thereof;

●	the relative ranking and preferences of the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	whether interests in the preferred stock will be represented by depositary shares;

●	any additional limitations on ownership and restrictions on transfer of the class or series of preferred stock;

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●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the class or series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

●	any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

Series A Preferred Stock

Ranking

The Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks:

●	senior to our Common Shares and to all other equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up;

●	equal to any class or series of equity securities ranking equal to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●	junior to any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

The term “equity securities” does not include convertible debt securities, which would rank senior to the Series A Preferred Stock prior to conversion (and whose ranking after conversion would depend on the specific terms of the post-conversion securities). In addition, the Series A Preferred Stock ranks junior to all our current and future indebtedness and the indebtedness of our subsidiaries.

Dividends

Holders of outstanding shares of the Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.9375 per share each year, which is equivalent to the rate of 7.75% of the $25.00 liquidation preference per share of Series A Preferred Stock per annum.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment may be made to holders of Common Shares or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking, as to liquidation rights, equal to the Series A Preferred Stock, then the holders of the Series A Preferred Stock and the shares of each such other class or series of stock ranking, as to liquidation rights, equal to the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Our consolidation or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up.

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Optional Redemption

Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may currently redeem any or all of the Series A Preferred Stock at any time, at a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared), if our board of trustees determines that such redemption is necessary to preserve our status as a REIT for federal income tax purposes.

If less than all of the outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other equitable manner as prescribed by our Board of Trustees that will not result in a violation of the ownership limits and restrictions on transfer of our stock contained in our charter.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the cash payment of the dividends has been set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

Special Optional Redemption

During any period of time that both (i) the Series A Preferred Stock is not listed on the NYSE MKT, the NYSE, NASDAQ or an exchange or quotation system that is a successor to the NYSE MKT, the NYSE or NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is outstanding (such combination of circumstances a “Delisting Event”), we will have the option to redeem the outstanding Series A Preferred Stock, in whole and not in part, within 90 days after any such Delisting Event, for a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price), upon the giving of notice, as provided below.

In addition, upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole and not in part, and within 120 days after any such Change of Control occurred, by paying $25.00 per share plus all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the date of redemption (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price). If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), Series A Preferred Stockholders will not have the conversion right described below under “—Conversion Rights.”

Notwithstanding the foregoing, we shall not have the right to redeem the Series A Preferred Stock (x) upon any Delisting Event occurring in connection with a transaction set forth in the first bullet point of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control or (y) with respect to any Delisting Event or Change of Control occurring in connection with a transaction (an “Affiliate Transaction”) with, or by, any person who prior to such transaction is an affiliate of the Company.

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If (i) we have given a notice of redemption, (ii) we have set aside sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all applicable accrued and unpaid dividends, then from and after the redemption date, those shares of Series A Preferred Stock will no longer be outstanding, no further dividends will accrue on them and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE MKT, the NYSE, NASDAQ or an exchange or quotation system that is a successor to the NYSE MKT, the NYSE or NASDAQ.

Redemption at Option of Holder upon a Change of Control/Delisting Event

Upon the occurrence of a Change of Control during a continuing Delisting Event at any time the Series A Preferred Stock is outstanding, then each holder of shares of Series A Preferred Stock shall have the right, at such holder’s option, to require us to redeem for cash any or all of such holder’s shares of Series A Preferred Stock, on a date specified by us that can be no earlier than 30 days and no later than 60 days following the date of delivery (the “Change of Control/Delisting Redemption Date”) of the Change of Control/Delisting Company Notice, at a redemption price equal to 100% of the liquidation preference of $25.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared), to and including the Change of Control/Delisting Redemption Date; provided, a holder shall not have any right of redemption with respect to any shares of Series A Preferred Stock being called for redemption pursuant to our optional redemption as described above under “Description of Capital Stock-Preferred Stock-Series A Preferred Stock-Optional Redemption,” or our special optional redemption as described above under “Description of Capital Stock-Preferred Stock-Series A Preferred Stock-Special Optional Redemption to the extent we have delivered notice of our intent to redeem on or prior to the date of delivery of the Change of Control/Delisting Company Notice.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we provide notice of our election to redeem such shares of Series A Preferred Stock as described under “— Optional Redemption” or “—Special Optional Redemption,” to convert all or part of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right”, as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Common Shares per share of Series A Preferred Stock (the “Common Share Conversion Consideration”) equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

●	5, which we refer to as the “Share Cap.”

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The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a Common Shares dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our Common Shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Common Shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our Common Shares outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which shares of our Common Shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of our Common Shares equal to the Common Shares Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control (the “Alternative Conversion Consideration”; and the Common Shares Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, is referred to as the “Conversion Consideration”).

Voting Rights

Except as described below, holders of Series A Preferred Stock have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote.

If dividends on the Series A Preferred Stock are not paid, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock (voting separately as a class with any other series of preferred stock ranking equal to the Series A Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock”) will be entitled to vote, at any special meeting called by our secretary at the request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any such series of voting preferred stock (unless such request is received fewer than 90 days before our next annual meeting of shareholders at which such vote shall occur) and at each annual meeting of shareholders, for the election of two additional trustees to serve on our Board of Trustees. The right of holders of Series A Preferred Stock to vote in the election of such trustees will terminate when all dividends accumulated on the outstanding shares of Series A Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment. Unless the number of our trustees has previously been increased pursuant to the terms of any series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such trustees, the number of our trustees will automatically increase by two at such time as holders of Series A Preferred Stock become entitled to vote in the election of two additional trustees. Unless shares of voting preferred stock remain outstanding and entitled to vote in the election of such trustees, the term of office of such trustees will terminate, and the number of our trustees will automatically decrease by two, when all dividends accumulated for past dividend periods on the Series A Preferred Stock have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment. If the rights of holders of Series A Preferred Stock to elect the two additional trustees terminate after the record date for the determination of holders of shares of Series A Preferred Stock entitled to vote in any election of such trustees but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date will not be entitled to vote in such election of trustees. The right of the holders of Series A Preferred Stock to elect the additional trustees will again vest if and whenever dividends are not paid for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a trustee, and no individual shall be qualified to be so nominated for election or to so serve as a trustee, if the individual’s service as a trustee would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with shares of other series of voting preferred stock, shares of different classes or series shall vote in proportion to the liquidation preference of the shares.

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shareholders Any trustee elected by the holders of Series A Preferred Stock and any series of voting preferred stock may be removed only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such trustees. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional trustees, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our Board of Trustees that results from the removal of such a trustee.

At any time that holders of Series A Preferred Stock have the right to elect two additional trustees as described above but such trustees have not been elected, our secretary must call a special meeting for the purpose of electing the additional trustees upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and all series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of such trustees, unless such a request is received less than 90 days before the date fixed for the next annual meeting of our shareholders, in which case, the additional trustees may be elected at such annual meeting.

Any amendment, alteration, repeal or other change to any provision of our charter, including the supplementary articles setting forth the terms of the Series A Preferred Stock (whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise) that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock must be approved by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class. In addition, the creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or other distributions, whether upon liquidation, dissolution or otherwise, that is senior to the Series A Preferred Stock (or any equity securities convertible or exchangeable into any such shares) requires approval by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class.

The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:

●	any increase or decrease in the number of authorized shares of Common Shares or preferred stock of any series or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking, as to dividends or liquidation preference, equal to, or junior to, the Series A Preferred Stock; or

●	any amendment, alteration or repeal or other change to any provision of our charter, including the supplementary articles setting forth the terms of the Series A Preferred Stock, as a result of a merger, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remain outstanding with the terms thereof unchanged in all material respects or are exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this bullet point, we may not be the surviving entity. Furthermore, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the last date prior to the first public announcement of an event described in this bullet point or the $25.00 liquidation preference per share of Series A Preferred Stock plus accrued and unpaid dividends (whether or not declared) to, but not including, the date of such event, pursuant to the occurrence of any of the events described in this bullet point (other than an Affiliate Transaction), then such holders will not have any voting rights with respect to the events described in this bullet point.

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The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock.

No Maturity, No Sinking Fund

The Series A Preferred Stock has no stated maturity date and will not be subject to any sinking fund.

Ownership Limits and Restrictions on Transfer

In order to allow us to maintain our qualification as a REIT for federal income tax purposes, ownership and transfer by any person of our outstanding equity securities is restricted in our charter. To qualify as a REIT under the Code, we must satisfy a number of statutory requirements as outlined in this prospectus, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Under our charter, the trustees may redeem shares or restrict transfers of shares when the trustees, in good faith, believe that such redemption or restriction is necessary to prevent disqualification of REIT status. Additionally, our charter prohibits any transfer of shares of our stock or any other change in our capital structure that would result in:

●	any person directly or indirectly acquiring beneficial or constructive ownership of more than 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our stock;

●	outstanding shares of our stock being beneficially owned by fewer than 100 persons;

●	us being “closely held” within the meaning of Section 856 of the Code; or

●	us otherwise failing to qualify as a REIT under the Code.

Our charter requires that any person who acquires or attempts to acquire shares of our stock, in violation of these restrictions, which we refer to as the ownership limits, give at least 15 days’ prior written notice to us. If any person attempts to affect a transfer of shares of our stock, or attempts to cause any other event to occur that would result in a violation of the ownership limits, then:

●	(i) that number of shares the beneficial ownership or constructive ownership of which otherwise would cause such person to violate the ownership limits shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in our charter, effective as of the close of business on the business day prior to the date of such transfer, and such person shall acquire no rights in such shares; or (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of the ownership limits, then the transfer of that number of shares that otherwise would cause a violation of the ownership limits shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
●	our board of trustees may take any action it deems advisable to refuse to give effect to, or to prevent, any such attempted transfer or other event, including, without limitation, causing us to redeem the shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event; provided however, than any transfer or attempted transfer in violation of the ownership limits shall automatically result in the transfer to the Charitable Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of trustees or a committee thereof.

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Shares held by the Charitable Trustee shall be issued and outstanding shares of ours. The violating transferee shall have no rights in the shares held by the Charitable Trustee. The violating transferee shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The violating transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

Every holder of more than 2% of the number or value of outstanding shares of our Series A Preferred Stock must give written notice to us stating the name and address of such owner, the number of shares of stock beneficially or constructively owned and a description of the manner in which the shares are owned. Our board of trustees may, in its sole and absolute discretion, exempt certain persons from the ownership limitations contained in our charter if ownership of shares of capital stock by such persons would not disqualify us as a REIT under the Code.

Further Issuances

We may create and issue additional shares of Series A Preferred Stock ranking equally with the Series A Preferred Stock, so that such additional shares of Series A Preferred Stock will form a single series with the Series A Preferred Stock offered and will have the same terms.

Conversion

The Series A Preferred Stock will not be convertible into or exchangeable for any other property or securities, except as provided under “—Conversion Rights.”

Preemptive Rights

No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for our Common Shares or any of our other securities.

Book-Entry Form

The Series A Preferred Stock offered in this offering will be issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.

Listing

Series A Preferred Stock is traded on the NYSE American under the ticker “PW.PRA.”

Registrar, Transfer Agent and Disbursing Agent

The registrar, transfer agent and disbursing agent for dividends and other distributions in respect of our Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR

CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

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The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

We presently have five trustees. This number may be increased or decreased from time to time pursuant to the bylaws but may never be less than one or more than fifteen. Our Board of Trustees is currently elected annually and for one-year terms.

We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our Board of Trustees may be filled only by the remaining trustees and that any individual elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any trustee may resign at any time by delivering his or her notice to the Board of Trustees.

Our charter provides that any or all trustees may be removed from office only for “cause” by the affirmative vote of the shareholders, subject to the rights of holders of one or more classes or series of preferred stock, entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees. For the purpose of this provision of our charter, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Action by Shareholders

Under the MGCL, common shareholder action can be taken only at an annual or special meeting of shareholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the shareholders for the election of the trustees, each holder of Common Shares is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of our Board of Trustees, which means that the holders of a majority of shares of our outstanding Common Shares can elect all the trustees then standing for election and the holders of the remaining shares of Common Shares will not be able to elect any trustees.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the Board of Trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters (except for certain charter amendments relating to trustee resignation and removal and the vote required for certain amendments) by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our shareholders. Pursuant to our charter and bylaws, an annual meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by our Board of Trustees. Special meetings of shareholders to act on any matter that may properly be considered at a meeting of shareholders may be called upon the request of the Board of Trustees, the chairman of the Board of Trustees, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of shareholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

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Our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of our Board of Trustees determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which shareholders would otherwise be entitled to exercise appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our entire Board of Trustees and approved by the affirmative vote of shareholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.

Shareholder Liability

The MGCL provides that our shareholders:

● are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our Board of Trustees; and

● are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the Board of Trustees approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s Board of Trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Board of Trustees prior to the time that the interested shareholder becomes an interested stockholder. As permitted by the MGCL, our Board of Trustees has by resolution exempted business combinations between us and our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our Board of Trustees.

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Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a trustee of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the Board of Trustees of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Trustees and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

● a classified board;

● a two-thirds vote requirement for removing a trustee;

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● a requirement that the number of trustees be fixed only by vote of the trustees;

● a requirement that a vacancy on the board be filled only by the remaining trustees and, if the board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; and

● a majority requirement for the calling of a shareholder requested special meeting of shareholders.

We have elected to be subject to the provisions of Subtitle 8 relating to a classified Board of Trustees and the filling of vacancies on our Board of Trustees. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any trustee from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of trusteeships, and (3) require, unless called by the chairman of our Board of Trustees, our president, our chief executive officer or our Board of Trustees, the written request of shareholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of shareholders in order to call a special meeting to act on such matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that nominations of individuals for election to the Board of Trustees or proposals of other business may be made at an annual meeting (1) pursuant to our notice of meeting, (2) by or at the direction of our Board of Trustees, or (3) by any shareholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the shareholder to provide notice to the secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting, (1) by or at the direction of the Board of Trustees, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by any shareholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of  (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board of Trustees to be elected at the meeting.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of trustees and officers to liability under federal or state securities laws, nor does it limit the shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

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The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

● any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

● any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or director of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; and

● our Advisor and its affiliates from and against any claim, liability or expense to which they may become subject or which they may incur by reason of their service as our advisor.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

We have entered into an indemnification agreement with each of our trustees and officers, and certain former trustees and officers, providing for indemnification of such trustees and officers consistent with the provisions of our charter. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of us and such indemnitee was adjudged to be liable to us, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a duty owed by any director, officer or other employee of our company to our company or to our shareholders, (c) any action asserting a claim against us or any director, officer or other employee of our company pursuant to any provision of the MGCL, our charter or our bylaws, or (d) any action asserting a claim against us or any director, officer or other employee of our company governed by the internal affairs doctrine. This provision does not apply to actions arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Tax Considerations of the Rights Offering

The following is a summary of the material U.S. federal income tax consequences of the receipt of rights in our Rights Offering and the exercise (or expiration) of those rights as applied to U.S. holders (as defined below) of our Common Shares that hold such shares as a capital asset for federal income tax purposes. Neuberger Quinn Gielen Rubin Gibber P.A. has acted as our counsel, has reviewed this summary, and is of the opinion that the summary of the material U.S. Federal income tax considerations contained herein is accurate in all material respects. This summary is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non- U.S. tax laws are not discussed. Furthermore, this summary is for informational purposes only and is not intended as tax advice. We therefore recommend that each holder of our Common Shares consult its own tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Rights or shares of our Common Shares acquired pursuant to exercise of the Rights.

This summary deals only with U.S. holders that acquire Rights in our Rights Offering and assumes that the Rights or shares of Common Shares issued upon exercise of the Rights will be held as capital assets within the meaning of Section 1221 of the Code.

This summary does not address all aspects of federal income taxation that may be important or consequential to various holders responsive to specific facts or circumstances or to holders who may be subject to special tax rules, including, without limitation, the following, all of whom may be subject to tax rules that differ significantly from those summarized in this discussion:

● U.S. expatriates and former citizens or long-term residents of the United States;

● persons holding the Rights or shares of our Common Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

● banks, insurance companies, and other financial institutions;

● brokers, dealers or traders in securities;

● “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

● partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

● tax-exempt organizations or governmental organizations;

● persons deemed to sell the Rights, shares of Common Shares under the constructive sale provisions of the Code;

● persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

● persons who hold or receive the Rights, shares of our Common Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

● tax-qualified retirement plans.

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We have not sought, and we will not seek, any rulings from the IRS regarding the federal income tax consequences of this offering or the related share issuances.

For purposes of this summary, a “U.S. holder” is a holder that is for U.S. federal income tax purposes:

● an individual who is a citizen or resident of the U.S.;

● a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

● an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

THE FOLLOWING IS A DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND OF THE EXERCISE, SALE OR OTHER DISPOSITION AND EXPIRATION OF THOSE RIGHTS. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND OF THE EXERCISE, SALE OR OTHER DISPOSITION AND EXPIRATION OF THOSE RIGHTS, INCLUDING THE APPLICABILITY AND EFFECTS OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Receipt of the Rights

Although we expect that the distribution of the Rights should be treated as a non-taxable stock dividend under Section 305(a) of the Code, there is a lack of authority directly addressing the application of Section 305(a) of the Code to distributions of Rights, and thus the application of Section 305(a) of the Code to the distribution of the Rights in our offering is uncertain. If this position is incorrect, the fair market value of the rights would be taxable to participants in the Rights Offering as a dividend to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. Due to the lack of authority on the part of the IRS and the courts in regard to interpreting Code Section 305 as applied to distributions of Rights, it is not reasonably possible to quantify the degree of uncertainty and risk to the recipients of the Rights regarding potential adverse tax effects. See, “Risk Factors—The receipt of Rights may be treated as a taxable distribution to you.” We urge you to consult with your own tax advisor regarding the facts and circumstances of your own tax situation.

The distribution of the rights would be taxable under Section 305(b) of the Code if the Rights Offering were to be treated as a distribution or part of a series of distributions that have the effect of the receipt of cash or other property by some of our securityholders and an increase in the proportionate interest of our other securityholders in our assets or earning and profits. Distributions having that effect are referred to as “disproportionate distributions.” For purposes of the definition of “disproportionate distributions”, the term “property” includes money, securities and any other property, except that “property” does not include stock in the corporation making the distribution or rights to acquire such stock. The reference to a “series of distributions” encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some securityholders and an increase in the proportionate interests of other securityholders. Under the Treasury Regulations applicable to Section 305(b), where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some securityholders and an increase in the proportionate interest of other securityholders, unless the receipt of cash or property by some securityholders and the distribution or series of distributions are made pursuant to a plan. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our Common Shares. In addition, within the last 36 months, we have not made any payments in cash or non-stock property of interest on previously outstanding convertible notes or of dividends on previously outstanding preferred stock. Currently, we do not intend to pay any dividends on our Common Shares (other than the issuance of the Rights in connection with this offering). In addition, many forms of taxable distributions under Section 305(b) of the Code involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b). Currently, we do not have any convertible debt or preferred stock outstanding, nor do we currently intend to issue any convertible debt or preferred stock.

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On the basis of the relevant facts discussed in the paragraph above, together with analysis of Section 305(b) of the Code and corresponding Treasury Regulations, we do not expect the distribution of the Rights in the Rights Offering to constitute an increase in the proportionate interest of some securityholders in the assets or earnings and profits of the Company and that the Rights Offering should therefore not constitute part of a “disproportionate distribution,” pursuant to Section 305(b) of the Code. However, due to lack of authority, the actual application of the Code Section 305 rules to the Rights Offering (and any interest therein or obtained thereby) is uncertain. If this position is determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a “disproportionate distribution” or otherwise, the fair market value of the Rights would be taxable to you. See, “Risk Factors—The receipt of Rights may be treated as a taxable distribution to you.”

The remaining description assumes that holders of our Common Shares will not be subject to U.S. federal income tax on the receipt of Rights.

Tax Basis and Holding Period of the Rights

Your tax basis of the Rights you receive with respect to your Common Shares for U.S. federal income tax purposes will depend on the fair market value of the Rights you receive and the fair market value of your existing Common Shares on the date you receive the Rights.

If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing Common Shares on the date you receive your Rights, your Rights will have a zero basis, unless you choose to allocate your basis in the Common Shares you own prior to the expiration date of the Rights Offering between your existing Common Shares and the Rights in proportion to the relative fair market values of those existing Common Shares and the Rights, as determined on the date of receipt of the Rights.

However, if the fair market value of the Rights a U.S. holder receives is 15% or more of the fair market value of their existing Common Shares on the date the U.S. holder receives the Rights, then the U.S. holder must allocate its tax basis in its existing Common Shares between those shares and the Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Rights.

The fair market value of the Rights on the date of distribution of the Rights is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal regarding the fair market value of the Rights. In ascertaining fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the Rights and the trading price of our Common Shares on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are non-transferable.

Expiration of the Rights

If your rights expire without exercise while you continue to hold our Common Shares with respect to which the rights are granted to you, we do not expect that you will recognize any gain or loss, and your tax basis in the Common Shares on which your rights were granted should equal the tax basis prior to the date of your receipt of the Rights. If the rights expire without exercise after you have disposed of any of our Common Shares with respect to which your rights have been granted, you should consult your tax advisor regarding recognition of any possible gain or loss upon the expiration of your rights.

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Exercise of the Rights; Tax Basis and Holding Period of the Shares

The exercise of the rights that you receive in this offering should not result in any gain or loss to you. The tax basis of our Common Shares that you acquire through exercise of the rights should be equal to the sum of: the subscription price per share; and the basis, if any, in the rights that you exercised, determined as described in “—Tax Basis of the Rights” above.

The holding period for our Common Shares that you acquire upon exercise of a right should begin with the date of exercise of the rights.

If you exercise the rights received in this offering after disposing of our Common Shares with respect to which the rights are received, you should consult your tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Sale or Other Disposition of the Rights Shares

If you sell, transfer or dispose of the shares that you acquire in respect of the exercise of your rights, the recognition of the gain or loss upon the sale, transfer or disposition of such shares should be a capital gain or loss, assuming the shares are held as capital assets at the time of sale. If you hold your shares for more than one year, the treatment of the gain or loss should be long-term.

Information Reporting and Backup Withholding

You may be subject to information reporting to the IRS and/or U.S. federal backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our Common Shares that you acquire through the exercise of Rights. Backup withholding should not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Backup withholding may apply if you (i) fail to furnish your social security or other taxpayer identification number (“TIN”), (ii) furnish an incorrect TIN, (iii) fail to report interest or dividends properly, or (iv) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing the applicable information.

Tax Considerations of our status as a Real Estate Investment Trust

The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of our Common Shares and of our preferred stock, including our Series A Preferred Stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or prospectus supplement that relates to those securities. For purposes of this summary, references to “the company,” “we,” “our” and “us” mean only Power REIT and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.

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This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our stock that are subject to special treatment under U.S. federal income tax law, including, for example:

● financial institutions;

● partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

● insurance companies;

● pension plans or other tax-exempt organizations, except to the extent summarized below;

● “qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

● dealers in securities or currencies;

● traders in securities that elect to use a mark to market method of accounting;

● persons that hold their shares as part of a straddle, hedge, constructive sale or conversion transaction;

● persons subject to special tax accounting rules under Section 451(b) of the Code;

● regulated investment companies;

● REITs;

● certain U.S. expatriates;

● persons whose “functional currency” is not the U.S. dollar; and

● persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that shareholders hold shares of our stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with our taxable year ended on December 31, 2011. We intend to continue operating as a REIT so long as our Board determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to shareholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its shareholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its shareholders, if it failed to qualify as a REIT.

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Neuberger Quinn Gielen Rubin Gibber P.A. has acted as our tax counsel in connection with this registration statement. Neuberger Quinn Gielen Rubin Gibber P.A. is of the opinion that commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Neuberger Quinn Gielen Rubin Gibber P.A. by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we own and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are discussed below. Neuberger Quinn Gielen Rubin Gibber P.A. has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, the anticipated U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Neuberger Quinn Gielen Rubin Gibber P.A. has no obligation to update its opinion subsequent to the date of the opinion.

General

The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:

●	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
●	excluding amounts equal to the net income from foreclosure property and the net income derived from prohibited transactions;
●	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
●	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the shareholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our shareholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

●	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
●	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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●	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
●	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Requirements — Prohibited Transactions.”
●	We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property. We will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
●	If we fail to satisfy any of the REIT Asset Tests (summarized below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.
●	If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders. Such penalties generally would not be deductible by us.
●	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
●	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.
●	The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS, will generally be subject to U.S. federal corporate income tax.
●	We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our shares. Shareholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Requirements

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

●	that is managed by one or more trustees;

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●	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

●	that would be taxable as a domestic corporation but for its qualification as a REIT;

●	that is neither a financial institution nor an insurance company;

●	that meets the gross income, asset and annual distribution requirements;

●	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

●	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

●	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

●	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships, Limited Liability Companies and QRSs

A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”

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We may from time to time own certain assets through entities that we wholly own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Ownership of Interests in TRSs

We currently do not currently own an interest in a TRS but may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements

The shares that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.9% in value of the aggregate of our outstanding shares of capital stock and not more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock without the approval of our Board. See the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus. Additionally, our charter contains provisions requiring each holder of shares of our stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, shareholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy a number of tests, summarized below, based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

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75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of  “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Additional Asset Tests.”

We are currently invested in the real properties described in our filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

Additional Asset Tests. Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (i) 5% of the value of our assets as to any one issuer and (ii) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may make real estate related debt investments if the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of that loan may not be a qualifying real estate asset. Under current law, it is unclear how to determine the portion of such loan that would be treated as a qualifying real estate asset. However, IRS guidance provides that the IRS will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of  (i) the fair market value of the real property securing the loan, as of the date the REIT committed to acquire or modify the loan, and (ii) the fair market value of the loan. Nevertheless, the application of this guidance is uncertain, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that later increase in value. Accordingly, no assurance can be given that the IRS would not challenge our treatment of such assets. Moreover, although we intend to make these investments in a manner so as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

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We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of  (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if  (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of  (a) $50,000, or (b) an amount determined (under Treasury Regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the “Gross Income Tests.”)

75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 75% Gross Income Test.

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95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 95% Gross Income Test.

Rents from Real Property. Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below.

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). However, as described below, we expect that amounts received from TRSs we have formed and may form to facilitate our acquisition of  “qualified health care properties” will satisfy the conditions of the exception for rents received from a TRS, with the result that such amounts will be treated as rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of  “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intent is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. Our Board intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above if the activities of the TRS and the nature of the properties it leases meet certain requirements.

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Interest Income. It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance, we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Prohibited Transaction Income. Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to continue to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. In such case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

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Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Based on our historic and anticipated operations, it is likely that we will have little or no non-qualifying income for U.S. federal income tax purposes. Moreover, as described above, we have established and may establish one or more TRSs with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from the TRSs in the form of rents. In addition, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we (1) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (3) satisfy the IRS that any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to shareholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

For our taxable years commencing prior to January 1, 2015, for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of  (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. We may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

● “residual interests” in REMICs or taxable mortgage pools;

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● loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

● loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, and except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

Failure to Qualify

If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In such event, all distributions to shareholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist us in determining the actual ownership of our outstanding shares and maintaining our qualification as a REIT.

Prohibited Transactions

As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

● is a real estate asset under the 75% Asset Test;

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● generally has been held for at least two years;

● has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

● in some cases, was held for production of rental income for at least two years;

● in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

● when combined with other sales in the year, either does not cause us to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when we dispose of less than 20% of our assets as well as 10% or less of our assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “REIT Qualification Requirements — Ownership of Interests in TRSs,” above.

Characterization of Property Leases

We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

● our property owning subsidiary and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

● the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

● the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

● the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

● the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

● in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

● the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of  (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

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● the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

● the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

● we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

● upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Hedging Transactions

We and our subsidiaries have, in the past, entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of  (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships (and limited liability companies that may be treated as partnerships for U.S. federal income tax purposes), which, in turn, own properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if such entity were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

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The following is a summary of the U.S. federal income tax consequences if our investments are held via partnerships (or limited liability companies treated as partnerships for U.S. federal income tax purposes). This summary should also generally apply to any investment by us in other entities taxable as partnerships for such purposes, including multi-member limited liability companies.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from a partnership will be sufficient to pay the tax liabilities resulting from an investment in such partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. We intend that interests in any of our partnerships will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that the partnerships in which we currently hold interests have and will continue to have sufficient qualifying income so that such entities would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason any partnership in which we hold equity interests is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership.

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In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to a partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by a partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by any such partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For properties contributed to a partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, such partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition of depreciable property at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of a partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of such partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Partnership Audit Rules. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of our stock.

Tax Consequences of Exercise of Exchange Rights. One or more of the partnership agreements may give holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of Common Shares rather than with cash. The exchange of units into shares would be treated as a taxable sale of the units to us on which the unit owners would generally recognize gain in an amount equal to the value of the shares of Common Shares received plus the amount of liabilities of the applicable partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of such partnership, that portion may be recharacterized as ordinary income. No gain or loss would be recognized by us in such event. Our basis in such units would be increased by the amount of cash and the market price of the shares used to acquire the units, and adjusted to reflect changes in the liabilities of such partnership allocated to us as a result of acquiring such units.

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Taxation of U.S. Shareholders

Taxation of Taxable U.S. Shareholders

The following section applies to you only if you are a U.S. Shareholder. Generally, for purposes of this summary, a “U.S. Shareholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

● an individual citizen or resident of the United States for U.S. federal income tax purposes;

● a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust if  (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of such shares of our stock by the partnership.

Distributions. Distributions (including any deemed distributions) that we make to our U.S. Shareholders and that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock and then to distributions on our shares of Common Shares. In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate shareholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Shareholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Shareholder’s particular circumstances. In addition, for any noncorporate U.S. Shareholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Shareholder, reducing the U.S. Shareholder’s tax basis in his, her or its shares of our stock by the amount of such distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Shareholder’s tax basis in shares of our stock, this will increase the U.S. Shareholder’s gain, or reduce the U.S. Shareholder’s loss, on any subsequent sale of shares of our stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Shareholder that receives such distribution has held its shares of our stock. However, corporate shareholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Shareholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our stock by the after-tax amount of such gain. Capital gains that we distribute, or are treated as distributing, to our shareholders must be allocated between shares of our preferred stock and our Common Shares. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our stock for the year.

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With respect to U.S. Shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to such U.S. Shareholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Shareholders as capital gain; provided, that the U.S. Shareholder has held the shares of our stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares of our stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Although U.S. Shareholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Shareholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Shareholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.

We have the ability to declare and pay a large portion of a distribution on our Common Shares in shares of our Common Shares. As long as a portion of such distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Shareholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any distribution on shares of our stock will be taxable as a dividend, unless the entire distribution is paid in shares of our Common Shares, which would be treated as a non-taxable distribution.

Distributions that we make and gains arising from the sale or exchange by a U.S. Shareholder of our stock will not be treated as passive activity income. As a result, U.S. Shareholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Shareholders may not use any of our operating or capital losses to reduce their tax liabilities.

Sales of Shares. The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our stock by a U.S. Shareholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Shareholder who has held the shares of our stock for six months or less generally will be treated as a long-term capital loss to the extent that the U.S. Shareholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.

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Redemption of Shares of Our Preferred Stock. A redemption of shares of our preferred stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is “substantially disproportionate” with respect to the U.S. Shareholder’s interest in shares of our capital stock, (ii) results in a “complete termination” of the U.S. Shareholder’s interest in all shares of our classes or series of capital stock, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder, all within the meaning of Code Section 302(b). In determining whether one of these tests has been met, a U.S. Shareholder generally must include shares of our capital stock considered to be owned by the U.S. Shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Shareholder. If a U.S. Shareholder actually or constructively owns no shares of our Common Shares, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code Section 302(b) described above will be satisfied with respect to any particular U.S. Shareholder of shares of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our preferred stock.

If a redemption of shares of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Shareholder’s adjusted tax basis in the redeemed shares of our preferred stock will be transferred to the remaining shares of our capital stock held by the U.S. Shareholder. If the U.S. Shareholder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.

Conversion of Shares of Our Preferred Stock. Upon the occurrence of a Change of Control during a continuing Delisting Event, unless we have elected to exercise our redemption right, each holder of preferred stock will, under certain circumstances, have the right to convert some of or all the shares of the Series A Preferred Stock held by the holder into shares of our Common Shares. Except as provided below, (i) a U.S. Shareholder generally will not recognize gain or loss upon the conversion of shares of our preferred stock into shares of our Common Shares, and (ii) a U.S. Shareholder’s tax basis and holding period in our Common Shares received upon conversion generally will be the same as those of the converted shares of our preferred stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our Common Shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of our preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Shareholder has held the shares of our preferred stock for more than one year at the time of conversion. U.S. Shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges of our Common Shares received on a conversion of shares of our preferred stock for cash or other property.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and, in turn, should prevent us from becoming a pension-held REIT.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

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Backup Withholding and Information Reporting

We will report to our U.S. Shareholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Shareholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Shareholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Shareholder who fails to certify their non-foreign status or with respect to which the IRS notifies us that such U.S. Shareholder is subject to backup withholding. See the “— Taxation of Non-U.S. Shareholders” portion of this section.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Shareholders

Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General. Distributions that we make to our Non-U.S. Shareholders that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our shares of Common Shares. Such ordinary dividends to Non-U.S. Shareholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Shareholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Shareholder.

If income from the investment in shares of our stock is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Shareholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Shareholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Shareholder’s shares of our stock. Instead, they will reduce the adjusted tax basis of such shares of our stock. To the extent that such distributions exceed the adjusted tax basis of a Non-U.S. Shareholder’s shares of our stock, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our stock, as described in the “Sales of Shares” portion of this Section below.

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Distributions Attributable to Sale or Exchange of Real Property. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Shareholders therefore would be taxed at the normal capital gain rates applicable to U.S. Shareholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Shareholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Shareholder may credit the amount withheld against the Non-U.S. Shareholder’s U.S. tax liability. Such withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S.

Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the IRS. We anticipate that distributions in respect of our Common Shares will be subject to the rules set forth in this paragraph.

However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Shareholder and instead are treated and taxed as ordinary dividends if  (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (b) the Non-U.S. Shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that shares of our Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Shareholders should consult their tax advisors regarding the application of these rules.

A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Shareholder’s U.S. trade or business, in which case the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain, or (2) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Shareholder will incur tax on his or her capital gains.

Sales of Shares. Gain recognized by a Non-U.S. Shareholder upon a sale of shares of our stock generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the U.S.; (2) the Non-U.S. Shareholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3)(A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our stock that is “regularly traded” on an established securities market and the selling Non-U.S. Shareholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.

We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that shares of our Series A Preferred Stock (but not our Common Shares) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our stock were to be subject to U.S. federal income taxation, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain, and the purchaser of such shares of our stock may be required to withhold a portion of the gross purchase price.

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In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Shareholders should consult their tax advisors regarding the application of these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Account Tax Compliance Act (“FATCA”)

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of our stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Shareholders and Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Shareholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

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THE RIGHTS OFFERING

We are distributing, at no charge, to holders of our outstanding Common Shares and to certain holders of outstanding options to purchase our Common Shares, non-transferable Rights to purchase in the aggregate up to 2,022,139 of our Common Shares at the cash subscription price of $26.50 per share. If all of the Rights are exercised, we expect to raise approximately $53.6 Million in gross proceeds and approximately $53.0 Million in net proceeds from the offering of Rights and subscriptions for the purchase of our Common Shares thereunder. There can be no assurance as to how many rights will be subscribed for.

As of the record date, we had 1,916,139 of our Common Shares outstanding. As of the record date, we had outstanding options to purchase 106,000 shares of our Common Shares for which the option holders will receive Rights.

If you are a shareholder of record, or if you are a beneficial owner of shares held on your behalf through a broker, dealer, bank or other nominee, you will receive one (1) Right for each one (1) share of Common Shares owned at 5:00 p.m., Eastern Daylight Time, on December 28, 2020, which is the record date for our Rights Offering. Option holders will receive Rights being distributed in the Rights Offering, based on the number of shares of our Common Shares they could purchase as of the record date by exercising their options. Each Right will entitle you to purchase one (1) of our Common Shares at a subscription price of $26.50 per whole Common Share. Additionally, holders of Rights may over-subscribe for additional shares of our Common Shares, although we cannot assure you that we will fill any over-subscriptions.

We are not offering, and we will not accept, any subscriptions for fractional shares.

You may exercise some, all or none of your Rights.

The Reasons for our Rights Offering

We are conducting the Rights Offering to offer existing holders of our Common Shares the ability to participate in providing capital to the Trust on a non-dilutive basis. The proceeds are intended to be used primarily to finance acquisitions from a significant pipeline of candidates with any net proceeds not so utilized to be used for general working capital purposes. See the section of this prospectus under the caption: “Use of Proceeds.”

Our Board of Trustees has carefully evaluated financing alternatives and concluded that raising the required funding through a Rights Offering in which all our shareholders would have the opportunity to participate was in the best interests of our shareholders.

Subscription Price

The subscription price was determined by our Board of Trustees. In making its determination, the Board considered many factors, including the historical and current trading prices of our Common Shares, as well as current trends and conditions in capital markets. The subscription price was not determined on the basis of any investment bank or third-party valuation that was commissioned by our company. We cannot assure you that the market price of our Common Shares during or after the Rights Offering period will be greater than the subscription price.

Method of Exercising Rights

If you wish to participate in the Rights Offering, you must deliver all of the following to us before the expiration of the Rights Offering (and funds must clear) prior to 5:00 p.m., Eastern Daylight Time, on January 21, 2021:

1.	The properly completed and signed Rights Certificate/Rights Subscription Agreement.
2.	A copy of the Control Letter which includes your name, address, rights total and control number.

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3.	Payment of the Subscription Price in full for each Common Share subscribed for pursuant to the Rights including payment for any desired shares pursuant to the over-subscription privilege, payable to Power REIT, as indicated in the Prospectus.

In order to exercise the Rights, the Right Certificate/Rights Subscription Agreement, Control Letter and payment in full (payable to Power REIT) must be sent to:

Power REIT

301 Winding Road

Old Bethpage, NY 11804

All deliveries to us should only be made by registered first class mail or by hand, express mail, courier or other expedited service. Please allow adequate time for delivery of your subscription to us.

We do not take any responsibility for completion of your Rights Subscription Agreement and inclusion of the Control Letter and payment to us. If you wish to exercise your Rights, please make sure that you properly complete all documents and that you provide responses to all requested information. Any deficiency or irregularity with respect to delivery of your Rights Subscription Agreement may invalidate the exercise of your Rights. If you have any questions or comments regarding completion of the materials, please contact the us at 212 750-0371 or ir@pwreit.com.

If the payment you remit does not cover the total purchase price for the number of Common Shares for which you are subscribing, or if the number of Common Shares for which you are subscribing is not properly specified, then the funds will be applied to the exercise of Rights only to the extent of the payment actually received by us.

Form of Payment

If you wish to exercise your Rights, you must make payment for your subscription in accordance with the following:

Your payment of the Subscription Price must be made in U.S. dollars for the full number of Common Shares you wish to acquire under the Rights by one of the following methods:

●	Check or bank draft drawn on a U.S. bank payable to “Power REIT”; or
●	Wire transfer of immediately available funds directly to the account maintained by Power REIT for receiving such funds. If you desire to make payment by wire transfer, please contact us at 212 750-0371 or ir@pwreit.com.

All payments will be deemed to have been received by the Trust immediately upon receipt, provided that payment by uncertified check shall not be deemed to have been received until final clearance of such check. Payment received after the expiration of the Rights Offering, or any uncertified check which has not cleared by the expiration of the Rights Offering, will not be honored, and Power REIT will return your payment to you, without interest or penalty, as soon as practicable.

Missing or Incomplete Subscription Information

If your Rights Subscription Agreement  is not complete and properly signed, or if you deliver deficient payment, or if you do not properly follow the procedures applicable to your exercise of your Rights, we may at our discretion either reject your subscription in its entirety or accept only the portion of your subscription corresponding to the amount of payment actually received. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We will not contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and follow the applicable procedures pertaining to exercise of your rights.

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Delivery of Subscriptions

Please carefully read the instruction letter accompanying the Rights Subscription Agreement and follow the procedures as specified.

Your subscription will not be deemed to be received until we have received delivery of your completed and properly signed Rights Subscription Agreement and Control Letter and received the full subscription amount which has cleared prior to the expiration of the Rights Offering. Notwithstanding the foregoing, we may, at our sole discretion, determine to accept late subscriptions on a case-by-case basis.

The risk of delivery of all documents and payments is borne by you or your nominee, not by or us. All deliveries to us should only be made by registered first class mail or overnight courier service. Please allow an adequate number of days for delivery of your materials to us by you. We do not take any responsibility for completion of your Rights Subscription Agreement and Control Letter and payment of the subscription amount. If you wish to exercise your Rights, please assure that you properly complete all documents and that you provide comprehensive responses to all information on the forms. If you have any questions or comments regarding completion of the materials, please contact us at 212 750-0371 or ir@pwreit.com.

Non-transferability of Rights Except in Limited Circumstances

The Rights are not transferable by you except as described below. You may not sell, give away or otherwise transfer your Rights. However, Rights may be assigned to family members or family trusts or affiliates with proper documentation satisfactory to us in our discretion. The Rights are also subject to transfer by operation of law (such as testate or intestate succession). The sale of any of your shares prior to the expiration of the Rights Offering period will not result in the transfer of any Rights.

No Fractional Shares

We will not issue fractional Common Shares in the Rights Offering. You may only exercise your Rights to purchase shares in whole numbers. Any excess funds insufficient to purchase one whole share will be returned to you without penalty or interest.

Validity of Subscriptions

We reserve the right to resolve at our sole discretion all deficiencies, irregularities and questions regarding the validity of the exercise of your Rights. Such determinations may include, without limitation, the time of receipt and eligibility to participate in the Rights Offering. In resolving all such matters, we will review the relevant facts. We may, at our discretion, also consult with our legal advisors and request input from the relevant parties. Our determination will be final and binding.

We will not accept any alternative, conditional or contingent subscriptions or instructions of any nature or kind. We reserve the absolute right to reject any subscriptions not submitted in accordance with the requisite time periods or procedures specified for the Rights Offering. We may also decline to accept any subscriptions which we believe may contravene applicable laws or regulations. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We will not contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies or irregularities with respect to your subscription. Our interpretations, exercisable at our sole discretion, regarding your satisfaction of all requisite terms and conditions applicable to our Rights Offering will be final and binding.

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Except in the event we make a fundamental change to the terms and conditions of the Rights Offering, once you submit your subscription and payment, the subscription will be irrevocable, even if you later change your mind for any reason and even if the Rights Offering is extended by the Board of Trustees.

Escrow Arrangements; Return of Funds

We will hold all Rights Offering subscription funds in a segregated account pending completion of our Rights Offering. If we cancel the Rights Offering, we will return to you all of your respective subscription payments, without interest or penalty, as soon as reasonably possible.

If there is a fundamental change to the Rights Offering and if you decide to cancel your exercise of Rights, then we will return your payment without charge of any interest, penalties or deductions.

Expiration Date, Extension, and Amendments

If you wish to purchase Common Shares in our Rights Offering, you must promptly act to complete and properly deliver all applicable documentation and certificates, and assure that payment for your subscription is received by us prior to the expiration of the Rights Offering on January 22, 2021, at 5:00 p.m., Eastern Daylight Time. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We have no obligation to contact you or any broker, dealer, bank or other nominee that holds Rights on your behalf regarding any deficiencies or irregularities. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and follow the applicable procedures pertaining to exercise of your Rights. The risk of delivery of all documents and payments is borne by you or your nominee, not by us.

We reserve the right to extend the Rights Offering period for a period not to exceed fourteen (14) calendar days. If we extend the Rights Offering period, we will issue a press release announcing the extension in advance of the expiration of the then-effective Rights Offering period. We may extend the duration of the Rights Offering period if applicable laws or regulations require us to do so. Our Board of Trustees has broad discretion regarding any and all determinations whether or not to extend the Rights Offering period. The Board of Trustees may also cancel the Rights Offering at any time, for any reason, before the expiration of the Rights Offering period.

Our Board of Trustees reserves the right to amend or modify the terms of the Rights Offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our securityholders in the Rights Offering. If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each securityholder subscribing to purchase shares in the Rights Offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the Rights Offering period in connection with any post-effective amendment, we will allow holders of Rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new Rights Offering expiration date. The terms and conditions of our Rights Offering cannot be modified or amended after the expiration date.

Cancellation of Some or All of the Rights Offering

We reserve the right, exercisable at our sole discretion for any reason, to cancel some or all of the Rights Offering before the expiration date. If we cancel and terminate some or all of the Rights Offering, we will issue a press release advising our securityholders of the cancelation and all Rights will expire without value. We will return to subscribers, without interest or penalty, any respective subscription payments that it is holding as soon as reasonably possible following the cancelation date.

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No Revocation or Change

Except in the event we make a fundamental change to the terms and conditions of the Rights Offering, your exercise of Rights will be irrevocable, even if you later change your mind about exercising your Rights. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Shares falls below the subscription price of $26.50 per share. Your exercise of the Rights will also remain irrevocable if the authorized period for the Rights Offering is extended by our Board of Trustees. You should not exercise your Rights unless you are certain that you wish to purchase our Common Shares at the subscription price of $26.50 per share.

If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer you the opportunity to cancel your subscription. In such event, if you have subscribed to purchase shares in the Rights Offering and request a refund, we will issue subscription refunds to you and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the Rights Offering period in connection with any post-effective amendment, we will allow holders of Rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new expiration date.

Dilutive Effects of the Rights Offering

In addition to the holders of our 1,916,139 Common Shares outstanding on the record date, we are distributing Rights to holders of outstanding options to purchase an additional 106,000 of our Common Shares. Option holders will not need to exercise their options in order to receive Rights. As a result, the total number of Rights distributed will exceed the number of our Common Shares outstanding on the record date. This means that even if you exercise all of your Rights, your percentage ownership of our Common Shares may decrease and your voting and other equity rights may be diluted by the issuance of shares in the Rights Offering to subscribers. Rights not exercised prior to the expiration of the Rights Offering will automatically terminate.

Issuance of Shares Acquired in the Rights Offering

At the completion of the Rights Offering, the Company will direct our Transfer Agent, Broadridge Corporate Issuer Solutions, Inc., to issue the Common Shares in book-entry form at our Transfer Agent. Shortly after the expiration of the Rights Offering, shareholders who properly exercise their Rights will receive a statement of ownership from our Transfer Agent reflecting the Common Shares that you have purchased in the offering. Thereafter, the shares should be available for delivery to you or your broker as soon as reasonably possible following the closing of the Rights Offering.

Foreign Shareholders

For purposes of assuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus or the Rights certificates to securityholders whose addresses are outside the United States or who have an army post office or foreign post office address.

If you live outside of the United States and wish to exercise your Rights, you must notify us on or before 5:00 p.m. ET at least three business days prior to the expiration date of the Rights Offering. You must satisfy us that your exercise of Rights does not violate any laws applicable to you in your locality. All other deadlines with respect to the delivery of subscription materials and payment will apply to you,

Third-Party Consents or Approvals

We will have no obligation to accept your subscription to the Rights Offering if we determine, at our sole discretion, that any third-party consents or approvals would be necessary for you to own or control such shares, including, without limitation, any regulatory authorities of any state or federal agency, and we have not received satisfactory evidence of such consent or approval prior to the expiration of the offering period.

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Fees and Expenses

We will pay all fees, costs and expenses that we may incur in connection with the Rights Offering. You are solely responsible for paying your own commissions, mailing costs, fees, taxes or other expenses that you may incur in connection with the exercise of your Rights, your subscription and your purchase of our Common Shares in the Rights Offering. Without limiting the foregoing, you will be solely responsible for any and all fees, costs, expenses and disbursements charged by your broker, dealer, bank or other nominee, if applicable.

No Board of Trustees Recommendation to Rights Holders

Neither our Board of Trustees nor our management has made any recommendations regarding the exercise of your Rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your Rights on the basis of your own assessment. Except in the event we make a fundamental change to the terms and conditions of the Rights Offering, you may not revoke or revise any exercises of Rights once made, unless we cancel and terminate the Rights Offering. See the section in this prospectus under the caption: “Risk Factors.”

Our Common Shares and Options Outstanding After the Rights Offering

As of the record date, we have 1,916,139 of our Common Shares issued and outstanding and options to purchase 106,000 of Common Shares outstanding. We are offering up to 2,022,139 shares of Common Shares in the Rights Offering. Accordingly, after completion of the Rights Offering we may have up to 3,938,278 Common Shares outstanding assuming all Rights are subscribed for.

No Unlawful Subscriptions

We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our Rights Offering in any jurisdictions where such actions are prohibited. No offers to purchase any of our Common Shares are made to rights holders who are residents of such jurisdictions and we will not sell or accept offers for the purchase of our Common Shares from such Rights holders.

PLAN OF DISTRIBUTION

On or about the Record Date, we plan to distribute the Rights, Rights Subscription Agreements and copies of this prospectus to holders of our Common Shares as of the record date. If you have made a determination to exercise your rights, you must comply in a timely manner with the exercise procedures set forth in the section of this prospectus under the caption: “The Rights Offering—Method of Exercising Rights.”

You may contact if you have any questions at: (212) 750-0371 or ir@pwreit.com.

No brokers, dealers or underwriters are acting on our behalf in connection with the solicitation or exercise of Rights. We are not paying any commissions, underwriting fees or discounts in connection with the Rights Offering or the shares that we will issue upon exercise of the Rights held by our securityholders. We are not aware of any third-party agreements in such regard.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Malone Bailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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LEGAL MATTERS

Gracin & Marlow, LLP has acted as our securities counsel. Certain matters of Maryland law and certain tax matters will be passed upon for us by Neuberger Quinn Gielen Rubin Gibber P.A.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed with the SEC at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the SEC’s Internet website, www.sec.gov.

We also make available through our website at www.pwreit.com our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Written requests for copies of the documents we file with the SEC should be directed to Power REIT, 301 Winding Road, Old Bethpage, New York 11804, Attention: David Lesser.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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2,022,139 Shares

Power REIT

Rights to Purchase up to 2,022,139 Common Shares

PROSPECTUS

December __, 2020

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our company have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.*

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq listing fee.

Securities and Exchange Commission Registration Fee		$6,117.67
FINRA Filing Fee	$
Nasdaq Filing Fee	$
Legal Fees and Expenses		$45,000
Accounting Fees and Expenses		$5,000
Transfer Agent Fees and Expenses	$
Total		$56,117.67

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities and Use of Proceeds.

None

Item 34. Indemnification of Trustees and Officers.

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees, officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for trustees and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or if the director or officer is adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our By-laws, our By-laws require us, as a condition to the advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Power REIT’s declaration of trust provides that it shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. Power REIT has the authority, with the approval of its Board of Trustees, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of Power REIT in any of the capacities described above and to any employee or agent of Power REIT or a predecessor of Power REIT. Maryland law requires Power REIT to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

Power REIT maintains a trustees’ and officers’ liability insurance policy which provides for the payment of certain losses of the trustees and officers of Power REIT and its subsidiaries (other than in the case of matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as trustees or officers of Power REIT and/or its subsidiaries, as the case may be.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 35. Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36. Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a) Financial Statements. The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation of Certain Documents by Reference.”

(b) Exhibits. See Exhibit Index below.

Item 37. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby further undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

A list of all exhibits that are filed as a part of this document is set forth below:

2.1	Agreement and Plan of Merger by and among Pittsburgh & West Virginia Railroad, Power REIT and Power REIT PA, LLC, dated December 1, 2011, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of December 5, 2011.

3.1	Declaration of Trust of Power REIT, dated August 25, 2011, as amended and restated November 28, 2011 and as supplemented effective February 12, 2014, incorporated herein by reference to such exhibit to the Registrants Form 10-K filed with the Commission as of April 1, 2014.

3.2	Bylaws of Power REIT, dated October 20, 2011, incorporated herein by reference to the Registrant’s registration statement on Form S-4 filed with the Commission as of November 8, 2011.

3.3	Articles Supplementary 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 Per Share, incorporated herein by reference to such exhibit to the Registrants Form 8-A12B filed with the Commission as of November 2, 2014.

5.1*	Opinion of Neuberger Quinn Gielen Rubin Gibber P.A. regarding the validity of the securities being registered

8.1*	Opinion of Neuberger Quinn Gielen Rubin Gibber P.A. regarding tax matters
10.1	Lease Agreement between Pittsburgh & West Virginia Railway Company and Norfolk & Western Railway Company, dated July 12, 1962, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of April 2, 2013.

10.2.1	Promissory Note A from PW Tulare Solar, LLC to Hudson Bay Partners, LP, relating to the acquisition of real property in Tulare County, California, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of July 15, 2013.

10.2.2	Promissory Note B from PW Tulare Solar, LLC to Hudson Bay Partners, LP, relating to the acquisition of real property in Tulare County, California, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of July 15, 2013.

10.2.3	Deed of Trust between PW Tulare Solar, LLC and Hudson Bay Partners, LP, relating to the acquisition of real property in Tulare County, California, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of July 15, 2013.

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10.2.4	Guaranty from Power REIT to Hudson Bay Partners, LP, relating to the acquisition of real property in Tulare County, California, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of July 15, 2013.

10.3	At Market Issuance Sales Agreement between Power REIT and MLV & Co. LLC, dated March 28, 2013, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of March 29, 2013.

10.4	Power REIT 2012 Equity Incentive Plan, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of March 29, 2013.

10.5	Lease between True North Energy, LLC and True North LLC (PW Salisbury Solar LLC) dated December 1, 2011 incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.6	Assignment and Assumption of Lease between True North, LLC and PW Salisbury Solar LLC dated December 31, 2012, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.7	Ground Lease for Solar Energy System (Exeter 13) between ImMODO California 1 LLC and Tulare PV I LLC dated March 11, 2013, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.8	Ground Lease for Solar Energy System (Ivanhoe 13) between ImMODO California 1 LLC and Tulare PV I LLC dated March 11, 2013, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.9	Ground Lease for Solar Energy System (Kinsburg) between ImMODO California 1 LLC and Tulare PV II LLC dated March 26, 2013, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.10	Ground Lease for Solar Energy System (Lindsey 134) between ImMODO California 1 LLC and Tulare PV I LLC dated March 11, 2013, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.11	Ground Lease for Solar Energy System (Porterville 125) between ImMODO California 1 LLC and Tulare PV I LLC dated March 11, 2013, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.12	Assignment and Assumption of Lease between ImMODO California 1 LLC and PW Tulare Solar, LLC dated July 8, 2013, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.13	Lease between PW Regulus Solar, LLC and Regulus Solar, LLC dated April 10, 2014 incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.14	Lease Agreement between PW CO CanRE JAB LLC and JAB Industries Ltd dba WildFlower Farms (Maverick), dated July 12th, 2019, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of July 15, 2019

10.15	Lease Agreement between PW CO CanRE JAB LLC and JAB Industries Ltd dba WildFlower Farms (Tamarack), dated July 12th, 2019, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of July 15, 2019

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10.16	Amendment to Lease Agreement between PW CO CanRE JAB LLC and JAB Industries Ltd dba WildFlower Farms (Maverick), dated November 1st, 2019, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.17	Loan Agreement between CTL Lending Group LLC and PW PWV Holdings LLC dated November 25, 2019, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

10.18	Lease Agreement between PW CO CanRE Mav 14 LLC and NutraCanna LLC, dated February 1, 2020, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of February 6, 2020.

10.19	Lease Agreement between PW CO CanRE Sherman 6 LLC and Green Street LLC, dated February 1, 2020, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of February 6, 2020.

10.20	Lease Amendment Related to Maverick Lot 5, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of May 1, 2020.

10.21	Lease Agreement Related to Sweet Dirt, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of May 15, 2020

10.22	Lease Amendment related to Sweet Dirt, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of September 18, 2020.

10.23	Lease Amendment related to Sherman 6, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of September 18, 2020.

10.24	Lease Agreement with Fifth Ace, LLC, incorporated herein by reference to Exhibit 10.1 to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of September 21, 2020.

10.25	Lease Agreement with PSP Management LLC, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of October 16, 2020

10.26	Lease Agreement with Green Mile Cultivation LLC, incorporated herein by reference to such exhibit to the Registrant’s current report on Form 8-K filed with the Commission as of December 7, 2020

21.1	Subsidiaries of the Registrant, incorporated herein by reference to such exhibit to the Registrant’s annual report on Form 10-K filed with the Commission as of March 30, 2020

23.1*	Consent of Neuberger Quinn Gielen Rubin Gibber P.A. (included in Exhibit 5.1)

23.2*	Consent of Neuberger Quinn Gielen Rubin Gibber P.A. (included in Exhibit 8.1)

23.3#	Consent of MaloneBailey, LLP, Independent Auditor

24.1#	Power of Attorney

99.1*	Shareholder Letter

99.2*	Instructions

99.3*	Rights Certificate/Rights Subscription Agreement

99.4*	Form of Control Letter

*	Filed herewith.
#	Previously Filed.
†	Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Amendment No. 1 to this Registration Statement on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 22, 2020.

POWER REIT

/s/ David H. Lesser
By:	David H. Lesser
Title:	CEO and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David H. Lesser	Trustee and Chairman of the Board of Trustees,	December 22, 2020
David H. Lesser	Chief Executive Officer, Secretary and Treasurer (Principal Executive Officer and Principal Financial and Accounting Officer)

*	Trustee
Virgil E. Wenger		December 22, 2020

*	Trustee	December 22, 2020
William S. Susman

*	Trustee	December 22, 2020
Patrick R. Haynes, III

*	Trustee	December 22, 2020
Paula Poskon

*By:	/s/ David H. Lesser
David H. Lesser
Attorney-in-Fact

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